                                  SCHEDULE 14A

                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /
    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12



                                                CMP GROUP, INC.
--------------------------------------------------------------------------------
       (Name of Registrant as Specified In Its Articles of Incorporation)
                                       N/A
--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

Payment of Filing Fee (Check the appropriate box):


/ /  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies:
         Shares of common stock, par value $5.00 per share, of CMP Group, Inc.
     (2) Aggregate number of securities to which transaction applies:
         32,930,215 shares.
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         The filing fee of $194,289 has been calculated in accordance with Rule 0-11(a)(4) and (c)(1) under the Exchange Act and is equal to 1/50 of 1% of $971,441,343 (which is the product of 32,930,215 (the number of shares of CMP Group common stock to be exchanged in the merger) and $29.50 (the per share consideration)).
     (4) Proposed maximum aggregate value of transaction:
         $971,441,343
     (5) Total fee paid:
         $194,289

/X/  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                     [LOGO]

                                CMP GROUP, INC.
                    PROPOSED MERGER--YOUR VOTE IS IMPORTANT


    The boards of directors of CMP Group, Inc. and Energy East Corporation have agreed to a merger in which a newly formed, wholly owned subsidiary of Energy East will merge into CMP Group.

    In exchange for each share of CMP Group common stock, CMP Group shareholders will receive $29.50 in cash, without interest, if the merger is completed.

    CMP Group and Energy East cannot complete the merger unless CMP Group shareholders approve the merger agreement. We have scheduled a special meeting of shareholders to vote on this matter.

    Your vote is very important. Whether or not you plan to attend the special meeting, please take the time to vote by completing the enclosed proxy card and returning it in the enclosed addressed envelope. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be voted and counted in favor of the merger agreement.


    Only shareholders of record of CMP Group on August 30, 1999 are entitled to attend and vote at the special meeting. The date, time and place of the special meeting are as follows:



                                October 7, 1999


                              2:00 p.m. local time
                             The Portland Marriott
                              200 Sable Oaks Drive
                             South Portland, Maine

    This proxy statement contains answers to frequently asked questions and a summary description of the merger (beginning on page 1), followed by a more detailed discussion of the merger and other related matters. Because these answers and this summary are not detailed, we urge you to read this proxy statement in its entirety.


                                          /s/ David T. Flanagan


                                          David T. Flanagan
                                          President and Chief Executive Officer


    CMP Group has furnished all the information in this proxy statement concerning CMP Group. Energy East has furnished all the information concerning Energy East.



    This proxy statement is dated August 30, 1999 and was first mailed to shareholders on or about September 3, 1999.

                                CMP GROUP, INC.
                                83 EDISON DRIVE
                              AUGUSTA, MAINE 04336
                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
            TO BE HELD ON OCTOBER 7, 1999 AT 2:00 P.M. (LOCAL TIME)


To the Shareholders of CMP Group, Inc.:


    The CMP Group board of directors is pleased to provide you with notice of and cordially invites you to attend in person or by proxy the special meeting of CMP Group shareholders. The special meeting will be held at The Portland Marriott, 200 Sable Oaks Drive, South Portland, Maine on October 7, 1999 at 2:00 p.m. local time. The sole purpose of the meeting will be to approve the merger agreement among CMP Group, Energy East and EE Merger Corp., a newly formed, wholly owned subsidiary of Energy East. In the merger, CMP Group shareholders will receive $29.50 in cash, without interest, for each CMP Group share owned.


    CMP Group shareholders who do not vote their CMP Group shares in favor of the merger agreement and who deliver to CMP Group, prior to or at the special meeting, a written objection to the merger will be entitled to assert dissenters' rights under Maine law. If the merger agreement is approved and these dissenting shareholders make a written demand for payment within 15 days after the merger is approved, these shareholders will receive a cash payment representing the fair value of the shares they currently hold, and not the consideration payable in the merger. A copy of the sections of Maine law that govern this process is attached as Appendix C to the accompanying proxy statement.

    Additional information about the merger may be found in the accompanying proxy statement.


    Only CMP Group shareholders as of the close of business on August 30, 1999 are entitled to notice of and to vote at the special meeting or any postponements or adjournments thereof.


    THE CMP GROUP BOARD OF DIRECTORS HAS DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF CMP GROUP SHAREHOLDERS AND RECOMMENDS THAT CMP GROUP SHAREHOLDERS VOTE TO APPROVE THE MERGER AGREEMENT AT THE SPECIAL MEETING.

    Please sign, date and return the accompanying proxy card in the enclosed addressed envelope, which requires no postage if mailed in the United States. You may revoke your proxy at any time before the vote is taken by delivering a written revocation to the Secretary or a proxy with a later date to CMP Group's shareholder services representative or by appearing in person and voting at the special meeting.

                                          By Order of the Board of Directors,


                                          /s/ Anne M. Pare


                                          Anne M. Pare
                                          Secretary and Clerk


Augusta, Maine
August 30, 1999


    IT IS IMPORTANT THAT YOU SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE SO THAT YOUR SHARES WILL BE REPRESENTED WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING.

    PLEASE DO NOT SEND STOCK CERTIFICATES WITH YOUR PROXY CARD.

    REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, YOUR VOTE IS VERY IMPORTANT.

                               TABLE OF CONTENTS


                                                                                                                PAGE
                                                                                                                -----
QUESTIONS AND ANSWERS ABOUT THE MERGER.....................................................................           1

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS..................................................           3

SUMMARY....................................................................................................           4
    The Companies..........................................................................................           4
    The Special Meeting....................................................................................           4
    Share Ownership of Management..........................................................................           5
    The Merger.............................................................................................           5
    Dissenters' Rights of Appraisal........................................................................           6
    The Merger Agreement...................................................................................           6
    Market Prices of CMP Group Shares......................................................................           8
    Selected Consolidated Financial Data...................................................................           9

THE COMPANIES..............................................................................................          10
    CMP Group..............................................................................................          10
    Energy East............................................................................................          11
    EE Merger Corp.........................................................................................          13

THE SPECIAL MEETING........................................................................................          14
    Purpose, Time and Place................................................................................          14
    Record Date, Voting Power and Vote Required............................................................          14
    Share Ownership of Management..........................................................................          14
    Voting of Proxies......................................................................................          14
    Revocability of Proxies................................................................................          15
    Solicitation of Proxies................................................................................          15

NO VOTE REQUIRED FOR ENERGY EAST SHAREHOLDERS..............................................................          16

THE MERGER.................................................................................................          17
    General Description of the Merger......................................................................          17
    Background.............................................................................................          17
    CMP Group Reasons for the Merger and Recommendation of the CMP Group Board of Directors................          19
    Opinion of Financial Advisor to the CMP Group Board....................................................          20
    Effective Time of the Merger...........................................................................          25
    Articles of Incorporation and By-laws..................................................................          25
    Directors and Officers.................................................................................          25
    Accounting Treatment...................................................................................          25
    Regulatory Approvals...................................................................................          25
    Effects of the Merger..................................................................................          28
    Merger Financing.......................................................................................          28
    Interests of Certain Persons in the Merger.............................................................          28
    Material Federal Income Tax Consequences of the Merger.................................................          33

RIGHTS OF DISSENTING SHAREHOLDERS..........................................................................          35

                                                                                                                PAGE
                                                                                                                -----
THE MERGER AGREEMENT.......................................................................................          37
    General................................................................................................          37
    Corporate Governance Matters...........................................................................          37
    Conversion of CMP Group Shares.........................................................................          37
    Representations and Warranties.........................................................................          38
    Covenants..............................................................................................          39
    Additional Agreements..................................................................................          41
    Conditions.............................................................................................          43
    Termination, Amendment and Waiver......................................................................          45

SHARE OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS................................................          47

EXPERTS....................................................................................................          48

INDEPENDENT PUBLIC ACCOUNTANTS.............................................................................          48

DEADLINES FOR SHAREHOLDER PROPOSALS........................................................................          48

WHERE YOU CAN FIND MORE INFORMATION........................................................................          49

APPENDIX A -- Agreement and Plan of Merger
APPENDIX B -- Opinion of Warburg Dillon Read LLC
APPENDIX C -- Sections 908 and 909 of the Maine Business Corporation Act

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q.  WHAT WILL HAPPEN IN THE PROPOSED TRANSACTION?

A. Energy East will acquire CMP Group by merging one of Energy East's subsidiaries, EE Merger Corp., into CMP Group.

Q.  WHY HAS CMP GROUP DECIDED TO MERGE?

A. The CMP Group board of directors believes that the transaction is in the best interests of its shareholders because it offers a significant premium over the historical trading price of CMP Group's common stock. The CMP Group board of directors and management also believe that the merger will benefit the combined company and its customers and employees in a manner that CMP Group could not achieve on its own.


   Please read the more detailed description of CMP Group's reasons for the merger on pages 19 and 20.


Q.  WHAT WILL I RECEIVE IN THE MERGER?

A. You will receive $29.50 in cash, without interest, for each CMP Group share you own.

Q.  WHAT DO I NEED TO DO NOW?

A. After you carefully read this document, please complete, sign, date and mail your proxy card in the enclosed return envelope as soon as possible. That way, your CMP Group shares can be represented at the special meeting.

   CMP Group and Energy East cannot complete the merger unless a majority of the outstanding CMP Group shares approves the merger agreement. Your vote is very important.

   THE CMP GROUP BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" APPROVAL OF THE
    MERGER AGREEMENT.

Q.  SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A. No. If the merger is approved and completed, Energy East will send you written instructions for submitting your CMP Group stock certificates. You must follow those instructions and return your stock certificates accordingly. You will receive your cash payment as soon as practicable after Energy East receives your CMP Group stock certificates along with the other documents requested in those instructions.

Q.  WHO MUST APPROVE THE MERGER?

A. In addition to approvals by the Energy East, CMP Group and EE Merger Corp. boards of directors, all of which have already been obtained, the merger must be approved by the holders of a majority of the outstanding CMP Group shares. We must also obtain some regulatory approvals for the merger. Please read the more detailed description of the regulatory approvals on pages 25 to 28.


Q.  DO ENERGY EAST SHAREHOLDERS VOTE ON THE MERGER AGREEMENT?

A. No. Only CMP Group shareholders vote on the merger agreement.

Q.  WHEN DO YOU EXPECT TO COMPLETE THE MERGER?

A. We are working to complete all aspects of the merger as quickly as possible. Currently, we expect to complete the merger in the middle of the year 2000.

Q. WHAT HAPPENS IF I DO NOT INSTRUCT A BROKER HANDLING MY SHARES ON HOW TO VOTE ON THE MERGER AGREEMENT OR IF I ABSTAIN FROM VOTING?

A. If a broker holds your CMP Group shares as nominee, he will not be able to vote them without instructions from you.

   If you mark your proxy "Abstain" or do not instruct your broker on how to vote, your shares will have the effect of a vote against the merger agreement.

Q.  CAN I CHANGE MY VOTE AFTER I HAVE MAILED IN MY SIGNED AND DATED PROXY CARD?


A. Yes. If you would like to revoke your proxy in writing, you must deliver, at any time before the vote has been taken at the special meeting, a written revocation or a proxy bearing a later date. We will count only the most recently dated proxy at the special meeting. You should send any written revocation to: Anne M. Pare, Secretary and Clerk, CMP Group, Inc., 83 Edison Drive, Augusta, Maine 04336. Your latest proxy should be sent to the same place that you sent the proxy that you originally submitted. Alternatively, you may attend the special meeting in person and revoke your proxy orally by notifying the Secretary before the vote takes place.



Q.  WHOM SHOULD I CALL IF I WANT TO REQUEST AN ADDITIONAL COPY OF THIS DOCUMENT?



A. You may call CMP Group's shareholder services representative at Boston EquiServe at (800) 736-3001 to request an additional copy of this document. If your broker holds your shares, you should call your broker for additional information.


Q.  ON WHAT OTHER MATTERS WILL CMP GROUP SHAREHOLDERS VOTE AT THE SPECIAL
    MEETING?

A. CMP Group shareholders will not vote on any other matters at the special meeting.

Q. I UNDERSTAND THAT ENERGY EAST IS INVOLVED IN SOME OTHER MERGERS. IS ITS MERGER WITH CMP GROUP CONTINGENT ON THOSE OTHER MERGERS BEING COMPLETED?

A. No. Consistent with its strategy of selectively growing its energy distribution business in the northeastern United States, Energy East entered into a merger agreement in April 1999 with Connecticut Energy Corporation and a merger agreement in June 1999 with CTG Resources Inc., both of which are public utility holding companies located in Connecticut. The merger between CMP Group and Energy East is not contingent upon the completion of either of these mergers.

Q.  WHERE CAN I FIND MORE INFORMATION ABOUT CMP GROUP?


A. Various sources described under "Where You Can Find More Information" on pages 49 and 50 of this document provide further information.

                 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING
                                   STATEMENTS

    This document contains some "forward-looking statements," as defined in the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. We may make these statements about the financial condition, results of operations and business of Energy East and CMP Group. These statements may be made directly in this document referring to Energy East or CMP Group, or may be "incorporated by reference" from other documents filed with the Securities and Exchange Commission. This document may also include statements relating to the period following the completion of the merger. You can find many of these statements by looking for words such as "believes," "expects," "anticipates," "estimates," "intends" or similar expressions in this document or in the documents incorporated by reference.

    These forward-looking statements are subject to numerous assumptions, risks and uncertainties. Factors that may cause actual results to differ from those indicated by such forward-looking statements include, among others, the following:

       - the fact that these forward-looking statements are based on information of a preliminary nature which may be subject to further and continuing review and adjustment;

       - future economic conditions;

       - developments in the legislative, regulatory and competitive environments in which CMP Group and Central Maine Power Company operate;

       - the risk of a significant delay in the expected completion of, and unexpected consequences resulting from, the merger;

       - the highly competitive nature of the electric, natural gas and energy marketing industries, including the speed and degree to which competition enters these industries and the risk that other companies will further expand into markets in which Energy East or CMP Group operates;

       - the risk that government authorities may impose unfavorable terms as a condition to the merger;

       - other circumstances that could affect anticipated revenues and costs, such as unscheduled maintenance or repair requirements at nuclear plants and other facilities; and

       - other considerations that may be disclosed from time to time in Energy East's or CMP Group's publicly disseminated documents or filings.

    You should not place undue reliance on these forward-looking statements, which speak only as of the date of this document, or, in the case of a document incorporated by reference, the date of that document.

    The cautionary statements in this section expressly qualify all subsequent forward-looking statements attributable to Energy East, CMP Group or any person acting on their behalf. Neither CMP Group nor Energy East undertakes any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances occurring after the date of this document.

                                    SUMMARY


    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION IN THIS DOCUMENT AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO UNDERSTAND THE MERGER FULLY, AND FOR A MORE COMPLETE DESCRIPTION OF THE LEGAL TERMS OF THE MERGER, YOU SHOULD READ CAREFULLY THIS ENTIRE DOCUMENT AND THE DOCUMENTS TO WHICH WE HAVE REFERRED YOU. SEE "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE 49 OF THIS DOCUMENT. EACH ITEM IN THIS SUMMARY INCLUDES A PAGE REFERENCE DIRECTING YOU TO A MORE COMPLETE DESCRIPTION OF THAT ITEM. ("WE" AND "OUR" AS USED IN THIS DOCUMENT REFER TO CMP GROUP.)


                                 THE COMPANIES


CMP GROUP (SEE PAGES 10 AND 11)
CMP Group, Inc.
83 Edison Drive
Augusta, Maine 04336
(207) 623-3521


    CMP Group is a Maine-based holding company. Its principal subsidiary is Central Maine Power Company, an electric utility serving customers in southern and central Maine. CMP Group also holds interests in several nonutility businesses.

    At the 1998 annual meeting, Central Maine Power's shareholders approved the formation of a holding company over Central Maine Power. On September 1, 1998, CMP Group became the new holding company for Central Maine Power. On that date, each outstanding Central Maine Power common share was converted into one CMP Group common share, and each holder of Central Maine Power common shares who had not filed a dissent to the transaction became a shareholder of CMP Group.


ENERGY EAST (SEE PAGES 11 TO 13)
Energy East Corporation
P.O. Box 1196
Stamford, Connecticut 06904-1196
(203) 325-0690


    Energy East is a holding company that was organized under the laws of the State of New York in 1997. Energy East, through its subsidiaries, is an energy delivery, products and services company with operations in New York, Massachusetts, Maine, New Hampshire, Vermont and New Jersey, and offices in New York and Connecticut. Energy East is the parent of New York State Electric & Gas Corporation, a regulated public utility company. Energy East's nonutility subsidiaries include XENERGY Enterprises, Inc. and Energy East Enterprises, Inc., which invest in energy ventures and providers of energy-related and telecommunication services.

    Energy East has adopted a strategy of selling its generation assets and using a portion of the proceeds to grow selectively its energy distribution business in the northeastern United States. Consistent with this strategy, Energy East sold its coal-fired generation assets to Edison Mission Energy in March 1999 and to The AES Corporation in May 1999. In addition, Energy East expects to complete by early next year the sale of its 18% interest in Nine Mile Point nuclear generating unit No. 2 to AmerGen Energy Company. The net cash received from these sales is being used to repurchase Energy East shares and will be used to help fund Energy East's business combinations with CMP Group, Connecticut Energy and CTG Resources.


EE MERGER CORP. (SEE PAGE 13)
EE Merger Corp.
P.O. Box 1196
Stamford, Connecticut 06904-1196
(203) 325-0690


    EE Merger Corp. is a wholly owned subsidiary of Energy East, formed under the laws of the State of Maine solely for the purpose of completing the merger with CMP Group.


                              THE SPECIAL MEETING
                             (SEE PAGES 14 AND 15)



    The special meeting of CMP Group shareholders will be held at The Portland Marriott, 200 Sable Oaks Drive, South Portland, Maine on October 7, 1999, at 2:00 p.m. local time.


    At the special meeting, we will ask you to vote upon a proposal to approve the merger agreement. Approval of the merger agreement requires the affirmative vote of a majority of the outstanding CMP Group shares.


    Only the CMP Group shareholders at the close of business on the record date, August 30, 1999, will be entitled to notice of and to vote at the special meeting.



    At the close of business on August 30, 1999, there were 32,442,552 CMP Group shares outstanding, with each share entitled to one vote.



                         SHARE OWNERSHIP OF MANAGEMENT
                                 (SEE PAGE 47)



    At the close of business on August 20, 1999, directors and executive officers of CMP Group and their affiliates beneficially owned less than 1% of the outstanding CMP Group shares. It is expected that all of these directors and executive officers will vote their shares FOR the approval of the merger agreement.


                                   THE MERGER


BACKGROUND OF AND REASONS FOR THE MERGER (SEE PAGES 17 TO 20)


    You should review the factors that the CMP Group board of directors considered when deciding whether to approve the merger.


RECOMMENDATION TO SHAREHOLDERS (SEE PAGE 20)


    The CMP Group board of directors has determined that the merger is in the best interests of the CMP Group shareholders and recommends that CMP Group shareholders vote to approve the merger agreement at the special meeting.


FAIRNESS OPINION (SEE PAGES 20 TO 24)



    In deciding to approve the merger, the CMP Group board of directors considered, among other things, the opinion of Warburg Dillon Read LLC, its financial advisor, as to the fairness, from a financial point of view, of the consideration that CMP Group shareholders will receive. A copy of the opinion, which has been updated to the date of this prospectus, is attached as Appendix B to this document and is also discussed on pages 20 to 24. We encourage you to read this opinion.



ACCOUNTING TREATMENT (SEE PAGE 25)


    The merger will be accounted for as an acquisition of CMP Group by Energy East under the purchase method of accounting in accordance with generally accepted accounting principles. A portion of the purchase price will be allocated to nonutility assets and liabilities of CMP Group based on their estimated fair market values at the date of acquisition. As a regulated utility, the assets and liabilities of Central Maine Power will not be revalued. The difference between the purchase price, representing fair value, and the recorded amounts will be shown as goodwill on the balance sheet.


REGULATORY APPROVALS (SEE PAGES 25 TO 28)


    CMP Group must obtain regulatory approval from the Maine Public Utilities Commission and the Connecticut Department of Public Utility Control. In addition, both CMP Group and Energy East must file certain notification forms with the Antitrust Division of the Department of Justice and the Federal Trade Commission. CMP Group and Energy East must also obtain the consent or approval of the Federal Energy Regulatory Commission, and CMP Group may be required to obtain the consent of the Nuclear Regulatory Commission. Finally, Energy East must obtain Securities and Exchange Commission approval of the acquisition under the Public Utility Holding Company Act and, following completion of the merger, must register with the Securities and Exchange Commission as a holding company.


INTERESTS OF CERTAIN PERSONS IN THE MERGER (SEE PAGES 28 TO 33)


    In considering the recommendation of the CMP Group board of directors to approve the merger, CMP Group shareholders should be aware that members of the CMP Group board of directors and CMP Group management will receive benefits as a result of the merger that will be in addition to or different from the benefits that CMP Group shareholders receive generally. For example, David T. Flanagan, the current president and chief executive officer of CMP Group, will become the chairman of the board, president and chief executive officer of the surviving company in the merger (which will be a subsidiary of Energy East). Mr. Flanagan will also become the president of Energy East and a member of its board of directors, and two other directors of CMP Group will become directors of Energy East. In addition, new employment agreements with Mr. Flanagan, two other members of CMP Group management and one member of Central Maine Power management will take effect at the effective time of the merger.


    The members of the CMP Group board of directors knew about these additional interests and considered them when they approved the merger.


MATERIAL FEDERAL INCOME TAX CONSEQUENCES (SEE PAGES 33 AND 34)


    The merger will be a taxable transaction to you. For United States federal income tax purposes, you will generally recognize gain or loss in the merger in an amount equal to the difference between the cash you receive and your tax basis in CMP Group shares. Because determining the tax consequences of the merger can be complicated, you should consult your own tax advisor to understand fully how the merger (or the exercise of dissenters' rights) will affect you in light of your individual circumstances.


                        DISSENTERS' RIGHTS OF APPRAISAL
                             (SEE PAGES 35 AND 36)


    Dissenters' rights of appraisal permit shareholders to receive cash equal to the fair value of their shares rather than the consideration they would receive under the merger agreement. Under Maine law, CMP Group shareholders are entitled to assert dissenters' rights of appraisal in the merger. Therefore, if you follow the procedures required by Maine law and you dissent from the merger agreement, but the merger agreement is approved by CMP Group shareholders and the merger is completed, you will receive a cash payment representing the fair value of CMP Group shares you hold. The fair value of your shares may not be the same as the consideration payable under the merger agreement. The relevant provisions of Maine law governing this process are attached as Appendix C to this document.

                              THE MERGER AGREEMENT

    The merger agreement is the legal document that governs the merger. The merger agreement is attached as Appendix A to this document, and we encourage you to read it carefully.


MERGER CONSIDERATION (SEE PAGES 37 AND 38)


    Upon completion of the merger, each of your CMP Group shares will be converted into the right to receive $29.50 in cash, without interest.


CERTAIN COVENANTS (SEE PAGES 39 TO 41)


    CMP Group has agreed not to solicit or encourage any proposal from any person to acquire CMP Group or its assets, but it may respond, in certain circumstances, to unsolicited proposals that it receives.


CONDITIONS TO THE MERGER (SEE PAGES 43 AND 44)


    Completion of the merger depends upon satisfaction of a number of conditions. In addition to customary conditions relating to compliance with the merger agreement, these conditions include the following:

- the Securities and Exchange Commission approving the merger under the Public Utility Holding Company Act;

-  approval of the merger agreement by CMP Group shareholders;

- expiration or termination of the waiting period applicable to the merger under U.S. federal antitrust laws and obtaining other regulatory approvals, including from the Maine Public Utilities Commission and from the Connecticut Department of Public Utility Control; and

- absence of any injunction or legal restraint blocking the merger, or of any proceedings by a governmental authority to block the merger.

    The merger will occur, and your CMP Group shares will be converted into the right to receive $29.50 per share in cash, without interest, as soon as practicable after CMP Group and Energy East satisfy all of the conditions in the merger agreement.


TERMINATION (SEE PAGES 45 AND 46)


    The merger agreement may be terminated, and the merger abandoned, only in the following circumstances:

- if Energy East and CMP Group mutually agree to terminate the merger agreement;

- by either Energy East or CMP Group, if there is any law or regulation that makes the merger illegal, or if any governmental authority issues a final, nonappealable order blocking the merger;

- by either Energy East or CMP Group, if the merger is not completed by June 14, 2000 (or December 14, 2000, if the only barrier to closing is that the requisite regulatory approvals have not been obtained);

- by either Energy East or CMP Group, if the other party materially breaches the merger agreement and fails to cure the breach;

- by Energy East, if the CMP Group board of directors withdraws its approval of the merger agreement, fails to reaffirm its approval of the merger agreement upon Energy East's request, approves a competing acquisition proposal, or resolves to take any of these actions; or


- by CMP Group, prior to its shareholders' approval of the merger agreement, if CMP Group receives a third-party proposal concerning another business combination, in response to which the CMP Group board of directors determines (based on the advice of outside counsel) that failure to accept the proposal would likely result in a breach of its members' fiduciary duties, and concludes that the person making the alternative proposal has demonstrated that it has obtained any necessary financing or the financing is obtainable and that such proposal would be financially superior to the merger; provided that before CMP Group may terminate the merger agreement, it must provide Energy East with a chance to match the competing proposal, as discussed on pages 45 and 46.


    If either Energy East or CMP Group materially breaches the merger agreement and the other party terminates the agreement, the breaching party must pay the other party up to $10 million in expenses and fees incurred by that party in connection with the merger. If the breach is willful, the other party may also pursue available legal remedies. Moreover, if the merger agreement is terminated for any of the following reasons:

- the CMP Group board of directors decides to pursue an alternative acquisition proposal;

- (1) CMP Group shareholders fail to approve the merger agreement, (2) there is an alternative acquisition proposal outstanding at the time of the special meeting and (3) CMP Group enters into a definitive agreement for or completes an alternative acquisition within two years of the termination of the merger agreement; or

- (1) the CMP Group board of directors withdraws, modifies or fails to affirm its approval of the merger agreement, (2) there is an alternative acquisition proposal outstanding at the time of the termination of the merger agreement and (3) CMP Group enters into a definitive agreement for or completes an alternative acquisition within two years of the termination of the merger agreement;


then CMP Group must pay Energy East $33.5 million in addition to fees and expenses of up to $10 million, as discussed on page 46.

MARKET PRICES OF CMP GROUP SHARES

    CMP Group shares are listed and traded on the New York Stock Exchange under the symbol "CTP."

    The following table provides trading and dividend information for CMP Group shares for the periods indicated. At the 1998 annual meeting, Central Maine Power's shareholders approved the formation of a holding company over Central Maine Power. On September 1, 1998, CMP Group became the new holding company for Central Maine Power. On that date, each outstanding share of Central Maine Power common stock was converted into one share of CMP Group common stock. Prior to September 1, 1998, the common stock of Central Maine Power traded on the New York Stock Exchange, also under the symbol "CTP." The share prices set forth in this section are as reported on the New York Stock Exchange Composite Transaction Tape, based on published financial sources.


                                    HIGH           LOW        DIVIDEND
                                 ----------     ----------   -----------
1997

First Quarter.................   $11  5/8       $10  1/2     $0.225
Second Quarter................   $12  3/4       $10          $0.225
Third Quarter.................   $13  9/16      $12  1/16    $0.225
Fourth Quarter................   $15  1/2       $12  7/8     $0.225

1998
First Quarter.................   $17  13/16     $15  1/4     $0.225
Second Quarter................   $20  3/8       $17  1/16    $0.225
Third Quarter.................   $20  1/2       $16  15/16   $0.225
Fourth Quarter................   $20            $16  3/4     $0.225

1999
First Quarter.................   $19  9/16      $16  1/4     $0.225
Second Quarter................   $26  3/4       $17  3/4     $0.225
Third Quarter (through August
  25, 1999)...................   $27            $26  3/16    $0.225


    On June 14, 1999, the last full trading day before the public announcement of the execution of the merger agreement, the closing price per share of CMP Group common stock was $20 1/16.


    On August 25, 1999, the most recent practicable date for which quotations were available prior to the printing of this document, the closing price per share of CMP Group common stock was $26 13/16.

SELECTED CONSOLIDATED FINANCIAL DATA


    The following sets forth selected consolidated financial data of CMP Group and Central Maine Power. This information does not purport to be complete and should be read in conjunction with, and is qualified in its entirety by, CMP Group's and Central Maine Power's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, including the financial statements and related notes. The selected consolidated financial data as of December 31, 1994, 1995, 1996, 1997 and 1998 and for each of the years in the five-year period ended December 31, 1998 are derived from the audited consolidated financial statements of Central Maine Power and CMP Group. The selected consolidated financial data as of and for the six months ended June 30, 1998 and 1999 are derived from unaudited financial statements of CMP Group.


                                                         CMP GROUP                              CENTRAL MAINE POWER
                                        -------------------------------------------  ------------------------------------------
                                         SIX MONTHS     SIX MONTHS     YEAR ENDED
                                            ENDED          ENDED      DECEMBER 31,            YEAR ENDED DECEMBER 31,
                                        JUNE 30, 1999  JUNE 30, 1998      1998         1997       1996       1995       1994
                                        -------------  -------------  -------------  ---------  ---------  ---------  ---------
                                                           (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS:
Total revenues........................     $501,801       $458,771       $950,327     $956,246   $967,905   $916,016   $904,883
Net income (loss).....................      $37,298        $16,970        $52,910       $5,213    $50,777    $27,802   $(33,776)
Earnings (loss) per common share
  --Basic.............................        $1.15          $0.52          $1.63        $0.16      $1.57      $0.86     $(1.04)
  --Diluted...........................        $1.14          $0.52          $1.63        $0.16      $1.57      $0.86     $(1.04)
Dividends declared per common share...        $0.45          $0.45          $0.90*       $0.90      $0.90      $0.90      $0.90

                                               CMP GROUP                                     CENTRAL MAINE POWER
                               -----------------------------------------    -----------------------------------------------------
                                 JUNE 30,                   DECEMBER 31,                        DECEMBER 31,
                                   1999      JUNE 30, 1998      1998           1997          1996          1995          1994
                               ------------  -------------  ------------    -----------   -----------   -----------   -----------
                                                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
BALANCE SHEET DATA:
Total assets..................  $2,257,590    $2,243,754     $2,262,884      $2,298,966    $2,010,914    $1,992,919    $2,046,007
Long-term obligations.........    $124,205      $313,581       $346,281        $400,923      $587,987      $622,251      $638,841
Redeemable preferred stock....     $18,910       $27,910        $18,910         $39,528       $53,528       $67,528       $80,000
Book value per common share...      $16.69        $15.05         $15.99          $15.03        $15.77        $15.10        $15.14

------------------------

* Includes 1998 first and second quarter dividends of $0.225 per share paid by Central Maine Power.

                                 THE COMPANIES

CMP GROUP
83 Edison Drive
Augusta, Maine 04336
(207) 623-3521

    CMP Group is a Maine-based holding company that has been in existence since September 1, 1998. CMP Group owns all of the common stock of Central Maine Power and certain nonutility subsidiaries.

    CENTRAL MAINE POWER. Central Maine Power, CMP Group's principal subsidiary, is a public utility that was incorporated in Maine in 1905. Central Maine Power is primarily engaged in the business of purchasing, transmitting, distributing and selling electric energy for the benefit of retail customers in southern and central Maine and wholesale customers, principally other utilities. Central Maine Power is the largest electric utility in Maine. It serves approximately 533,000 customers in its 11,000 square-mile service area and had $939 million in consolidated electric operating revenues in 1998.


    Central Maine Power's service area contains most of Maine's industrial and commercial centers, including Portland (Maine's largest city), South Portland, Westbrook, Lewiston, Auburn, Rumford, Bath, Biddeford, Saco, Sanford, Kittery, Augusta (Maine's capital), Waterville, Fairfield, Skowhegan and Rockland. This area encompasses approximately 964,000 people, representing about 78% of the total population of Maine.



    Central Maine Power's industrial and commercial customers include shipbuilders and major producers of pulp and paper products, chemicals, plastics, electronic components, processed food and footwear. Large pulp-and-paper industry customers account for approximately 55% of Central Maine Power's industrial sales and approximately 21% of total service area sales.


    On April 7, 1999, Central Maine Power completed the sale of its fossil, hydroelectric and biomass generating assets to an affiliate of FPL Group, Inc. To meet its service obligation to its customers, Central Maine Power is purchasing energy from the plants included in the sale until March 1, 2000, which is the date retail access will begin in Maine under a 1997 Maine law restructuring electric utilities in the State of Maine. Central Maine Power continues to hold minority interests in two operating nuclear facilities as well as three nuclear facilities that have been permanently shut down. Central Maine Power is also a party to contracts with nonutility generators under which entitlements to energy and capacity are required to be sold prior to March 1, 2000 under the restructuring law.

    MAINE ELECTRIC POWER COMPANY, INC. MEPCO owns and operates a 345 kV transmission interconnection between Wiscasset, Maine and New Brunswick, Canada, where its transmission line connects with a line of The New Brunswick Power Corporation under an interconnection agreement. MEPCO transmits power under its Open Access Transmission Tariff. Central Maine Power owns a 78.3% voting interest in MEPCO, with the remaining interests owned by two other Maine electric utilities.

    CENTRAL SECURITIES CORPORATION. Central Securities owns and leases office and service facilities in Central Maine Power's service territory for the conduct of Central Maine Power's business. Central Maine Power owns all of the outstanding common stock of Central Securities.

    CUMBERLAND SECURITIES CORPORATION. Cumberland Securities also owns and leases office and service facilities in Central Maine Power's service territory for the conduct of Central Maine Power's business. Central Maine Power owns all of the outstanding common stock of Cumberland Securities.

    NORVARCO. NORVARCO holds a 50% general partnership interest in Chester SVC Partnership, which owns a static var compensator facility in Chester, Maine. This facility provides transmission system reinforcement that allows the Hydro-Quebec Phase II transmission line in New Hampshire and the MEPCO line to operate at full capability simultaneously. NORVARCO is a wholly owned subsidiary of Central Maine Power.

    MAINE YANKEE ATOMIC POWER COMPANY. Maine Yankee, in which Central Maine Power has a 38% voting interest, owns a nuclear electric generating facility that has been permanently shut down since August 6, 1997, and that is currently being decommissioned. Central Maine Power also holds a 9.5% voting interest in Yankee Atomic Electric Company and a 6% voting interest in Connecticut Yankee Atomic Power Company, whose nuclear plants have been permanently shut down, and a 4% voting interest in Vermont Yankee Nuclear Power Corporation, which operates a plant in Vernon, Vermont.

    CMP INTERNATIONAL CONSULTANTS (D/B/A CNEX). CNEX, a wholly owned subsidiary of CMP Group, provides management, planning, consulting and research and information services to foreign and domestic utilities and government agencies.

    MAINECOM SERVICES. MaineCom Services provides telecommunications services, including point-to-point connections, private networking, consulting, private voice and data transport, carrier services and long-haul transport. MaineCom Services is wholly owned by CMP Group.

    NORTHEAST OPTIC NETWORK, INC. NorthEast Optic Network develops, constructs, owns and operates a fiber optic telecommunications system in New England and New York. MaineCom Services owns 38.5% of its outstanding common stock.

    NEW ENGLAND GAS DEVELOPMENT CORPORATION. New England Gas, which is a wholly owned subsidiary of CMP Group, holds approximately a 27% interest in CMP Natural Gas, L.L.C.

    CMP NATURAL GAS, L.L.C. CMP Natural Gas is a joint venture of New England Gas and Energy East Enterprises, a wholly owned subsidiary of Energy East. CMP Natural Gas was formed to construct, own and operate a natural gas distribution system to serve certain areas of Maine that do not have gas service. CMP Natural Gas began providing service to customers in May 1999. If the merger is completed, CMP Natural Gas will become a wholly owned subsidiary of Energy East Enterprises, and New England Gas will cease to exist.

    TELESMART. TeleSmart provides accounts receivable management services for utility clients. TeleSmart is a wholly owned subsidiary of CMP Group.

    THE UNION WATER-POWER COMPANY. Union Water provides utility construction and support services (On Target division); energy efficiency performance contracting and energy use and management services (Combined Energies division); and commercial and residential real estate development services (UnionLand Services and MaineHomeCrafters divisions). Union Water is a wholly owned subsidiary of CMP Group.

ENERGY EAST
P.O. Box 1196
Stamford, CT 06904-1196
(203) 325-0690

    Energy East is a New York corporation that was formed in 1997 and became the parent of New York State Electric & Gas Corporation ("NYSEG") on May 1, 1998. Energy East is a holding company that is currently exempt from the registration requirement of the Public Utility Holding Company Act. Energy East expects that if the merger with CMP Group is completed, it will no longer be eligible for this exemption, and has agreed that it will register with the Securities and Exchange Commission as a public utility holding company. It neither owns nor operates any physical properties. Energy East, through its subsidiaries, is an energy delivery, products and services company with operations in New York, Massachusetts, Maine, New Hampshire, Vermont and New Jersey, and has offices in New York and Connecticut. Energy East's nonutility subsidiaries include XENERGY Enterprises, Inc. and Energy East Enterprises, Inc., which invest in energy ventures and providers of energy and telecommunication services.


    NYSEG. NYSEG, Energy East's principal subsidiary, is a public utility company engaged in purchasing, transmitting and distributing electricity, and purchasing, transporting and distributing natural gas. NYSEG also generates electricity from its 18% share of a nuclear station and its hydroelectric stations. NYSEG has agreed to sell its share of the nuclear station; the sale is expected to be completed by early next year. NYSEG's service territory, 99% of which is located outside the corporate limits of cities, is in the central, eastern and western parts of the State of New York. NYSEG's service territory has an area of approximately 19,900 square miles and a population of 2,400,000. The larger cities in which NYSEG serves both electricity and natural gas customers are Binghamton, Elmira, Auburn, Geneva, Ithaca and Lockport. NYSEG serves approximately 826,000 electric customers and 244,000 natural gas customers. The service territory reflects a diversified economy, including high-tech firms, light industry, colleges and universities, agriculture and recreational facilities. No customer accounts for 5% or more of either electric or natural gas revenues. From 1996 through 1998, approximately 84% of NYSEG's operating revenue was derived from electric service with the balance derived from natural gas service.


    XENERGY ENTERPRISES, INC. XENERGY Enterprises is a nonutility subsidiary of Energy East and invests in providers of energy and telecommunications services. One of XENERGY Enterprises' subsidiaries is XENERGY Inc., which provides energy services and information systems and energy consulting to utilities, governmental agencies, and end-use energy consumers, primarily commercial and industrial.

    Another one of XENERGY Enterprises' subsidiaries is Energy East Solutions, Inc., which markets electricity and natural gas to end-use customers and wholesale markets in the northeastern United States directly and through its wholly owned subsidiary, NYSEG Solutions, Inc. In October 1998, Energy East Solutions formed a joint venture with South Jersey Industries to market retail electricity and energy management services in the mid-Atlantic region of the United States.

    ENERGY EAST ENTERPRISES, INC. Energy East Enterprises, another Energy East subsidiary, owns natural gas and propane air distribution companies outside of the State of New York. Energy East Enterprises owns an interest in CMP Natural Gas, described above.

    New Hampshire Gas Corporation, another subsidiary of Energy East Enterprises, established a presence in New Hampshire with the purchase of a franchise and propane air distribution system. Long-term plans call for bringing natural gas to this area.

    Southern Vermont Natural Gas Corporation, a third subsidiary of Energy East Enterprises, is working with Iroquois Gas Transmission System and Vermont Energy Park Holdings to develop a combined natural gas supply and electric generation project that includes an extension of a pipeline from New York to Vermont, two combined-cycle electric generating plants and natural gas distribution systems.

    SALE OF GENERATION ASSETS. Energy East has adopted a strategy of selling its generation assets and using a portion of the proceeds to grow selectively its energy distribution business in the northeastern United States. Consistent with this strategy, Energy East sold its coal-fired generation assets to Edison Mission Energy in March 1999 and to The AES Corporation in May 1999. In addition, Energy East expects to complete by early next year the sale of its 18% interest in Nine Mile Point nuclear generating unit No. 2 to AmerGen Energy Company. The net cash received from these sales is being used to repurchase Energy East shares and will be used to help fund Energy East's business combinations with CMP Group, Connecticut Energy and CTG Resources.

    MERGER AGREEMENT WITH CONNECTICUT ENERGY. On April 23, 1999, Energy East agreed to a business combination with Connecticut Energy, in which Connecticut Energy would merge with a newly formed, wholly owned subsidiary of Energy East. In the transaction, Connecticut Energy shareholders will have the right to receive, for each of their Connecticut Energy shares, either $42.00 in cash or a number of Energy East shares valued at $42.00, subject to restrictions on the maximum and minimum number of Energy East shares to be issued. Connecticut Energy shareholders can choose to convert some of their Connecticut Energy shares into cash and others into Energy East shares. The total equity market value of the transaction is approximately $436 million. Completion of that transaction is subject to a number of closing conditions, including regulatory approvals and Connecticut Energy shareholder approval.

    For additional information on this transaction, see the Connecticut Energy merger agreement, a copy of which Energy East filed with the SEC as an exhibit to its Form 8-K dated April 23, 1999.

    MERGER AGREEMENT WITH CTG RESOURCES. On June 29, 1999, Energy East agreed to a business combination with CTG Resources, in which CTG Resources would merge with a newly formed, wholly owned subsidiary of Energy East. In the transaction, CTG Resources shareholders will have the right to receive, for each of their CTG Resources shares, either $41.00 in cash or a number of Energy East shares valued at $41.00, subject to restrictions on the maximum and minimum number of Energy East shares to be issued. CTG Resources shareholders can choose to convert some of their CTG Resources shares into cash and others into Energy East shares. The total equity market value of the transaction is approximately $355 million. Completion of that transaction is subject to a number of closing conditions, including regulatory approvals and CTG Resources shareholder approval.

    For additional information on this transaction, see the CTG Resources merger agreement, a copy of which Energy East filed with the SEC as an exhibit to its Form 8-K dated June 29, 1999.

EE MERGER CORP.
c/o Energy East Corporation
P.O. Box 1196
Stamford, CT 06904-1196
(203) 325-0690

    EE Merger Corp. is a Maine corporation formed by Energy East in June 1999 solely for the purpose of completing the merger with CMP Group.

                              THE SPECIAL MEETING

PURPOSE, TIME AND PLACE


    The CMP Group board of directors is soliciting proxies for use at the special meeting of CMP Group shareholders. The special meeting will be held on October 7, 1999 at 2:00 p.m., local time, at The Portland Marriott, 200 Sable Oaks Drive, South Portland, Maine. Except as otherwise noted, when we refer in this proxy statement to the special meeting, we are including any adjournments or postponements of the special meeting.


    At the special meeting, CMP Group shareholders as of the record date will be asked to consider and vote on a proposal to approve the merger agreement.

RECORD DATE, VOTING POWER AND VOTE REQUIRED


    The CMP Group board of directors has fixed the close of business (5:00 p.m., local time) on August 30, 1999 as the record date for determining the CMP Group shareholders entitled to notice of, and to vote at, the special meeting. Only CMP Group shareholders of record at the close of business on the record date will be entitled to notice of, and to vote at, the special meeting.


    At the close of business on the record date, 32,442,552 CMP Group shares were issued and outstanding and entitled to vote at the special meeting. CMP Group shareholders of record are entitled to one vote per share on any matter that may properly come before the special meeting. There were no shares of CMP Group preferred stock issued and outstanding on the record date. Votes may be cast at the special meeting in person or by proxy. See "--Voting of Proxies."

    The presence at the special meeting, either in person or by proxy, of the holders of a majority of the outstanding CMP Group shares entitled to vote is necessary to constitute a quorum. If a quorum is not present at the special meeting, management will adjourn or postpone the meeting in order to solicit additional proxies.

    The affirmative vote of the holders of a majority of the outstanding CMP Group shares is required to approve the merger agreement.

    Abstentions and broker non-votes (that is, shares represented by properly signed and dated proxies held by brokers as nominees as to which instructions have not been received from the beneficial owners and the broker or nominee does not have discretionary voting power on that proposal) will be counted as present for purposes of establishing a quorum, but will not be counted for the purposes of determining whether the merger agreement has been approved. Abstentions and broker non-votes will have the effect of a vote against the merger agreement.

SHARE OWNERSHIP OF MANAGEMENT


    At the close of business on August 20, 1999, CMP Group's directors and executive officers and their affiliates beneficially owned 213,550 CMP Group shares, which represents less than 1% of the outstanding CMP Group shares. It is currently expected that all directors and executive officers of CMP Group will vote their CMP Group shares for approval of the merger agreement.


VOTING OF PROXIES

    CMP Group shares represented by properly signed and dated proxies received in time for the special meeting will be voted at the special meeting in the manner specified by the proxies. You should be aware that, if your proxy is properly signed and dated but does not contain voting instructions, your proxy will be voted FOR the approval of the merger agreement. We do not expect that any matter other than the approval of the merger agreement and possibly procedural items relating to the conduct of the special meeting will be brought before the special meeting.

    If you have CMP Group shares registered in different names, you will receive a separate proxy card for each registration. All these shares will be voted in accordance with the instructions on the proxy card. If your shares are held by a broker as nominee, you will receive a voter information form from your broker.

    The appointment of a proxy on the enclosed proxy card does not preclude you from voting in person.

REVOCABILITY OF PROXIES


    You may revoke a proxy at any time before its exercise by (1) notifying in writing Anne M. Pare, Corporate Secretary, CMP Group, Inc., 83 Edison Drive, Augusta, Maine 04336, (2) completing a later-dated proxy and returning it to CMP Group's shareholder services representative, Boston EquiServe, Proxy Department, P.O. Box 9381, Boston, MA 02205-9381, if you sent your original proxy there, or to your broker if your shares are held by a broker, or (3) appearing in person and revoking your proxy orally by notifying the Secretary before the vote takes place. Additional proxy cards are available from Boston EquiServe by calling 1-800-736-3001, or your broker, if your shares are held by a broker.


    Attendance at the special meeting will not by itself constitute revocation of a proxy. A CMP Group shareholder of record attending the special meeting may revoke his or her proxy and vote in person by informing the Secretary before the vote is taken at the meeting that he or she desires to revoke a previously submitted proxy.

    We do not expect to adjourn the special meeting for a period of time long enough to require the setting of a new record date for the special meeting. If an adjournment occurs, it will have no effect on the ability of the CMP Group shareholders of record as of the record date either to exercise their voting rights or to revoke any previously delivered proxies.

SOLICITATION OF PROXIES

    CMP Group will bear the costs of soliciting proxies from CMP Group shareholders, except that Energy East and CMP Group intend to share equally the costs associated with the printing and filing of this proxy statement. In addition to solicitation by mail, the directors, officers and employees of CMP Group and its subsidiaries may solicit proxies from CMP Group shareholders by telephone or in person. These directors, officers and employees will not receive additional compensation but may be reimbursed for out-of-pocket expenses incurred in connection with the solicitation of proxies. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of CMP Group shares held of record by these persons, and CMP Group will reimburse its custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses.


    We have retained Corporate Investor Communications, Inc. to help solicit proxies. Corporate Investor Communications will receive a fee that we expect will not exceed $8,500 as compensation for its basic solicitation services, plus additional charges for any telephone solicitation services, and reimbursement of its out-of-pocket expenses. We have agreed to indemnify Corporate Investor Communications against certain liabilities arising from its engagement.


    YOU SHOULD NOT SEND STOCK CERTIFICATES WITH YOUR COMPLETED PROXY CARDS.

                 NO VOTE REQUIRED FOR ENERGY EAST SHAREHOLDERS

    Under New York law, Energy East shareholders need not approve the merger agreement. Thus, no one is soliciting proxies from Energy East shareholders.

                                   THE MERGER

    We are furnishing this proxy statement to you in connection with the proposed merger between CMP Group and EE Merger Corp., a wholly owned subsidiary of Energy East, because you are a CMP Group shareholder. If completed, the merger will be carried out as provided in the merger agreement, a copy of which is attached as Appendix A to this proxy statement.

GENERAL DESCRIPTION OF THE MERGER

    The merger agreement provides that EE Merger Corp. will merge into CMP Group. CMP Group will be the surviving company and will continue to conduct its businesses as a direct, wholly owned subsidiary of Energy East. In the merger, each outstanding CMP Group share (other than those shares that are held by CMP Group shareholders who have not voted in favor of the merger and have properly asserted dissenters' rights) will be converted into the right to receive $29.50 in cash, without interest.


    The total value of the consideration that CMP Group shareholders will receive in the merger, based on the number of CMP Group shares outstanding on the date of this proxy statement is approximately $957 million. See "--Merger Financing" for a description of how Energy East expects to fund the merger consideration.


BACKGROUND

    During 1997 and 1998, CMP Group's management worked with Energy East's management to implement a retail natural gas distribution operation in Maine. The two managements developed business plans and secured regulatory approvals for this gas business from federal and state agencies. The gas facility, CMP Natural Gas, proceeded to operational status during May 1999.

    During September 1998, in the context of a meeting on this gas business, Wesley W. von Schack, the chairman, president and chief executive officer of Energy East, indicated to David T. Flanagan, the president and chief executive officer of CMP Group, that Energy East might be interested in a strategic combination with CMP Group.

    No further conversations were held on this subject until February 1999 due to the issues and uncertainties related to:

       - litigation over the sale of Central Maine Power's electric generating assets to an affiliate of FPL Group, Inc.;

       - the shutdown of the nuclear power plant owned by Maine Yankee (in which Central Maine Power has a 38% voting interest); and

       - the need to develop and analyze alternative plans to replace revenues that would be lost as a result of the sale of generating assets and the shutdown of the Maine Yankee plant, and to evaluate the business position of CMP Group going forward.

    In February 1999, Mr. von Schack expressed continued interest to Mr. Flanagan regarding a potential business combination. At that time, to help CMP Group evaluate its strategic position, CMP Group engaged the services of Warburg Dillon Read LLC to act as CMP Group's exclusive financial advisor and Thelen Reid & Priest LLP to act as CMP Group's legal counsel. On February 18, 1999, the CMP Group board of directors held a special meeting with management, representatives of Warburg Dillon Read and legal counsel to discuss the possible strategic directions CMP Group might take. Among the issues discussed were:

       - the growth prospects of CMP Group in the context of available resources and competition;

       - the strong trend toward consolidation in the utility industry due to deregulation and other factors;

       - the substantial premium that Central Maine Power received in the sale of its fossil, hydro and biomass generation assets, which premium was due in part to Central Maine Power's moving quickly into the generation-sale market once it developed;

       - the range of merger and acquisition premiums currently available in the electric utility industry; and

       - timing considerations related to the resolution of Central Maine Power's litigation with an affiliate of FPL Group, Inc., which was scheduled for trial in mid-March.

    Based on these and other factors, the CMP Group board of directors instructed CMP Group's management to investigate the possibility of a merger or sale of the company.

    Following the successful resolution of the FPL Group litigation on March 11, 1999, a series of conversations ensued among Messrs. von Schack and Flanagan and other members of the senior managements of both companies regarding Energy East and CMP Group's respective strategic business, financial and regulatory positions and plans. The two companies signed a confidentiality agreement and commenced reviews of each other's financial and other relevant information. Thereafter, on April 29, 1999, Energy East submitted a one-page draft proposal and invited CMP Group to negotiate in the context of that proposal.

    In late March 1999, Warburg Dillon Read developed a list of other prospective merger partners for CMP Group and began confidential inquiries with respect to those other companies. Two of those companies also signed confidentiality agreements and received the same information as that provided to Energy East.

    During the next two months, senior management of CMP Group met with all three potential merger partners to discuss strategic, financial and regulatory considerations. At its regular meeting on May 20, 1999, the CMP Group board of directors heard reports on these matters from Warburg Dillon Read and CMP Group management including the terms of the proposals received from the three potential merger partners. Due to the incomplete nature of the proposals, the CMP Group board of directors instructed management and Warburg Dillon Read to solicit final determinative bids from these three potential merger partners.

    Accordingly, Warburg Dillon Read, on behalf of CMP Group, requested that each potential merger partner submit, by May 24, 1999, a definitive and detailed bid, including the amount and type of consideration to be received by CMP Group shareholders as well as any material conditions or obstacles the bidders had identified to the completion of a merger. Those bids were submitted by May 24, as requested.

    At a special meeting of the CMP Group board of directors held on May 25, 1999 and attended by representatives of Warburg Dillon Read and Thelen Reid & Priest, the three bids were discussed in detail and evaluated by the CMP Group board of directors. The CMP Group board of directors primarily considered the amount of consideration proposed, along with the likelihood that the respective bidders could in fact complete the transaction and that the necessary state and federal regulatory approvals could be obtained. All the bids were cash bids.

    The Energy East bid was equal to the higher of the other two bids in terms of the amount of the consideration offered. The CMP Group board of directors determined to pursue negotiations with Energy East on an exclusive basis, after determining that Energy East's proposed transaction offered a greater likelihood of completion than the proposed transaction of the other high bidder. Central to the CMP Group board of directors' decision was the fact that Energy East had a history of working with the Maine Public Utilities Commission in connection with the gas project described above and that Energy East appeared more likely than the other high bidder to obtain the necessary federal regulatory approvals.

    On May 27, 1999, CMP Group executed an agreement to negotiate exclusively with Energy East for a two-week period, and suspended its discussions with the other two bidders.

    After executing the exclusivity agreement, representatives of CMP Group management, Warburg Dillon Read and Thelen Reid & Priest negotiated the terms of the merger agreement with Energy East and its legal counsel and financial advisor.

    On June 14, 1999, the CMP Group board of directors held a special meeting to review the terms of the proposed merger agreement and related transactions. Representatives of Warburg Dillon Read made a detailed presentation on the proposed merger and rendered that firm's oral opinion to the CMP Group board of directors, subsequently confirmed in writing, that as of June 14, 1999, based on the matters described in its opinion, the merger consideration was fair from a financial point of view to the CMP Group shareholders. After a presentation by Thelen Reid & Priest regarding the terms and conditions of the merger agreement and full discussion and analysis by the CMP Group board of directors, the board of directors:

       - determined that it was in the best interests of CMP Group and its shareholders for CMP Group to enter into the merger agreement with Energy East;

       - determined that the terms of the merger were fair to, and in the best interests of, CMP Group shareholders; and

       - authorized, approved and adopted the proposed merger agreement and the transactions it described.


Mr. Flanagan abstained from voting because of his personal interests in some elements of the proposed transaction, as described on pages 28 to 33. Later that evening, CMP Group, Energy East and EE Merger Corp. executed and delivered the merger agreement and certain related agreements and, early on June 15, publicly announced the proposed merger.


CMP GROUP REASONS FOR THE MERGER AND RECOMMENDATION OF THE CMP GROUP BOARD OF
  DIRECTORS

    The CMP Group board of directors consulted with CMP Group's management, Warburg Dillon Read and Thelen Reid & Priest in determining to approve the merger agreement and in reaching the board of directors' determination that the merger is fair to, and in the best interests of, CMP Group shareholders. The CMP Group board of directors considered a number of factors, including without limitation, the following:

       - its review and analysis of CMP Group's business, financial condition, earnings and prospects, as well as the competitive and changing regulatory environment facing CMP Group;

       - the potential erosion of shareholder value resulting from deregulation and regulatory risks faced by CMP Group, utility industry consolidation and CMP Group's limited growth prospects;

       - historical market prices and trading information with respect to CMP Group shares;

       - a review of the possible alternatives to a sale of CMP Group in its entirety, including the prospects of continuing to operate CMP Group, the value to shareholders of these alternatives, and the timing and likelihood of actually achieving additional value from these alternatives, along with the possibility that CMP Group's future performance might not lead to a stock price in the foreseeable future that would have as high a present value as the merger consideration;

       - the fact that the CMP Group board of directors had previously contacted, through Warburg Dillon Read, a number of potential bidders over a period of time in a process designed to elicit third-party proposals to acquire or merge with CMP Group and to optimize shareholder value;

       - the fact that the $29.50 per share consideration to be paid in the merger represented a premium for the CMP Group shares of approximately 47% over the closing price of $20 1/16 per share on June 14, 1999, which was the last trading day prior to the public announcement of the execution of the merger agreement;


       - the financial presentations of Warburg Dillon Read and its opinion to the CMP Group board of directors dated June 14, 1999 as to the fairness of the merger consideration from a financial point of view to the CMP Group shareholders as described in "--Opinion of Financial Advisor to the CMP Group Board";


       - the fact that all three bidders submitted cash bids;

       - the terms of the merger agreement, including the right of the CMP Group board of directors to terminate the merger agreement prior to its approval by the CMP Group shareholders in certain circumstances where a superior proposal is presented to CMP Group; and

       - the likelihood of completion of the merger, including an assessment that Energy East has the financial capability to acquire CMP Group for the merger consideration, and an assessment of the risks associated with obtaining necessary approvals, regulatory and otherwise. See "The Merger Agreement--Conditions."

    The discussion above of the information and factors that the CMP Group board of directors considered is not exhaustive. In determining to recommend the approval of the merger agreement, the CMP Group board of directors also considered that the merger was in the best interests of CMP Group's employees, customers and the communities that CMP Group serves. In view of the wide variety of factors considered, the CMP Group board of directors did not quantify or assign relative weights to the factors above. Rather, the CMP Group board of directors based its recommendation on the totality of the information presented to and considered by it.

    THE CMP GROUP BOARD OF DIRECTORS HAS DETERMINED THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, CMP GROUP SHAREHOLDERS AND HAS APPROVED THE MERGER. THE CMP GROUP BOARD OF DIRECTORS RECOMMENDS THAT CMP GROUP SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

OPINION OF FINANCIAL ADVISOR TO THE CMP GROUP BOARD

    On June 14, 1999, the CMP Group board of directors received Warburg Dillon Read's oral opinion, which was subsequently followed by a written opinion as of the same date, that, as of that date and subject to the various considerations, assumptions, limitations and qualifications described in the opinion, the merger consideration is fair, from a financial point of view, to the CMP Group shareholders.

    We urge you to read the actual Warburg Dillon Read opinion, which has been updated to the date of this proxy statement. A copy of the updated Warburg Dillon Read opinion is attached as Appendix B to this proxy statement. The June 14, 1999 opinion is substantially identical to the opinion attached to this proxy statement. The Warburg Dillon Read opinion does not constitute a recommendation as to how any CMP Group shareholder should vote at the special meeting.

    In arriving at its opinion, Warburg Dillon Read, among other things:
       - reviewed business and historical financial information related to CMP Group;

       - reviewed financial forecasts and other data provided to Warburg Dillon Read by CMP Group, particularly projections for calendar year 2000 which reflect CMP Group's operations following, and giving effect to, the sale by Central Maine Power of its generation assets;
       - reviewed the financial terms of transactions involving electric utilities that are, in the opinion of Warburg Dillon Read, generally comparable to CMP Group;
       - held discussions with members of the senior management of CMP Group with respect to the business and prospects of CMP Group;


       - reviewed the historical market prices and trading activity for CMP Group and Central Maine Power stock and compared this information to similar information for certain other companies;
       - performed a discounted cash flow analysis of projected financial data for CMP Group;
       - compared the consideration and other terms of the merger agreement to the terms of other transactions which, in the opinion of Warburg Dillon Read, are comparable to this transaction;
       - held discussions with companies other than CMP Group;
       - conducted other financial studies, analyses and investigations, and considered other information as Warburg Dillon Read deemed necessary or appropriate; and
       - reviewed the merger agreement.

    Warburg Dillon Read did not independently verify any of the information above and relied, with CMP Group's consent, on the information being materially complete and accurate. Warburg Dillon Read has not made any independent evaluation or appraisal of any of the assets or liabilities of CMP Group or any of its subsidiaries, and no one has furnished Warburg Dillon Read with any evaluation or appraisal. Warburg Dillon Read assumed that the financial forecasts referred to above were reasonably prepared on bases reflecting the best currently available estimates and judgments of CMP Group management as to the future financial performance of CMP Group. Warburg Dillon Read also assumed that those estimates would be achieved in all material respects in the amounts and at the times stated. CMP Group did not limit Warburg Dillon Read regarding the procedures to be followed or factors to be considered in rendering its opinion.

    Warburg Dillon Read's opinion is based on economic, monetary and market conditions existing on June 14, 1999 and the date of this proxy statement.

    No company, transaction or business used in the analysis described below under "Comparable Company Trading Analysis" and "Comparable Utility Acquisition Analysis" is identical to CMP Group or the proposed merger. Accordingly, an analysis of the results necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors. Mathematical analysis, such as determining the average or median, is not in itself a meaningful method of using generally comparable acquisition or generally comparable company data.

    In connection with rendering its opinion, Warburg Dillon Read considered a variety of valuation methods. The following discussion summarizes those valuation methods but does not purport to be a complete description of the analyses that Warburg Dillon Read considered.

    DISCOUNTED CASH FLOW ANALYSIS. Warburg Dillon Read performed a discounted cash flow valuation based upon projections that the management of CMP Group furnished. Utilizing these projections, Warburg Dillon Read discounted to present value, under assumed discount rates ranging from 7.5% to 8.5%, the free unleveraged cash flows through the year 2003 for the regulated electric business of CMP

Group. Terminal values were determined utilizing multiples of earnings before interest, taxes, depreciation and amortization ("EBITDA") of 7.0x to 8.0x and multiples of earnings before interest and taxes ("EBIT") of 9.5x to 10.5x. CMP Group also owns non-regulated businesses held at the subsidiary level, which were valued at book value, and an equity interest in NorthEast Optic Network, a publicly traded stock, which was valued at its then-current market price. In addition, as a result of the sale of its generation assets, CMP Group held cash and short-term investments in excess of amounts necessary in its businesses. Combining the present value of the regulated business with the values of its other businesses and excess cash provided a value range from $16.82 to $25.29 per share of CMP Group common stock on a stand-alone basis.

    COMPARABLE COMPANY TRADING ANALYSIS. Using publicly available information, Warburg Dillon Read compared, based upon the consideration of $29.50 per share, multiples of certain financial criteria such as net income and net income per share as projected by Institutional Brokers Estimate System, cash flow from operations (defined as cash provided by operating activities before changes in working capital), book value of common equity, operating income or EBIT, and cash flow from operations or EBITDA, to multiples based upon market trading values at the time for certain other companies which, in Warburg Dillon Read's judgment, were generally comparable to CMP Group for the purpose of this analysis. The factors Warburg Dillon Read considered in selecting companies for comparison included size, geographic location, financial condition and scope of business operations. The companies used in the comparison were Energy East, GPU, Inc., Consolidated Edison Inc., Unicom Corporation, BEC Energy Company, United Illuminating Company and Central Hudson Gas & Electric Corporation.

    Equity consideration value (defined as the market price per common share to be paid in the transaction multiplied by the number of outstanding common shares) as a multiple of the indicated statistics for CMP Group's latest 12-month figures and projected year 2000 figures, respectively, compared to the comparable company average range, were as follows:
       - net income--16.3x and 19.9x compared to 12.5x to 16.5x, and
       - book value--1.6x and 1.7x compared to 1.5x to 2.0x.

    Total consideration value (defined as equity consideration value plus long and short-term debt, plus the current call value of preferred stock, less excess cash not required for the business) as a multiple of the indicated statistics for CMP Group's latest 12-month and projected year 2000 figures, respectively, compared to the comparable company average range were as follows:
       - cash flow from operations--7.1x and 9.1x compared to 7.0x to 10.0x,
       - EBIT--10.2x and 18.7x compared to 9.0x to 11.0x, and
       - EBITDA--7.4x and 11.8x compared to 6.0x to 7.5x.

    The above analysis is a valuation method used by Warburg Dillon Read to determine if the consideration to be paid to CMP Group is reasonable in relation to current trading values.

    COMPARABLE UTILITY ACQUISITION ANALYSIS. Using publicly available information, Warburg Dillon Read compared the stock price premiums paid over the previous day's closing price and the price premiums paid over an unaffected stock price (defined as the closing price one month before announcement of a transaction) for certain utility acquisitions to the premium per share value to be paid to CMP Group shareholders. Warburg Dillon Read also compared various financial measures of the price paid in comparable transactions (including multiples of net income, book value, cash flow from operations, EBIT and EBITDA) to both the equity and total consideration values to be paid for CMP Group.

    In selecting comparable transactions, Warburg Dillon Read utilized its judgment in analyzing acquisitions announced since January 1, 1995 that were of sufficient size, not generally viewed as a merger-of-equals in which a low premium or no premium was paid and which were not subsequently terminated. In total, Warburg Dillon Read considered 19 acquisitions which it considered comparable. The comparable transactions were:

       - New England Electric System and Eastern Utilities Associates,
       - The National Grid Group PLC and New England Electric System,
       - BEC Energy Company and Commonwealth Energy Company,
       - Consolidated Edison Inc. and Orange & Rockland Utilities Inc.,
       - CalEnergy Company and MidAmerican Energy Company,
       - an investor group and TNP Enterprises,
       - Utilicorp United Inc. and Empire District Electric Company,
       - Utilicorp United Inc. and St. Joseph Power & Light Company,
       - ScottishPower PLC and Pacificorp,
       - The AES Corporation and CILCORP Inc.,
       - American Electric Power Company and Central & Southwest Corporation,
       - LG&E Energy Corporation and KU Energy Corporation,
       - Allegheny Energy, Inc. and DQE, Inc.,
       - Brooklyn Union Gas Company and Long Island Lighting Co.,
       - Ohio Edison Corp. and Centerior Energy,
       - Enron Corporation and Portland General Electric Company,
       - Western Resources Inc. and Kansas City Power & Light Company,
       - Puget Sound Power & Light Company and Washington Energy Company, and
       - Union Electric Company and CIPSCO Incorporated.

    The consideration to be received by CMP Group shareholders of $29.50 per share represents a premium of 47.0% and 48.0%, respectively, to CMP Group's price one day and one month prior to the announcement. The premiums paid over the previous day's closing price in comparable transactions ranged from 4.9% to 42.9% with an average of 26.4% and a mean of 25.0%. The premiums paid over the price one month prior to announcement, ranged from 14.4% to 40.8% with an average of 27.9% and a mean of 28.4%.

    Utilizing latest 12-month and projected year-2000 multiples for CMP Group, Warburg Dillon Read compared both the equity consideration value and total consideration value to be received by CMP Group to the figures for comparable transactions. For equity consideration value, CMP Group's multiples were:
       - for net income--16.3x and 19.9x compared to a high of 26.8x and a low of 9.9x with an average and median of 17.6x, and
       - for book value--1.6x and 1.7x compared to a high of 2.5x and a low of 0.8x with an average and a median of 1.9x.

    Latest 12-month and projected year-2000 multiples for CMP Group, respectively, were also utilized to compare total consideration value to multiples for comparable transactions. CMP Group's multiples were:
       - for cash flow from operations--7.1x and 9.1x compared to a high of 14.3x and a low of 2.7x with an average of 7.7x and a median of 7.6x;
       - for EBIT--10.2x and 18.7x compared to a high of 16.9x and a low of 8.8x with an average of 12.6x and a median of 12.4x; and
       - for EBITDA--7.4x and 11.8x compared to a high of 10.7x and a low of 6.4x with an average of 8.3x and a median of 8.1x.

    The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to particular circumstances. Therefore, the opinion and analysis are not readily susceptible to summary description. Accordingly, notwithstanding the separate factors and analyses summarized above, Warburg Dillon Read believes that its analysis must be considered as a whole and that selecting only portions of its analysis and the factors it considered, without considering all factors and analyses, could create a misleading view of the evaluation process underlying the opinions. Warburg Dillon Read did not assign any particular weight to any analysis or factor it considered. Rather, Warburg Dillon Read made qualitative judgments based on its experience in rendering these opinions and on economic, monetary and market conditions then present as to the significance and relevance of each analysis and factor. In its analyses, Warburg Dillon Read assumed relatively stable industry performance, regulatory environments and general business and economic conditions, all of which are beyond CMP Group's control. Any estimates contained in Warburg Dillon Read's analyses do not necessarily indicate actual value, which may be significantly more or less favorable than those suggested by such estimates. Estimates of the financial value of companies do not purport to be appraisals or to reflect necessarily the prices at which companies actually may be sold. In rendering its opinion, Warburg Dillon Read makes no recommendations as to how any CMP Group shareholder should vote on the merger.

    Warburg Dillon Read is an internationally recognized investment banking firm. As part of its investment banking business, Warburg Dillon Read is regularly engaged in evaluating businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. The CMP Group board of directors selected Warburg Dillon Read on the basis of the firm's expertise and reputation.

    Pursuant to the engagement letter between CMP Group and Warburg Dillon Read, CMP Group paid Warburg Dillon Read $1 million upon the rendering of Warburg Dillon Read's fairness opinion. In addition, Warburg Dillon Read received a $100,000 payment upon the execution of the engagement letter and has been and will continue to receive a $50,000 quarterly retainer. Upon the approval of the merger agreement by the shareholders of CMP Group, Warburg Dillon Read will receive an additional payment of $1 million. At the completion of the merger, Warburg Dillon Read will receive a fee equal to 0.6% of the aggregate consideration paid in the merger, which fee is expected to equal approximately $5.74 million, less the amount of all fees previously paid. CMP Group has agreed to indemnify Warburg Dillon Read against certain liabilities under federal securities laws, relating to or arising out of its engagement.

    The predecessor of Warburg Dillon Read has, in the past, performed various investment banking services for CMP Group for which Warburg Dillon Read has been compensated. In the ordinary course of business, Warburg Dillon Read trades the debt and equity securities of CMP Group for its own account and the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

EFFECTIVE TIME OF THE MERGER

    The merger will become effective when the parties to the merger agreement file articles of merger with the Secretary of State of Maine in accordance with the Maine Business Corporation Act. The merger will not become effective before the date of the special meeting. If the merger agreement is approved at the special meeting, the effective time will occur as promptly as possible after satisfaction or waiver of the remaining conditions to the merger contained in the merger agreement, including the receipt of regulatory approvals.


ARTICLES OF INCORPORATION AND BY-LAWS


    The articles of incorporation of EE Merger Corp., as in effect immediately prior to the effective time of the merger will become the articles of incorporation of the surviving company until they are amended, except that the name of the surviving company will be "CMP Group, Inc." The by-laws of EE Merger Corp. in effect immediately prior to the effective time will be the by-laws of the surviving company until they are amended.

DIRECTORS AND OFFICERS


    DIRECTORS. After the merger becomes effective, the board of directors of the surviving company will consist of the current directors of EE Merger Corp., Mr. Flanagan and Arthur W. Adelberg, currently the executive vice president of CMP Group. These directors will hold office until their successors are duly elected or appointed and qualified. In addition, the Energy East board of directors will increase the number of Energy East directors by three and will elect Mr. Flanagan and two additional directors of CMP Group, mutually agreed upon by Energy East and CMP Group, to Energy East's board of directors.


    OFFICERS. Once the merger becomes effective, Mr. Flanagan will be the chairman of the board, president and chief executive officer of the surviving company (which will be a subsidiary of Energy East) as well as the president of Energy East. At that time, Mr. Adelberg will be the chief financial officer and a senior vice president of Energy East. The other initial officers of the surviving company will be the same individuals who hold the officer positions in EE Merger Corp. immediately prior to the time the merger becomes effective. All officers will hold their positions until their successors are duly elected or appointed and qualified.

ACCOUNTING TREATMENT

    The merger will be accounted for as an acquisition of CMP Group by Energy East under the purchase method of accounting in accordance with generally accepted accounting principles. A portion of the purchase price will be allocated to nonutility assets and liabilities of CMP Group based on their estimated fair market value at the date of acquisition. As a regulated utility, the assets and liabilities of Central Maine Power will not be revalued. The difference between the purchase price, representing fair value, and the recorded amounts will be shown as goodwill on the balance sheet.

REGULATORY APPROVALS


    The parties must comply with state and federal regulatory approval requirements before they can complete the merger. Although there can be no guarantee that the parties will obtain the requisite consents or approvals on a timely basis, or at all, we currently believe that the necessary approvals can be obtained in sufficient time to allow the merger to be completed in the middle of the year 2000. If any of the regulatory approvals include conditions or restrictions that would have a material adverse effect on Energy East or CMP Group, Energy East would have the right to terminate the merger.

    MAINE PUBLIC UTILITIES COMMISSION. Under Maine law, the Maine Public Utilities Commission has jurisdiction over the indirect transfer of control of Central Maine Power and of CMP Group's other utility subsidiaries resulting from the merger, under a standard that requires a finding that the merger is consistent with the interests of customers and shareholders. CMP Group expects to be able to satisfy this standard. Under Maine law, once an application for approval is filed, the Maine Public Utilities Commission must act definitively within 180 days of the date of filing. Under this schedule, CMP Group expects the Maine Public Utilities Commission's order, which may include conditions that are not subject to prediction but that could have an impact on CMP Group's business, to be issued by the end of 1999.

    THE PUBLIC UTILITY HOLDING COMPANY ACT. Energy East expects that if it completes its acquisition of CMP Group it will have to register with the SEC as a public utility holding company under the Public Utility Holding Company Act of 1935.

    The Public Utility Holding Company Act imposes restrictions on registered holding companies. Among these restrictions are requirements that the SEC approve certain securities issuances, sales and acquisitions of utility assets or securities of utility companies, and acquisitions of an interest in any other business. A registered holding company is permitted to own one integrated public utility system, as well as additional utility systems, provided the SEC makes some necessary findings, as described below. The Public Utility Holding Company Act also limits the ability of registered holding companies to engage in non-utility ventures and regulates transactions between various affiliates within holding company systems, including the provision of services by holding company affiliates to the system's utilities.

    In connection with the CMP Group merger Energy East must obtain SEC approval under Section 9(a)(2) of the Public Utility Holding Company Act. Section 9(a)(2) requires an entity owning, directly or indirectly, 5% or more of the outstanding voting securities of a public utility company to obtain the approval of the SEC prior to acquiring a direct or indirect interest in 5% or more of the voting securities of any additional public utility company. Energy East currently holds in excess of 5% of the voting securities of two public utility companies, NYSEG and CMP Natural Gas, and, in the merger, will be indirectly acquiring Central Maine Power and CMP Group's other public utility subsidiaries.

    Under the applicable standards of the Public Utility Holding Company Act, the SEC must determine whether:
       - the merger would tend towards detrimental interlocking relations or a detrimental concentration of control of public utilities;
       - the consideration to be paid in connection with the merger is reasonable;
       - the merger would unduly complicate the capital structure or be detrimental to the proper functioning of Energy East's holding company system; or
       - the merger would violate applicable state law, or be detrimental to the carrying out of the integration provisions of the Act.

    Under the integration provisions of the Public Utility Holding Company Act, to approve the merger, the SEC must also find that the merger would serve the public interest, because it would tend toward the development of an integrated public utility system (in this case consisting of the electric properties of the Energy East and CMP Group systems). Section 10(c)(1) of the Public Utility Holding Company Act prevents the SEC from approving an acquisition that "would be detrimental to the carrying out of the provisions of Section 11." Section 11(b)(1) of the Public Utility Holding Company Act generally confines the utility properties of a registered holding company to a "single integrated public-utility system," either gas or electric. An exception to the requirement of a "single system" is provided in section 11(b)(1)(A) through (C), the so-called ABC clauses. Under this exception, a registered holding company may control one or more additional integrated public utility systems if the SEC affirmatively finds that (A) each of these additional systems cannot be operated as an independent system without the loss of substantial economies; (B) all of these additional systems are located in one state, adjoining states, or a contiguous foreign country; and (C) the continued combination of these systems under the control of such holding company is not so large as to impair the advantages of localized management, efficient operation, or the effectiveness of regulation.


    Although there can be no assurance, CMP Group and Energy East believe that the electric utility systems of CMP Group and Energy East will constitute an "integrated" electric utility system. In addition, Energy East and CMP Group believe that the SEC will make affirmative findings under the ABC clauses that will permit Energy East to retain the gas utility properties of Energy East, CMP Group, Connecticut Energy and CTG Resources as an additional integrated gas utility system. Although Energy East and CMP Group can give no assurance that the necessary SEC approvals will be obtained in a timely manner or at all Energy East and CMP Group believe that the SEC will approve the merger and make the requisite findings with respect to the acquisition and retention of the combined electric and gas systems in sufficient time to allow the merger to be completed in the middle of the year 2000.


    FEDERAL ENERGY REGULATORY COMMISSION. Under Section 203 of the Federal Power Act, the Federal Energy Regulatory Commission has jurisdiction when a public utility sells or otherwise disposes of facilities that are subject to its jurisdiction. A disposition is deemed made when there is a change of control of the public utility that owns the facilities. Central Maine Power's transmission facilities are subject to the FERC's jurisdiction. For this reason, the prior approval of the FERC is required in order to complete the merger.

    In reviewing a merger, the FERC generally evaluates the effect of a proposed merger on competition and on rates and whether the proposed merger will impair the effectiveness of regulation.


    CMP Group and Energy East plan to file a joint application with the FERC, requesting that the FERC approve the merger. While there can be no assurance on this issue, we expect the approval in sufficient time to allow the merger to be completed in the middle of the year 2000.


    NUCLEAR REGULATORY COMMISSION. The consent of the Nuclear Regulatory Commission under the Atomic Energy Act of 1954 may be required for the indirect transfer of control of Central Maine Power's 2.5% interest in the Millstone Unit No. 3 nuclear facility. Central Maine Power is a co-licensee with respect to its 2.5% Millstone 3 interest, but has no operating authority under the license. Because there will be no change in the operation of Millstone 3 or in Central Maine Power's funding of its obligations with respect to Millstone 3, CMP Group and Energy East expect that the NRC's consent will be obtained, if necessary.

    HART-SCOTT-RODINO ANTITRUST IMPROVEMENTS ACT. The merger is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the rules and regulations thereunder, which provide that certain acquisition transactions may not be completed until specified information has been furnished to the Antitrust Division of the Department of Justice and the Federal Trade Commission and until certain waiting periods have been terminated or have expired. The expiration or earlier termination of the Hart-Scott Act waiting period would not preclude the Antitrust Division or the Federal Trade Commission from challenging the merger on antitrust grounds. Neither CMP Group nor Energy East believes that the merger will violate federal antitrust laws. If the merger is not completed within 12 months after the expiration or earlier termination of the initial Hart-Scott Act waiting period, CMP Group and Energy East would be required to submit new information to the Antitrust Division and the Federal Trade Commission, and a new waiting period would have to expire or be earlier terminated before the merger could be completed.

    CONNECTICUT DEPARTMENT OF PUBLIC UTILITY CONTROL. As a result of Central Maine Power's ownership of a 2.5% interest in the Millstone Unit No. 3 nuclear facility located in Waterford, Connecticut, Central Maine Power is a public service company under Connecticut law. For this reason, the Connecticut Department of Public Utility Control has jurisdiction over the merger. Central Maine Power and CMP Group intend to file an application with the Connecticut Department of Public Utility Control for approval of the merger. The Connecticut Department of Public Utility Control will consider whether the merger will have an adverse impact on electric service or ratepayers in Connecticut.


    Although Energy East and CMP Group can give no assurance that the necessary Connecticut Department of Public Utility Control approval will be obtained in a timely manner, Energy East and CMP Group believe that this approval will be obtained in sufficient time to allow the merger to be completed in the middle of the year 2000. Because CMP Group serves no customers in Connecticut, the involvement of the Connecticut Department of Public Utility Control is expected to be relatively minimal.


    OBLIGATIONS TO OBTAIN REGULATORY APPROVALS. Under the merger agreement, both Energy East and CMP Group have agreed to use all commercially reasonable efforts to obtain all regulatory and governmental approvals necessary or advisable to complete the merger.

    INJUNCTIONS. Energy East's and CMP Group's obligation to complete the merger is subject to the condition that there be no law, regulation or injunction in effect that would prohibit the completion of the merger.

EFFECTS OF THE MERGER

    As a result of the merger, CMP Group shares will no longer be publicly traded, and Energy East will become the sole shareholder of CMP Group. Following the merger, persons who were shareholders of CMP Group immediately prior to the merger will no longer have an opportunity to continue their interests in CMP Group as an ongoing corporation and therefore will not share in its future earnings and potential growth.

    Trading in the CMP Group shares on the New York Stock Exchange will cease immediately as of the time the merger becomes effective. After that time, CMP Group will delist the CMP Group shares from the New York Stock Exchange and deregister the shares under the Securities Exchange Act of 1934.

MERGER FINANCING

    In the merger, Energy East expects to pay approximately $957 million in cash consideration to CMP Group shareholders. In addition, in its merger with Connecticut Energy, Energy East expects to pay approximately $218 million in cash consideration to Connecticut Energy shareholders; and in its merger with CTG Resources, Energy East expects to pay approximately $195 million in cash consideration to CTG Resources shareholders. Energy East anticipates funding the cash consideration in these mergers with a combination of the proceeds from the issuance of long-term debt, the proceeds from the sale of its generation assets and internally generated funds.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    In considering the recommendation of the CMP Group board of directors to approve the merger, CMP Group shareholders should be aware that members of the CMP Group board of directors and CMP Group and Central Maine Power management will receive benefits from the merger that will be in addition to or different from the benefits that CMP Group shareholders receive generally. The members of the CMP Group board of directors knew about these additional interests and considered them when they approved the merger.


    ADVISORY BOARD. Under the merger agreement, the present directors of Central Maine Power, all except one of whom are also the present directors of CMP Group, will continue as members of an advisory board of Central Maine Power. The members of the advisory board will provide advice to the board of directors of Central Maine Power on various matters. The members will receive remuneration for their services equivalent to the base remuneration currently provided to non-officer directors of CMP Group.


    INDEMNIFICATION AND INSURANCE. Under the merger agreement, Energy East and the surviving company have agreed to indemnify, after the effective time of the merger, each individual who has ever been an officer, director or employee of CMP Group or any of its subsidiaries. This indemnification will cover all losses, expenses (including reasonable attorneys' fees and expenses), claims, damages, liabilities or amounts paid in settlement (if Energy East gave its written consent to the settlement) arising out of actions or omissions occurring at or prior to the effective time of the merger that are at least in part based on
        - the fact that such individual served as a director, officer or employee of CMP Group or one of its subsidiaries, or
        - the transactions contemplated by the merger agreement.

    These rights to indemnification will continue for at least six years after the effective time of the merger.

    In addition, for six years after the effective time of the merger, Energy East will maintain directors and officers liability insurance policies for the benefit of those directors and officers of CMP Group and its subsidiaries who were covered as of June 14, 1999. The terms of the coverage will be at least as favorable as the terms of the policies in effect as of June 14, 1999. Energy East will not, however, be required to expend in any year more than 200% of the annual aggregate premiums that CMP Group was paying for that insurance on June 14, 1999.


    NEW EMPLOYMENT AGREEMENTS. Energy East and CMP Group have entered into employment agreements with Messrs. Flanagan and Adelberg and F. Michael McClain, Jr. In addition, Energy East and Central Maine Power have entered into an employment agreement with Sara J. Burns. These agreements will become effective upon completion of the merger. These new employment agreements will replace and terminate Mr. Flanagan's, Mr. Adelberg's and Mr. McClain's existing agreements with CMP Group and Ms. Burns's existing agreement with Central Maine Power.


    MR. FLANAGAN. The term of Mr. Flanagan's new employment agreement is three years, beginning on the effective date of the merger, and is automatically extended each month unless either Energy East or Mr. Flanagan gives written notice that the agreement will not be extended. Under the terms of his employment agreement, Mr. Flanagan will become the president of Energy East and the chairman, president and chief executive officer of CMP Group. Mr. Flanagan's base salary will be $550,000 and may be increased by the Energy East board of directors. Mr. Flanagan will also participate in all incentive compensation, fringe benefit and employee benefit plans on the same basis as other executives and key management employees. Mr. Flanagan will be entitled to receive a life insurance benefit that is not less than two and one-half times his annual compensation, and he will also be entitled to certain other death and disability benefits. Energy East will also pay the premiums, not more than $7,800 annually, on a term life insurance policy with a face amount of $700,000. The agreement also provides for a "gross-up" payment to Mr. Flanagan if any payment, benefit or distribution to Mr. Flanagan is subject to excise tax under Section 4999 of the Internal Revenue Code of 1986.

    Energy East, CMP Group or Mr. Flanagan may terminate Mr. Flanagan's employment at any time. If Energy East or CMP Group terminates Mr. Flanagan's employment other than for cause or disability or if Mr. Flanagan terminates his employment for good reason, he will receive:
        - payments of his base salary at the rate in effect at the time of termination for the remainder of the term of his employment agreement;
        - incentive compensation for the remainder of the term of his employment agreement, calculated on the basis of the value of short-term incentive compensation paid to him in the most recently completed fiscal year and the value of any long-term incentive compensation awards determined based on the projected target value of the awards;
        - continuation of all employee welfare benefits for the remainder of the term of the employment agreement;
        - outplacement services costing up to $10,000; and
        - a lump sum payment equal to the value of the fringe benefits that he would have received through the term of the employment agreement and any unreimbursed expenses.

    In addition, if Mr. Flanagan voluntarily terminates his employment on or after June 1, 2001, or if Energy East terminates his employment without cause, then Mr. Flanagan is entitled to a fully vested guaranteed minimum annual retirement benefit, taking into account any other retirement benefits provided to Mr. Flanagan by either Energy East or CMP Group, of 45% of his base salary. This amount is payable as a joint and survivor annuity and is reduced by the proceeds, if any, of the above-referenced $700,000 term life insurance policy.

    MR. ADELBERG. The term of Mr. Adelberg's new employment agreement is three years, beginning on the effective date of the merger, and is automatically extended each month unless either Energy East or Mr. Adelberg gives written notice that the agreement will not be extended. Under the terms of his employment agreement, Mr. Adelberg will become the chief financial officer and a senior vice president of Energy East, and he will be appointed to the board of directors of CMP Group. Mr. Adelberg's base salary will be $425,000 and may be increased by the Energy East board of directors. Mr. Adelberg will participate in all incentive compensation, fringe benefit and employee benefit plans on the same basis as other executives and key management employees. He will also be entitled to relocation benefits if Energy East requires him to spend more than half of his working time in the vicinity of Portland, Maine. Mr. Adelberg will be entitled to receive a life insurance benefit that is not less than two times his annual compensation, and he will also be entitled to certain other death and disability benefits.

    In addition, if Mr. Adelberg is employed by Energy East or CMP Group on June 30, 2000, he will have a fully vested right to a guaranteed minimum annual retirement benefit of 2.6 percent times his number of years of service with Energy East and CMP Group times his adjusted highest average earnings for the previous three years. That benefit will be paid in the form of a joint and survivor annuity. The agreement also provides for a "gross-up" payment to Mr. Adelberg if any payment, benefit or distribution to Mr. Adelberg is subject to excise tax under Section 4999 of the Internal Revenue Code.

    Energy East, CMP Group or Mr. Adelberg may terminate Mr. Adelberg's employment at any time. If Energy East or CMP Group terminates Mr. Adelberg's employment other than for cause or disability or if Mr. Adelberg terminates his employment for good reason, he will receive:
        - payments of his base salary at the rate in effect at the time of termination for the remainder of the term of his employment agreement;

        - incentive compensation for the remainder of the term of his employment agreement, calculated on the basis of the value of short-term incentive compensation paid to him in the most recently completed fiscal year and the value of any long-term incentive compensation awards determined based on the projected target value of the awards;
        - continuation of all employee welfare benefits for the remainder of the term of the employment agreement;
        - outplacement services costing up to $10,000; and
        - a lump sum payment equal to the value of the fringe benefits that he would have received through the term of the employment agreement and any unreimbursed expenses.

    MS. BURNS AND MR. MCCLAIN. The term of Ms. Burns's new employment agreement is three years, beginning on the effective date of the merger, and is automatically extended each month unless either Energy East, Central Maine Power or Ms. Burns gives written notice that the agreement will not be extended. The term of Mr. McClain's new employment agreement is three years, beginning on the effective date of the merger, and is automatically extended each month unless either Energy East, CMP Group or Mr. McClain gives written notice that the agreement will not be extended.

    Ms. Burns will become the president of Central Maine Power and her base salary will be $300,000, which may be increased by the Energy East board of directors. Mr. McClain will become the president of one or more of the nonutility subsidiaries of Energy East, XENERGY Enterprises, Inc. and/or CMP Group. Mr. McClain's base salary will be $200,000 and may be increased by the Energy East board of directors.

    Ms. Burns and Mr. McClain will both participate in all incentive compensation, fringe benefit and employee benefit plans on the same basis as other executives and key management employees. Each agreement also provides for a "gross-up" payment to the executive if any payment, benefit or distribution to that person is subject to excise tax under Section 4999 of the Internal Revenue Code.

    Energy East, Central Maine Power or Ms. Burns may terminate her employment at any time. Energy East, CMP Group or Mr. McClain may terminate his employment at any time. If one of those companies terminates the employment of either executive other than for cause or disability or if the executive terminates his or her employment for good reason, the executive will receive:
        - payments of base salary at the rate in effect at the time of termination for the remainder of the term of the employment agreement;
        - incentive compensation for the remainder of the term of his or her employment agreement, calculated on the basis of the value of short-term incentive compensation paid to him or her in the most recently completed fiscal year and the value of any long-term incentive compensation awards determined based on the projected target value of the awards;
        - continuation of all employee welfare benefits for the remainder of the term of the employment agreement;
        - outplacement services costing up to $10,000; and
        - a lump sum payment equal to the value of the fringe benefits that the executive would have received through the term of the employment agreement and any unreimbursed expenses.


    We estimate that, if the merger occurred on January 1, 2000 and Mr. Flanagan's employment was immediately terminated by Energy East or CMP Group other than for cause or disability or if Mr. Flanagan terminated his employment for good reason, he would receive cash severance payments and gross-up payments pursuant to his new employment agreement of approximately $5,324,924. We estimate that under similar circumstances Mr. Adelberg would receive approximately $2,528,012, Ms. Burns would receive approximately $1,973,185 and Mr. McClain would receive approximately $1,417,973.



    EXISTING EMPLOYMENT AGREEMENTS. Messrs. Flanagan, Adelberg, and McClain currently have employment agreements that provide severance benefits if, within 36 months after a change of control, CMP Group terminates their employment other than for cause or disability or they terminate their employment for good reason. CMP Group shareholder approval of the merger would constitute a change of control as it is defined in these agreements. The new employment agreements, described above, which replace and terminate the current agreements, do not begin until the effective time of the merger. Thus, Messrs. Flanagan, Adelberg, and McClain may be entitled to the change of control benefits provided for in their current agreements if their employment terminates after CMP Group shareholders approve the merger but before the effective time of the merger. The rights of these executives will be governed by their new employment agreements if a termination occurs after the effective time of the merger. In addition, David E. Marsh, Gerald C. Poulin and Anne M. Pare currently have employment agreements that also contain provisions relating to a change of control of CMP Group. These agreements also provide that approval of the merger by CMP Group shareholders would constitute a change of control. Each of these agreements provides the benefits described below, if the executive's employment is terminated by CMP Group other than for cause or disability, or by the executive for good reason, within 36 months following CMP Group shareholder approval of the merger, in the case of Messrs. Marsh and Poulin, or within 12 months of the completion of the merger in the case of Ms. Pare.


    MR. FLANAGAN'S BENEFITS. Mr. Flanagan's special retirement benefit under his current employment agreement would be funded through a rabbi trust over a five-year period following shareholder approval of the merger. Additionally, Mr. Flanagan would receive the following change of control benefits under this agreement if, during the 36-month period following shareholder approval of the merger, CMP Group terminates his employment other than for cause or disability, or if he terminates his employment for good reason:

    Change of Control Severance:
        - a lump sum cash payment of 1.99 times his base salary and 2.99 times his bonus, based on the average bonus for the three years preceding the change of control;
        - continued welfare benefits for the three-year period following the termination of employment;
        - outplacement services costing up to $10,000; and
        - age and service credit for retirement and welfare benefits during the 36 months following his termination of employment, if this credit is permitted under applicable law.


    If Mr. Flanagan's employment terminates after a change of control, he will be paid an amount equal to his annual base salary as of the termination date in 12 equal monthly installments as reasonable compensation for his agreement not to compete, subject to forfeiture if he competes during this period.



    Severance if there is No Change of Control:


        - his base salary for one year in 12 equal monthly installments following the termination of his employment by CMP Group without cause or by Mr. Flanagan for good reason.


    MESSRS. ADELBERG'S, MCCLAIN'S, MARSH'S AND POULIN'S BENEFITS. These executives' change of control benefits are similar to those provided to Mr. Flanagan, except that special retirement benefits for Messrs. Adelberg, Marsh and Poulin are not funded through a rabbi trust. In addition, in exchange for not competing with CMP Group if their employment is terminated after a change of control, they will be paid amounts equal to their respective base salaries under the same terms as those under which Mr. Flanagan would receive payments for not competing. In the absence of a change of control, each of these executives' severance benefits would consist of monthly installments of the executive's base salary for one year following the termination of employment. However, the last six installments would be reduced by income from other employment.



    MS. PARE'S BENEFITS. Ms. Pare's severance benefits in the event of the termination of her employment after a change of control are as follows: a lump sum cash payment equal to one times base salary, payment of the COBRA health benefit continuation premiums for 18 months following the date of termination, and outplacement services costing up to $10,000. In addition, in exchange for not competing with CMP Group if her employment is terminated after a change of control, she will be paid an amount equal to her base salary under the same terms as those under which Mr. Flanagan would receive payments for not competing. Under her employment agreement, Ms. Pare is also entitled to a retention bonus of one-half of her base salary if she is employed through the earlier of May 31, 2000 or the date on which the transmission and distribution business is sold. In the absence of a change of control, she would be entitled to a lump sum payment equal to her annual base salary.


    We estimate that, if shareholder approval of the merger occurred on July 1, 1999 and the employment of Messrs. Flanagan, Adelberg, McClain, Marsh and Poulin and Ms. Pare immediately terminated as described above, they would receive cash severance payments upon termination pursuant to their agreements of approximately $1,486,972, $761,797, $593,244, $761,797, $608,617, and $121,399,
respectively. If such payments constituted "excess parachute payments" under the Internal Revenue Code, the severance benefits would be reduced to avoid the imposition of the excise tax, but only if the amount of the reduction is less than the excise tax that the executive would otherwise be required to pay.


    TREATMENT OF STOCK OPTIONS. The CMP Group board of directors has granted options to purchase CMP Group shares to executive officers and managers of CMP Group and Central Maine Power. In the merger agreement, CMP Group agreed that its board of directors will take all actions necessary, including obtaining the consents of the option holders, to provide for the cancellation at the effective time of the merger of all outstanding stock options. Promptly following the effective time of the merger, CMP Group will pay each option holder who consents to the cancellation of his or her options an amount in cash equal to the product of (1) the total number of CMP Group shares underlying the holder's options, and
(2) the excess of $29.50 over the exercise price per share of the CMP Group shares underlying the options. As a result of this provision, the following members of management will receive at the effective time of the merger the following cash payments: David T. Flanagan -- $1,803,437; Arthur W. Adelberg -- $415,734; David E. Marsh -- $415,734; F. Michael McClain -- $335,897; Gerald C.
Poulin -- $337,059; Anne M. Pare -- $186,705; all others -- $2,211,727.


    ENERGY EAST BOARD OF DIRECTORS. At the time the merger becomes effective, the Energy East board of directors will increase the number of Energy East directors by three and will elect Mr. Flanagan and two additional directors of CMP Group mutually agreed upon by Energy East and CMP Group.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER


    The following discussion is a summary of the material United States federal income tax consequences of the merger applicable to CMP Group shareholders. This discussion is based upon the provisions of the Internal Revenue Code, current and proposed United States Treasury Regulations, judicial authority, and administrative rulings. Legislative, judicial and administrative rules and interpretations are subject to change at any time, possibly on a retroactive basis, and the following statements and conclusions are therefore subject to change. It is assumed that the CMP Group shares are held as capital assets by a United States person (i.e., a citizen or resident of the United States or a domestic corporation). This discussion does not address all aspects of United States federal income taxation that may be relevant to a particular CMP Group shareholder in light of that shareholder's individual circumstances, and does not apply to CMP Group shareholders:
        - who are subject to special treatment under the United States federal income tax laws (for example, life insurance companies, tax-exempt organizations, financial institutions, United States expatriates, foreign corporations and nonresident alien individuals),

        - who hold CMP Group shares as part of a hedging, "straddle," conversion, constructive sale or other integrated transaction,

        - who acquired their CMP Group shares through the exercise of employee stock options or other compensation arrangements, or
        - who exercise dissenters' rights.

    In addition, the discussion does not address the consequences of any foreign, state or local tax laws or the consequences of any federal laws other than those pertaining to the federal income tax.

    The receipt of the merger consideration will be a taxable transaction. In general, a holder of CMP Group shares will recognize gain or loss equal to the difference between
        - the amount of cash received, and
        - the holder's adjusted tax basis in CMP Group shares converted in the merger.

    Gain or loss will be calculated separately for each block of shares converted in the merger (i.e., shares acquired at the same cost in a single transaction). The gain or loss will be short-term capital gain or loss if, at the effective time of the merger, the CMP Group shares so converted were held for one year or less. If the shares were held for more than one year, the capital gain or loss will be long-term capital gain or loss, subject (in the case of holders who are individuals) to tax at a maximum United States federal income tax rate of 20%. Limitations may apply to the deductibility of any capital losses recognized on the disposition of CMP Group shares.

    Under the United States federal income tax backup withholding rules, unless an exemption applies, Energy East is required to and will withhold 31% of all payments to which a CMP Group shareholder or other payee is entitled in the merger or otherwise, unless the payee provides a taxpayer identification number (a social security number, in the case of an individual, or an employer identification number, in the case of other shareholders), and certifies under penalties of perjury that the number is correct. Each CMP Group shareholder and, if applicable, each other payee, should complete and sign the substitute Form W-9 that will be part of the letter of transmittal sent separately to the shareholder and return it to the exchange agent (or other agent) to provide the certification necessary to avoid backup withholding, unless an applicable exemption exists and is otherwise proved in a manner satisfactory to the exchange agent (or other applicable agent). The exemptions provide that certain CMP Group shareholders (including, among others, all corporations) are not subject to backup withholding. Any amounts withheld will be allowed as a credit against the holder's United States federal income tax liability for the year, provided that the required information is furnished to the Internal Revenue Service.

    SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE UNITED STATES FEDERAL, STATE AND LOCAL AND FOREIGN TAX CONSEQUENCES OF THE MERGER TO THEM IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

                       RIGHTS OF DISSENTING SHAREHOLDERS

    If you hold CMP Group shares and do not wish to accept the merger consideration, then Sections 908 and 909 of the Maine Business Corporation Act provide you with an alternative. Under these sections, you have a right to dissent from the merger and can choose to be paid the fair value of your CMP Group shares once the merger is completed, provided you follow the procedures outlined in the statute. The complete text of these sections is included in Appendix C to this proxy statement.

    If you wish to exercise your dissenter's rights of appraisal or to preserve the right to do so, you should carefully review Appendix C and seek the advice of counsel. If you do not comply with the deadlines and procedures specified in the Maine Business Corporation Act, you may lose your dissenters' rights of appraisal. To exercise these rights, you must satisfy each of the following conditions:

       - You must file with CMP Group, at or prior to the special meeting, a written objection to the merger.

       - You must not vote in favor of the merger agreement.

       - You must file a written demand for payment of the fair value of your shares within 15 days after the date of the shareholder approval of the merger agreement.

       - You should file your written objection and your demand for payment by mailing them by certified or registered mail to Anne M. Pare, Corporate Secretary and Clerk, CMP Group Inc., 83 Edison Drive, Augusta, Maine 04336, or delivering them in person to CMP Group's principal place of business at the same address, to the attention of Anne M. Pare, Corporate Secretary and Clerk. The objection and demand for payment must specify your name and current address.

    You may object with respect to fewer than all of your shares.

    You must deliver the written objection to the merger even if you submit a proxy or vote against the merger agreement. MERELY VOTING AGAINST, ABSTAINING FROM VOTING OR FAILING TO VOTE IN FAVOR OF ADOPTION OF THE MERGER AGREEMENT WILL NOT CONSTITUTE A WRITTEN OBJECTION TO THE MERGER UNDER THE MAINE BUSINESS CORPORATION ACT. If you fail to meet these conditions, and the merger is effected, your CMP Group shares will be converted into the merger consideration, which is $29.50 in cash, without interest.

    Once filed, the demand for payment may not be withdrawn without the consent of CMP Group. If you make a demand for payment, you may not thereafter vote or exercise any other CMP Group shareholders rights.

    Your right to be paid the fair value of your shares will terminate in the event that (1) the merger agreement is not approved or is abandoned, (2) your demand is withdrawn upon consent of CMP Group, (3) no judicial action for the determination of fair value is filed within the time prescribed by Maine law, as described below, (4) you fail to comply with the statutory procedure or (5) a court of competent jurisdiction determines that you are not entitled to demand payment.

    At the time you file your demand for payment, or within 20 days thereafter, you must submit the certificates representing the shares for which you are demanding payment for notation of the fact of your demand. You must mail or deliver these certificates to Anne M. Pare, Corporate Secretary and Clerk, CMP Group, Inc., 83 Edison Drive, Augusta, Maine 04336. CMP Group will return share certificates to you promptly after notation has been made. If you fail to submit certificates for notation within this time limit, you will lose all rights as a dissenting shareholder (unless a court of competent jurisdiction for good and sufficient cause shown directs otherwise).

    Within the later of 25 days after the merger agreement is approved by the shareholders or 10 days after the effective time of the merger, CMP Group must give written notice to each dissenting shareholder who has complied with the procedures above that the merger has been effected, and must make a written offer at a specified price to purchase the shares as to which each shareholder is dissenting. The offer will be made at the same price per share to all dissenting shareholders.


    If you and CMP Group agree on the price within 20 days after the last date for delivery of this offer, CMP Group must, within 90 days after the effective time of the merger, make payment of the agreed amount upon your surrender of your shares. At the time you are paid, you will cease to have any interest in your shares. If you and CMP Group fail to agree on the fair value of your shares during that 20-day period, CMP Group may, within a 60-day period thereafter, bring an action in the Maine Superior Court in Kennebec County, Maine to determine the fair value of the shares. Alternatively, you may, up to 60 days after the effective time of the merger, demand in writing that CMP Group bring such an action, in which case CMP Group must do so within 30 days after receipt of the demand. If CMP Group fails to institute an action within this 30-day period, you may bring a suit in the name of CMP Group. All actions to determine fair value, whether brought by CMP Group or a shareholder, must be filed within six months from the effective time of the merger.


    All dissenting shareholders, wherever residing, who have not agreed with CMP Group on a price for their shares will be joined as parties in any action to determine fair value and must be served with a copy of the complaint filed in the court action. The value determined by the court will be binding on all eligible dissenting shareholders. Upon request of CMP Group, the court will consider and pass upon whether specified dissenting shareholders have satisfactorily complied with all of the requirements of Maine law. If the court finds that the dissenting shareholders have not so complied, they will not be entitled to be paid the fair value as determined, but will be bound by the terms of the merger agreement. The burden of proof is on the shareholder to prove his eligibility.

    The judgment fixing the fair value of the shares will include interest, at a rate the court finds to be fair and equitable, from the date of the shareholder vote to the date of payment, unless the court determines that your refusal to accept CMP Group's offer of payment for the shares was arbitrary, vexatious or not in good faith. The judgment will be payable only upon surrender to CMP Group of the certificates representing your dissenting shares. Upon CMP Group's payment of the judgment, you will cease to have any interest in the shares. Costs and expenses of the proceeding, as determined by the court, will be assessed against CMP Group unless the court finds that your refusal to accept CMP Group's offer of payment for your shares was arbitrary, vexatious or not in good faith. Costs and expenses will not include the fees and expenses of counsel or of expert witnesses but will include reasonable compensation and expenses to any appraisers appointed by the court. If the "fair value" of the shares, as determined by the court, "materially exceeds" the amount that CMP Group offered to pay for the shares, or if no offer was made, the court may award you all or part of your attorneys' fees or expenses and reasonable compensation and expenses to any expert you employed.

    If you have exercised your right to dissent, any purchaser of your dissenting shares will not acquire any rights in CMP Group other than the rights that you had as a dissenting shareholder. Any new certificate issued evidencing the transferred shares will bear a notation reflecting your demand for payment.

    A shareholder who is a minor or otherwise legally incapacitated will be bound by the procedural limitations of Section 909 of the Maine Business Corporation Act. He may personally, or through a guardian or any person acting for him as a legally authorized representative, take all actions necessary to assert his right to dissent. Actions taken in respect of shares held of record by a nominee for the benefit of another may be made only by the nominee and not by the beneficial owner.

    The foregoing discussion is qualified in its entirety by reference to Sections 908 and 909 of the Maine Business Corporation Act, copies of which are attached hereto as Appendix C.

                              THE MERGER AGREEMENT

    THE FOLLOWING DESCRIPTION IS A SUMMARY OF THE MATERIAL TERMS OF THE MERGER AGREEMENT. IT IS QUALIFIED, IN ITS ENTIRETY, BY THE ACTUAL MERGER AGREEMENT, A COPY OF WHICH IS ATTACHED AS APPENDIX A TO THIS PROXY STATEMENT. WE URGE YOU TO READ THE ACTUAL MERGER AGREEMENT.

GENERAL

    The merger agreement provides that EE Merger Corp., a wholly owned subsidiary of Energy East, will merge with and into CMP Group. CMP Group will survive the merger as a wholly owned subsidiary of Energy East.


    The closing of the merger will occur on the second business day immediately following the date upon which all conditions to the merger have been satisfied or waived, or at such other time as the parties agree. At the closing of the merger, the parties will deliver articles of merger to the Secretary of State of the State of Maine for filing. The merger will become effective upon the filing of these articles. We currently expect that the closing of the merger will take place in the middle of the year 2000.


CORPORATE GOVERNANCE MATTERS

    DIRECTORS. After the merger becomes effective, the board of directors of the surviving company will consist of the current directors of EE Merger Corp. and Messrs. Flanagan and Adelberg. These directors will hold office until their successors are duly elected or appointed and qualified. In addition, the Energy East board of directors will increase the number of Energy East directors by three and will elect Mr. Flanagan and two additional directors of CMP Group mutually agreed upon by CMP Group and Energy East.


    OFFICERS. Once the merger becomes effective, Mr. Flanagan will be the chairman of the board, president and chief executive officer of the surviving company (which will be a subsidiary of Energy East) as well as the president of Energy East. At that time, Mr. Adelberg will be the chief financial officer and a senior vice president of Energy East. The other officers of the surviving company will be the same individuals who hold the officer positions in EE Merger Corp. immediately prior to the time the merger becomes effective. All officers will hold their positions until their successors are duly elected or appointed and qualified.



CONVERSION OF CMP GROUP SHARES


    MERGER CONSIDERATION. At the effective time of the merger, each outstanding CMP Group share (other than those shares that are held by CMP Group shareholders who have not voted in favor of the merger and have properly asserted dissenters' rights or those shares that are owned by CMP Group, Energy East, or any of their subsidiaries) will be converted into the right to receive $29.50 in cash, without interest.

    PAYING AGENT. Energy East will deposit with a paying agent cash payable in exchange for outstanding CMP Group shares.


    DISSENTERS' SHARES. CMP Group shareholders who pursue their rights to dissent under Maine law will lose their right to receive the merger consideration, which is $29.50 in cash per share, without interest. These shareholders will have only those rights that are granted by applicable Maine law. If, however, after the effective time of the merger, a holder withdraws or loses his right to dissent (in either case pursuant to Maine law), his CMP Group shares will be converted into the right to receive the merger consideration. CMP Group will promptly notify Energy East if it receives any written demands for payment of the fair value of outstanding CMP Group shares or withdrawals of such demands. The surviving company will make any payments in respect of dissenting shares.

    EXCHANGE AND PAYMENT PROCEDURES. Promptly after the effective time of the merger, the paying agent will mail to each record holder of a certificate representing CMP Group shares that have been converted into the right to receive the merger consideration:

       - a letter of transmittal for use in submitting stock certificates to the paying agent; and

       - instructions explaining what the shareholders must do to effect the surrender of the CMP Group stock certificates and receive the merger consideration.

After a shareholder submits his stock certificates, a letter of transmittal and other documents that may be required, the shareholder will have the right to receive the merger consideration. The merger consideration may be delivered to someone who is not listed in CMP Group's transfer records if he presents a CMP Group share certificate to the paying agent along with all documents required to evidence that a transfer of the certificate has been made to him and any applicable stock transfer taxes have been paid. Until surrender, each certificate (other than those that are held by CMP Group shareholders who have not voted in favor of the merger and have properly asserted dissenters' rights) will be deemed at any time after the effective time of the merger to represent only the right to receive the merger consideration upon surrender.

    Shareholders should not forward certificates to the paying agent, Energy East or CMP Group until they have received a letter of transmittal. Shareholders should not return certificates with the enclosed proxy.

    TREATMENT OF STOCK OPTIONS. CMP Group agreed that its board of directors will take all actions necessary, including obtaining the consents of the option holders, to provide for the cancellation at the effective time of the merger of all outstanding stock options. Promptly following the effective time of the merger, CMP Group will pay each option holder who consents to the cancellation of his options an amount in cash equal to the product of (1) the total number of CMP Group shares underlying the holder's options, and (2) the excess of $29.50 over the exercise price per share of the CMP Group shares underlying the options.

    WITHHOLDING RIGHTS. Each of the surviving company, CMP Group and Energy East is entitled to deduct and withhold from the merger consideration those amounts it is required to deduct and withhold under the Internal Revenue Code or any provision of state, local or foreign tax law.

REPRESENTATIONS AND WARRANTIES

    In the merger agreement, CMP Group and Energy East make representations and warranties about themselves and their businesses, including the following:

    by CMP Group as to:

        - its proper organization, good standing and qualification to do business in various states;

        - its capital structure;

        - the filing with regulatory agencies of all required reports, including financial statements and their compliance with legal requirements;

        - litigation;

        - tax matters;

        - environmental compliance and liability;

        - the shareholder vote required;

        - the ownership of Energy East shares by CMP Group;

        - the required statutory approvals;

        - Year 2000 readiness;

        - the validity of its subsidiaries' stock and the ownership rights of CMP Group;

        - its authority to enter into and the enforceability of the merger agreement;

        - the absence of certain adverse changes or events;

        - accuracy of information included in this proxy statement;

        - employee matters and matters relating to the Employee Retirement Income Security Act of 1974;

        - regulation as a utility;

        - the opinion of CMP Group's financial advisor;

        - the nonapplicability of takeover laws; and

        - compliance with laws;

    and by Energy East as to:

        - its proper organization, good standing and qualification to do business in various states;

        - its capital structure;

        - required statutory approvals;

        - its ability to complete the merger without any vote by its shareholders;

        - compliance with laws;

        - application of the Public Utility Holding Company Act to Energy East and its subsidiaries;

        - its authority to enter into and the enforceability of the merger agreement;

        - the accuracy of information contained in the proxy statement; and

        - the availability of funds to complete the merger.

    The representations and warranties made by the parties to the merger agreement will not survive the merger, but they do form the basis of conditions to the obligations of Energy East and CMP Group.

COVENANTS

    MUTUAL COVENANTS. Under the merger agreement, each party has agreed that, during the period from the date of the merger agreement until the effective time of the merger, except as otherwise permitted in the merger agreement or by written consent of the parties, it will comply with the following covenants:

       - it will confer on a regular and frequent basis with representatives of the other party to discuss, subject to applicable law, material operational matters and the general status of its ongoing operations; promptly notify the other party of any significant changes in its business, properties, assets, condition, results of operations or prospects; advise the other party of any change or event that has had or is reasonably likely to result in a material adverse effect; and promptly provide the other party with copies of all filings with governmental authorities in connection with the merger agreement;

       - it and its subsidiaries will use commercially reasonable efforts to obtain all necessary consents to complete the merger, promptly notify the other party of any failure or prospective failure to obtain these consents, and, if requested by the other party, will provide copies of all the consents that have been obtained; and

       - it and its subsidiaries will not willfully take any action that is reasonably likely to result in a material breach of the merger agreement or any of its representations and warranties being untrue on and as of the closing date of the merger.

    COVENANTS OF CMP GROUP. CMP Group has agreed that, until the effective time of the merger or the termination of the merger agreement (except as disclosed in the schedules to the merger agreement), CMP Group and its subsidiaries will:

       - carry on their businesses in the ordinary course;

       - preserve intact their business organizations and relationships with customers, suppliers and others having business dealings with them, keep available the services of their present officers and employees as a group (subject to prudent management of workforce needs and ongoing programs currently in force), maintain properties and assets in good repair, and maintain supplies and inventories in quantities consistent with past practice;

       - abide by certain customary restrictions on and requirements with respect to: (1) dividends, (2) stock splits and issuances of shares,
         (3) redemptions or repurchases of shares, (4) substantial equity and asset acquisitions and dispositions, (5) capital expenditures, (6) indebtedness, (7) employee benefit plans and other employment arrangements, (8) tax and accounting matters, (9) discharge of liabilities, (10) amending, terminating and renewing material contracts and (11) insurance;

       - take any action in connection with CMP Group's rights in its investment in NorthEast Optic Network, as requested by Energy East;

       - not engage in any activities that would cause a change in their status under the Public Utility Holding Company Act;

       - not amend or propose to amend their articles of incorporation, by-laws, regulations or similar organizational documents (except CMP Group's wholly owned subsidiaries may do so if it would not reasonably be expected to prevent or materially impede the merger or interfere with Energy East's ability to exercise control over these subsidiaries);

       - use reasonable efforts to maintain in effect all material existing governmental permits pursuant to which they operate; and

       - take all necessary steps within their control to exempt the merger from, or if necessary, challenge the validity or applicability of, any takeover law.

    NO SOLICITATION OF ALTERNATIVE PROPOSALS. CMP Group also agreed to certain restrictions concerning "Alternative Proposals," which are defined in the merger agreement as proposals or offers relating to mergers, acquisitions, consolidations or similar transactions between third parties and CMP Group or its subsidiaries, or any acquisition of a substantial equity interest in or a substantial portion of the assets of CMP Group or any of its subsidiaries. Specifically, CMP Group agreed that:

       - neither it nor its subsidiaries will encourage, initiate, solicit or take any other action to facilitate knowingly any inquiries, proposals or offers that constitute or may reasonably be expected to lead to an Alternative Proposal from any person;

       - neither it nor its subsidiaries will engage in any discussion or negotiations concerning, or provide any nonpublic information or data to make or implement, an Alternative Proposal;

       - it will immediately cease and cause to be terminated any then existing solicitation, initiation, encouragement, activity, discussions or negotiations with any parties conducted with a view of formulating an Alternative Proposal; and


       - it will notify Energy East of any of these inquiries, offers or proposals within 24 hours of their receipt; it will keep Energy East informed of their status; and it will give Energy East 48 hours' advance notice of its intent to enter into any agreement or to commence providing information to any person making the inquiry, offer or proposal.


    Nonetheless, CMP Group may take the following steps:

       - at any time before the CMP Group shareholders vote to approve the merger agreement, CMP Group may engage in discussions or negotiations with a third party who seeks to initiate such discussions or negotiations, and may furnish such third party information concerning CMP Group and its business, properties and assets, but only if the following requirements are met:

           - the CMP Group board of directors concludes that the third party has made an Alternative Proposal that is financially superior to the merger and has demonstrated that any necessary financing has been obtained (or is obtainable in the reasonable judgment of the CMP Group board of directors), and the CMP Group board of directors concludes in good faith, based upon the advice of outside counsel and other relevant matters, that failure to engage in such discussions and provide such information would likely result in a breach of its fiduciary duties under applicable law, and

           - before CMP Group provides information to, or enters into discussions or negotiations with, the third party, CMP Group (1) gives Energy East not less than two business days' notice that it intends to furnish information to, or intends to enter into discussions with, that third party; (2) provides Energy East a reasonable opportunity to respond to the Alternative Proposal; and
             (3) receives from the third party an executed confidentiality agreement;

           - CMP Group may comply with Rule 14e-2 under the Securities Exchange Act of 1934 regulating tender or exchange offers; or

           - CMP Group may accept an Alternative Proposal from a third party, provided that it first terminates the merger agreement with Energy East.

ADDITIONAL AGREEMENTS

    In addition to the covenants above, the parties have also agreed on the following matters.

    ACCESS TO INFORMATION. Upon reasonable notice and during normal business hours until the effective time of the merger, each party will provide the other party reasonable access to all of its properties, books, contracts, commitments and records. In addition, the parties will provide to each other (1) access to all reports, schedules and other documents that they or their subsidiaries filed or received under federal or state securities laws or filed with or sent to the SEC, the Federal Energy Regulatory Commission, the Antitrust Division of the Department of Justice, the Federal Trade Commission, or any other U.S. federal or state regulatory agency or commission, and (2) access to all information concerning themselves, their subsidiaries, directors, officers and shareholders, and other matters that the other party may reasonably request in connection with any filings, applications, or approvals required under the merger agreement. Each party is required to hold in strict confidence all information furnished to it in connection with the merger.

    PROXY STATEMENT. CMP Group agreed to prepare this proxy statement, file it with the SEC and use all reasonable efforts to have it cleared by the SEC.

    REGULATORY MATTERS. CMP Group and Energy East will cooperate with each other and use their best efforts to prepare and file promptly all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to use all commercially reasonable efforts to obtain required governmental consents and approvals.

    SHAREHOLDER APPROVAL. CMP Group agreed to take all steps necessary to hold the special meeting to obtain the necessary majority vote to approve the merger. Subject to their fiduciary duties, the CMP Group board of directors will recommend to the shareholders the approval of the merger agreement.

    INDEMNIFICATION OF DIRECTORS AND OFFICERS. To the extent these individuals are not otherwise indemnified, Energy East and the surviving company have agreed to indemnify, after the effective time of the merger, each individual who has ever been an officer, director or employee of CMP Group or any of its subsidiaries. This indemnification will cover all losses, expenses (including reasonable attorneys' fees and expenses), claims, damages, liabilities or amounts paid in settlement (if Energy East gave its written consent to the settlement) arising out of actions or omissions occurring at or prior to the effective time of the merger that are at least in part (1) based on the fact that such individual served as a director, officer or employee of CMP Group or one of its subsidiaries or (2) based on the transactions contemplated by the merger agreement. Energy East will advance to the indemnified party, upon request, reimbursement of documented expenses reasonably incurred. Energy East and the surviving company will cooperate in the defense of all these matters. Independent counsel mutually acceptable to Energy East and the indemnified individual will make all necessary determinations to decide whether an indemnified individual's conduct complies with the standards for indemnification established by Maine law and the governing articles of incorporation and by-laws. These rights to indemnification will continue for at least six years after the effective time of the merger.

    INSURANCE. For six years after the effective time of the merger, Energy East will maintain directors' and officers' liability insurance policies (or, if available, an extended reporting period under current policies) for the benefit of those directors and officers of CMP Group and its subsidiaries who were covered by CMP Group's insurance as of June 14, 1999. The terms of the coverage will be at least as favorable as the terms of CMP Group's policies in effect as of June 14, 1999. Energy East will not, however, be required to expend in any year more than 200% of the annual aggregate premiums that CMP Group was paying for that insurance on June 14, 1999.

    PUBLIC ANNOUNCEMENTS. Subject to their legal obligations to disclose information, CMP Group and Energy East will cooperate with each other in the development and distribution of all news releases and other public information disclosures about the merger agreement and the merger. In addition, they will not issue any public announcement or statement concerning the merger without the consent of the other party, which consent cannot be withheld unreasonably.

    EMPLOYEE AGREEMENTS. Except as provided below, Energy East and its subsidiaries, including the surviving corporation, will honor, without modification, all existing contracts, agreements and commitments of CMP Group that were entered into before June 14, 1999, and apply to current or former employees or directors of CMP Group.

    EMPLOYEE BENEFIT PLANS. Everyone who works for CMP Group or any of its subsidiaries immediately before the effective time of the merger, remains employed after the effective time of the merger and is not covered by a collective bargaining agreement will be provided with credit, for all purposes other than benefit accrual, for years of service with CMP Group and its subsidiaries before the effective time of the merger, unless providing credit would result in a duplication of benefits. In addition:

       - each of these employees will be immediately eligible to participate, without any waiting period, in all employee benefit plans sponsored by Energy East and its subsidiaries for the benefit of such employees to the extent coverage under these new plans replaces coverage under a comparable plan in which these employees participated immediately before the effective time of the merger;

       - for purposes of each new plan providing medical, dental, pharmaceutical or vision benefits to any of these employees or their dependents, Energy East will waive all pre-existing condition exclusions and actively-at-work requirements of the new plan; and

       - these employees and their dependents will get credit for the eligible expenses they incurred under the old plans, for purposes of satisfying all applicable deductible, coinsurance and maximum out-of-pocket requirements, as if these expenses had been paid under the new plans.

    EXPENSES. Except for those expenses incurred in connection with the printing and filing of this proxy statement (which expenses are being shared equally by CMP Group and Energy East) and except as described under "--Termination, Amendment and Waiver--Termination," both parties will pay their own costs and expenses incurred in connection with the merger.

    FURTHER ASSURANCES. Each party and its subsidiaries will execute all additional documents and instruments and take all other actions that the other party may reasonably request in order to complete the merger. The parties also agreed that if the only barrier to completing the merger is the inability to obtain governmental consents and these consents can be obtained by adopting an alternative structure for the combination of Energy East and CMP Group, then the parties will use their best efforts to effect the combination by means of an alternative structure. The parties need not, however, use best efforts to effect the combination if the alternative structure would not preserve the economic benefits of the merger or would require additional governmental consents or filings (other than amendments or supplements to filings already made).

    CORPORATE OFFICES. After the effective time of the merger, the corporate headquarters of Central Maine Power will continue to be located in Augusta, Maine. At that time, Energy East will open and maintain an office in Portland, Maine to accommodate the responsibilities of Messrs. Flanagan and Adelberg.

    COMMUNITY INVOLVEMENT. After the effective time of the merger, Energy East or the surviving company will make annual charitable contributions of at least $100,000 to the communities that Central Maine Power serves, and otherwise maintain a substantial level of involvement in community activities in the State of Maine that is similar to or greater than the level of community development and related activities currently carried on by CMP Group.

    EMPLOYMENT CONTRACTS. Energy East has entered into employment contracts with Messrs. Flanagan, Adelberg and McClain and Ms. Burns. These agreements will become effective upon completion of the merger.

    ADVISORY BOARD. Central Maine Power will set up an advisory board comprised of the individuals who were directors of Central Maine Power immediately before the effective time of the merger. The advisory board will meet at least quarterly and will provide advice to the Central Maine Power board of directors as requested. The members of the advisory board, who will serve at the discretion of Central Maine Power, will receive remuneration for their services equivalent to the base remuneration provided to non-officer directors of CMP Group.

    TRANSITION STEERING TEAM. Energy East and CMP Group agreed that, as soon as reasonably practicable, they would create a special transition steering team. That team has been created and regularly holds meetings. This team was formed to develop non-binding recommendations for Energy East concerning the future structure and operations of CMP Group, regulatory plans, corporate organizational and management plans, workforce combination proposals, and any other matters requested by Energy East. The chief executive officers of Energy East and CMP Group appointed the members of the transition steering team from the senior management teams of both companies.

CONDITIONS

    MUTUAL CONDITIONS. The obligations of CMP Group, Energy East and EE Merger Corp. to complete the merger are subject to satisfaction of the following conditions:

       - CMP Group shareholders have approved the merger agreement.

       - No U.S. federal or state court has issued a temporary restraining order or injunction that prevents consummation of the merger, and there is no U.S. federal or state law or regulation prohibiting the merger.

       - CMP Group and Energy East have obtained the requisite governmental approvals by the effective time of the merger and all applicable waiting periods must have expired.

    CONDITIONS TO OBLIGATIONS OF ENERGY EAST. The obligations of Energy East to complete the merger are contingent on the satisfaction of, or waiver by Energy East of, the following conditions:


       - CMP Group has performed in all material respects the agreements and covenants contained in the merger agreement.


       - The representations and warranties of CMP Group contained in the merger agreement must be true and correct on the date of the merger agreement and on the closing date of the merger (except for representations and warranties made as of a specified date, the accuracy of which will be determined as of the specified date), unless any inaccuracy would not, in the aggregate, reasonably be expected to have a material adverse effect on CMP Group and its subsidiaries taken as a whole.

       - CMP Group has provided Energy East with a certificate, dated the closing date of the merger, signed by CMP Group's treasurer, corporate counsel and secretary regarding satisfaction of the two preceding conditions.

       - CMP Group and its subsidiaries taken as a whole have not suffered a material adverse effect, and there is no fact or circumstance, unless it was disclosed in the schedules to the merger agreement, that is reasonably likely to have a material adverse effect on CMP Group and its subsidiaries taken as a whole.

       - CMP Group has obtained the requisite third-party consents, unless the failure to obtain those consents would not have a material adverse effect on CMP Group and its subsidiaries taken as a whole.

       - The requisite governmental approvals must not impose terms or conditions that, in the aggregate, will have or (insofar as reasonably can be foreseen) could have, a material adverse effect on either CMP Group and its subsidiaries taken as a whole or Energy East's ability to complete the transactions contemplated by the merger agreement. A requirement that Energy East divest its ownership of NYSEG would constitute a term or condition that could have a material adverse effect.

    CONDITIONS TO OBLIGATIONS OF CMP GROUP. The obligations of CMP Group to complete the merger agreement and the merger are contingent on the satisfaction of, or waiver by CMP Group of, the following conditions:

       - Energy East has performed in all material respects the agreements and covenants contained in the merger agreement.

       - The representations and warranties of Energy East contained in the merger agreement must be true and correct on the date of the merger agreement and on the closing date of the merger (except for representations and warranties made as of a specified date, the accuracy of which will be determined as of the specified date), unless any inaccuracy would not, in the aggregate, reasonably be expected to have a material adverse effect on Energy East's ability to complete the transactions contemplated by the merger agreement.

       - Energy East has provided CMP Group with a certificate, dated the closing date of the merger, signed by Energy East's executive vice president and general counsel regarding satisfaction of the two preceding conditions.

       - Energy East has obtained the requisite third-party consents, unless the failure to obtain those consents would not have a material adverse effect on Energy East's ability to complete the transactions contemplated by the merger agreement.

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
TERMINATION, AMENDMENT AND WAIVER


    TERMINATION. The merger agreement may be terminated at any time before the effective time of the merger, even after the CMP Group shareholders have already approved it unless otherwise noted below:


       - by mutual written consent of the boards of directors of CMP Group and Energy East;

       - by either CMP Group or Energy East if they have not completed the merger by June 14, 2000 (or December 14, 2000, if the only barrier to the closing of the merger is the inability to obtain the requisite governmental approvals), so long as the delay has not been caused by a failure of the party seeking termination to fulfill its obligations under the merger agreement;

       - by either CMP Group or Energy East if any state or federal law prohibits the merger (this determination must be supported by the written opinion of outside counsel) or if any state or federal court of competent jurisdiction issues a final and nonappealable decision that permanently enjoins the merger;

       - by CMP Group, before its shareholders approve the merger agreement, if CMP Group is not in breach of the merger agreement and, as a result of an Alternative Proposal, the CMP Group board of directors determines in good faith that

               - the Alternative Proposal is financially superior to the merger and the third party making the Alternative Proposal has obtained the necessary financing (or demonstrated that the financing is obtainable in the reasonable judgment of the CMP Group board of directors), and

               - based upon the advice of outside counsel and other relevant matters, that failure to do so would likely result in a breach of its fiduciary duties under applicable law;

         provided that before CMP Group may terminate the merger agreement,

               - CMP Group must give Energy East five days' prior notice of its intent to accept the Alternative Proposal, and

               - during this five-day period CMP Group and its financial and legal advisors must negotiate with Energy East towards adjusting the merger agreement so as to enable the merger to proceed.

       - by CMP Group if:

               - Energy East has breached any of its representations, warranties or covenants in the merger agreement, the breach would be reasonably likely to result in a material adverse effect on Energy East's ability to complete the transactions contemplated by the merger agreement, and Energy East does not cure the breach within 20 days of notice from CMP Group; or

       - by Energy East if:

               - CMP Group has breached any of its representations, warranties or covenants in the merger agreement, the breach would be reasonably likely to result in a material adverse effect on CMP Group and its subsidiaries taken as a whole, and CMP Group does not cure the breach within 20 days of notice from Energy East; or

               - the CMP Group board of directors or any committee thereof (1)
                 withdraws or modifies in any manner adverse to Energy East its approval or recommendation of the merger agreement or the merger, (2) fails to reaffirm its approval or recommendation within two days of Energy East's request, (3) approves or recommends any acquisition of CMP Group or a material portion of its assets or any tender offer for the shares of capital stock of CMP Group by someone other than Energy East or any of its affiliates, or (4) resolves to take any of these actions.


    EFFECT OF TERMINATION. CMP Group and Energy East have agreed that, if either of them terminates the merger agreement for any reason outlined above, the merger agreement -- except for the provisions concerning expenses, termination fees, confidentiality of information subject to the terms of a confidentiality agreement, waiver of a jury trial and certain damages and enforcement of the agreement -- will become void and have no effect, without any liability on the part of any party, their officers or their directors. Nonetheless, if either party materially breaches any provision of the merger agreement and the other party consequently terminates the agreement, then the breaching party will have to pay the other party an amount in cash equal to all documented out-of-pocket expenses and fees incurred by the other party not in excess of $10 million if the breach was not willful. In the event of a willful breach, the non-breaching party will also have all available legal remedies in addition to the right to recover its documented out-of-pocket expenses, which will not be limited to $10 million.


    CMP Group must pay Energy East a termination fee of $33.5 million, in addition to fees and expenses up to $10 million, if the merger agreement is terminated for any of the following reasons:

       - the CMP Group board of directors decides to pursue an Alternative Proposal;

       - CMP Group shareholders fail to approve the merger by June 14, 2000, but only if there was an Alternative Proposal outstanding at the time of the special meeting and CMP Group enters into a definitive agreement to complete or actually does complete an Alternative Proposal within two years of the termination; or

       - the CMP Group board of directors withdraws, modifies, or fails to affirm its approval or recommendation of the merger agreement, but only if there was an Alternative Proposal outstanding at the time of the termination and, within two years of such termination, CMP Group enters into a definitive agreement to complete or actually does complete an Alternative Proposal.

    AMENDMENT. The parties' boards of directors may amend the merger agreement at any time before the effective time of the merger, whether or not the CMP Group shareholders have already approved the agreement. After CMP Group shareholder approval is obtained, however, no such amendment can (1) alter the amount or nature of the merger consideration or (2) change any of the terms and conditions of the merger agreement if any of the changes would materially adversely affect the rights of CMP Group shareholders (except for changes that could otherwise be adopted by the CMP Group board of directors without the further approval of the CMP Group shareholders).

    WAIVER. At any time before the effective time of the merger, to the extent permitted by applicable law, the parties may extend the time for the performance of any of the obligations or other acts required by the merger agreement, waive any inaccuracies in the representations and warranties made in connection with the merger agreement, and waive compliance with any of the agreements or conditions contained in the merger agreement. Any agreement on the part of a party to any such extension or waiver will be valid if set forth in an instrument in writing signed on behalf of such party.

                         SHARE OWNERSHIP OF MANAGEMENT
                         AND CERTAIN BENEFICIAL OWNERS


    The following table sets forth information concerning the beneficial ownership of CMP Group shares as of August 20, 1999 by each director and executive officer of CMP Group. The total number of CMP Group shares beneficially owned as of August 20, 1999 by all directors and executive officers as a group is also listed. Shares listed as beneficially owned include shares as to which the directors and executive officers have or share the power to vote or the power to dispose.



                                                                    NUMBER OF
                                                                     SHARES
                                                                  BENEFICIALLY
                                                     SHARES       OWNED SUBJECT
                                                  BENEFICIALLY     TO OPTIONS        TOTAL
                                                  OWNED (AS OF   EXERCISABLE AS     SHARES
                                                   AUGUST 20,          OF         BENEFICIALLY
DIRECTORS AND EXECUTIVE OFFICERS                      1999)      AUGUST 20, 1999     OWNED
------------------------------------------------  -------------  ---------------  -----------
Charles H. Abbott...............................        7,274              --          7,274
Lawrence A. Bennigson...........................          300              --            300
Charleen M. Chase...............................        1,409              --          1,409
Duane D. Fitzgerald.............................          500              --            500
David T. Flanagan...............................       15,354          78,983         94,337
Robert H. Gardiner..............................        1,000              --          1,000
David M. Jagger.................................        1,000              --          1,000
Peter J. Moynihan...............................        1,367              --          1,367
William J. Ryan.................................        1,000              --          1,000
Lee M. Schepps..................................        1,500              --          1,500
Kathryn M. Weare................................        1,271              --          1,271
Lyndel J. Wishcamper............................        3,391              --          3,391
Arthur W. Adelberg..............................        6,749          17,988         24,737
David E. Marsh..................................        8,047          17,988         26,035
Gerald C. Poulin................................        8,520          14,762         23,282
F. Michael McClain..............................        1,218          14,711         15,929
Anne M. Pare....................................        1,041           8,177          9,218
All directors and executive officers as a
  group.........................................       60,941         152,609        213,550



    The number of CMP Group shares beneficially owned by all of the directors and executive officers of CMP Group collectively constituted less than one percent of the total shares then outstanding. Mr. Abbott's spouse held sole voting and investment power over 800 shares of the total number of shares listed for Mr. Abbott. All shares listed for Ms. Chase were held jointly. Of the shares listed for Mr. Poulin, 201 shares were held jointly. The total number of shares held jointly for all directors and executive officers as a group was 1,610 shares.



    Based on publicly available information, as of June 30, 1999 there was no shareholder believed to be the beneficial owner of 5 percent or more of the outstanding CMP Group shares.

                                    EXPERTS

    The consolidated financial statements of CMP Group and Central Maine Power incorporated in this proxy statement by reference to CMP Group's and Central Maine Power's Annual Report on Form 10-K for the year ended December 31, 1998 have been incorporated by reference in reliance on the report of PricewaterhouseCoopers LLP, independent auditors given on authority of that firm as experts in accounting and auditing.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    A representative of PricewaterhouseCoopers LLP expects to be present at the special meeting and will be available to respond to appropriate questions from shareholders in attendance. Although this representative has stated that he does not intend to make any statements at the special meeting, he will have the opportunity to do so.

                      DEADLINES FOR SHAREHOLDER PROPOSALS

    For a shareholder proposal to be considered for inclusion in the proxy statement and form of proxy for the 2000 annual meeting of shareholders of CMP Group, it must be received by Anne M. Pare, Secretary, CMP Group, Inc., 83 Edison Drive, Augusta, Maine 04336 on or before December 22, 1999.

    As for proposals that a shareholder does not seek to include in the proxy statement for the 2000 annual meeting of shareholders, CMP Group can use discretionary voting authority to vote on these matters if CMP Group does not have notice of them (1) at least 45 days before the first anniversary of the date on which CMP Group first mailed its proxy materials for the prior year's annual meeting of shareholders or (2) before the date specified by the advance notice provision in CMP Group's articles of incorporation.

    Under the articles of incorporation, a shareholder who wishes to nominate a candidate for election to the board of directors of CMP Group at the 2000 annual meeting of shareholders of CMP Group or bring any matter before that meeting (other than matters included in CMP Group's proxy materials) must submit the nomination or the matter to the Secretary of CMP Group no earlier than February 21, 2000 and no later than March 21, 2000. The notice must also meet other requirements set forth in the articles of incorporation.

                      WHERE YOU CAN FIND MORE INFORMATION


    CMP Group and Energy East file annual, quarterly and current reports, proxy statements, and other information with the SEC. Anything these companies file may be read and copied at the following locations at the SEC:


Public Reference Room          New York Regional Office       Chicago Regional Office
Room 1024, Judiciary Plaza     Suite 1300                     Citicorp Center
450 Fifth Street, N.W.         7 World Trade Center           Suite 1400
Washington, DC 20549           New York, New York 10048       500 West Madison Street
                                                              Chicago, Illinois 60661

    Please call the SEC at 1-800-732-0330 for further information on the public reference rooms. CMP Group's and Energy East's SEC filings should also be available to the public from commercial document retrieval services and at the Internet world wide web site that the SEC maintains at HTTP://WWW.SEC.GOV. In addition, materials and information concerning CMP Group and Energy East can be inspected at the New York Stock Exchange, 20 Broad Street, 7th Floor, New York, New York 10005, where CMP Group shares and Energy East shares are listed.


    The SEC allows CMP Group to "incorporate by reference" information into this document, which means that CMP Group can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information contained directly in, or incorporated by reference in, this document. This document incorporates by reference the documents set forth below that were previously filed with the SEC by CMP Group (SEC File No. 001-14786). These documents contain important information about CMP Group.



    - CMP Group's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, as amended by Form 10-K/A filed on June 30, 1999.



    - CMP Group's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999.



    - CMP Group's Current Reports on Form 8-K dated April 7, 1999 and June 14, 1999.


    The SEC may require CMP Group to file other documents pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the time this document is sent and the date the special meeting is held. These other documents will be deemed to be incorporated by reference in this document and to be a part of it from the date they are filed with the SEC.

    If you are a CMP Group shareholder, we may have already sent you some of the documents incorporated by reference. Nevertheless, you may obtain any of them through us, the SEC, or the SEC's Internet world wide web site as previously described. Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this document. You may obtain documents incorporated by reference in this document by requesting them in writing or by telephone at the following address:

                                CMP GROUP, INC.
                                83 Edison Drive
                              Augusta, Maine 04336
                                 (207) 623-3521
                           Attn: Corporate Secretary

    If you would like to request documents from CMP Group, please do so promptly in order to receive them before the special meeting.

    CMP Group has provided all information contained in or incorporated by reference in this document with respect to CMP Group and Central Maine Power. Energy East has provided all information contained in this document with respect to Energy East. Neither CMP Group nor Energy East assumes any responsibility for the accuracy or completeness of the information provided by the other party.


    YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS DOCUMENT TO VOTE ON THE MERGER AGREEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS DOCUMENT. THIS DOCUMENT IS DATED AUGUST 30, 1999. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS DOCUMENT IS ACCURATE AS OF ANY DATE OTHER THAN SUCH DATE. NEITHER THE MAILING OF THIS DOCUMENT TO STOCKHOLDERS NOR THE COMPLETION OF THE MERGER WILL CREATE ANY IMPLICATION TO THE CONTRARY.

                                                                      Appendix A


                          AGREEMENT AND PLAN OF MERGER


                                  BY AND AMONG


                                CMP GROUP, INC.,


                             ENERGY EAST CORPORATION


                                       AND


                                 EE MERGER CORP.


                            dated as of June 14, 1999

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                    ARTICLE I

                                   THE MERGER

Section 1.1         The Merger...............................................  1
Section 1.2         Effects of the Merger....................................  1
Section 1.3         Effective Time of the Merger.............................  1
Section 1.4         Directors................................................  2
Section 1.5         Officers.................................................  2

                                   ARTICLE II

                               TREATMENT OF SHARES

Section 2.1         Effect of the Merger on Capital Stock....................  2
Section 2.2         Exchange of Certificates.................................  3
Section 2.3         Treatment of Stock Options; Withholding Rights...........  4

                                   ARTICLE III

                                   THE CLOSING

Section 3.1         Closing..................................................  5

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 4.1         Organization and Qualification...........................  5
Section 4.2         Subsidiaries.............................................  6
Section 4.3         Capitalization...........................................  6
Section 4.4         Authority; Non-Contravention; Statutory Approvals;
                    Compliance...............................................  7
Section 4.5         Reports and Financial Statements.........................  8
Section 4.6         Absence of Certain Changes or Events.....................  9
Section 4.7         Litigation...............................................  9
Section 4.8         Proxy Statement..........................................  9
Section 4.9         Tax Matters.............................................. 10
Section 4.10        Employee Matters; ERISA.................................. 11

Section 4.11        Environmental Protection................................. 15
Section 4.12        Regulation as a Utility.................................. 17
Section 4.13        Vote Required............................................ 17
Section 4.14        Opinion of Financial Advisor............................. 17
Section 4.15        Ownership of Parent Common Stock......................... 17
Section 4.16        Takeover Laws; Rights Plans.............................. 17
Section 4.17        Year 2000................................................ 18

                                    ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF PARENT

Section 5.1         Organization and Qualification........................... 18
Section 5.2         Subsidiaries............................................. 18
Section 5.3         Capitalization........................................... 18
Section 5.4         Authority; Non-Contravention; Statutory Approvals........ 19
Section 5.5         Proxy Statement.......................................... 20
Section 5.6         Availability of Funds.................................... 20
Section 5.7         Vote Required............................................ 20

                                   ARTICLE VI

                                    COVENANTS

Section 6.1         Conduct of Business by the Company Pending the Merger.... 20
Section 6.2         Alternative Proposals.................................... 24
Section 6.3         Cooperation, Notification ............................... 25
Section 6.4         Third Party Consents .................................... 25
Section 6.5         No Breach, Etc. ......................................... 25
Section 6.6         Access to Information.................................... 26
Section 6.7         Proxy Statement.......................................... 26
Section 6.8         Regulatory Matters....................................... 26
Section 6.9         Shareholder Approval..................................... 27
Section 6.10        Directors'and Officers'Indemnification................... 27
Section 6.11        Disclosure Schedules..................................... 28
Section 6.12        Public Announcements..................................... 29
Section 6.13        Certain Employee Agreements.............................. 29
Section 6.14        Employee Benefit Plans................................... 29
Section 6.15        Expenses................................................. 30
Section 6.16        Further Assurances....................................... 30
Section 6.17        Corporate Offices........................................ 30
Section 6.18        Parent Directors......................................... 30
Section 6.19        Employment Contracts..................................... 31

Section 6.20        Advisory Board........................................... 31
Section 6.21        Community Involvement.................................... 31
Section 6.22        Transition Steering Team................................. 31

                                   ARTICLE VII

                                   CONDITIONS

Section 7.1         Conditions to Each Party's Obligation to Effect the
                    Merger................................................... 31
Section 7.2         Conditions to Obligation of Parent to Effect the Merger.. 32
Section 7.3         Conditions to Obligation of the Company to Effect the
                    Merger................................................... 33

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

Section 8.1         Termination.............................................. 34
Section 8.2         Effect of Termination.................................... 35
Section 8.3         Termination Fee; Expenses................................ 35
Section 8.4         Amendment................................................ 36
Section 8.5         Waiver................................................... 36

                                   ARTICLE IX

                               GENERAL PROVISIONS

Section 9.1         Non-Survival; Effect of Representations and Warranties... 37
Section 9.2         Brokers.................................................. 37
Section 9.3         Notices.................................................. 37
Section 9.4         Miscellaneous............................................ 38
Section 9.5         Interpretation........................................... 38
Section 9.6         Counterparts; Effect..................................... 39
Section 9.7         Parties in Interest...................................... 39
Section 9.8         Waiver of Jury Trial and Certain Damages................. 39
Section 9.9         Enforcement.............................................. 39

            AGREEMENT AND PLAN OF MERGER, dated as of June 14, 1999 (this "AGREEMENT"), by and among CMP Group, Inc., a Maine corporation (the "COMPANY"), Energy East Corporation, a New York corporation ("PARENT"), and EE Merger Corp., a Maine corporation and a wholly owned subsidiary of Parent ("MERGER SUB").

            WHEREAS, the Company and Parent have determined to engage in a business combination transaction on the terms stated herein; and

            WHEREAS, the Boards of Directors of the Company and Parent have approved and deemed it advisable and in the best interests of their respective shareholders to consummate the transactions contemplated herein under which the businesses of the Company and Parent would be combined by means of the merger of Merger Sub with and into the Company;

            NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

                                    ARTICLE I

                                   THE MERGER

            SECTION 1.1 THE MERGER. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in SECTION 1.3) Merger Sub shall be merged with and into the Company (the "MERGER") in accordance with the laws of the State of Maine. The Company shall be the surviving corporation in the Merger and shall continue its corporate existence under the laws of the State of Maine. The effects and the consequences of the Merger shall be as set forth in SECTION 1.2. Throughout this Agreement, the term "MERGER SUB" shall refer to Merger Sub prior to the Merger and the term "SURVIVING CORPORATION" shall refer to the Company in its capacity as the surviving corporation in the Merger.

            SECTION 1.2 EFFECTS OF THE MERGER. At the Effective Time, (i) the articles of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation until thereafter amended as provided by law and such articles of incorporation, except that the name of the Surviving Corporation shall be "CMP Group, Inc." and (ii) the by-laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation until thereafter amended as provided by law, the articles of incorporation or by-laws of the Surviving Corporation. Subject to the foregoing, the additional effects of the Merger shall be as provided in Section 905 of the Maine Business Corporation Act, as amended (the "MBCA").

            SECTION 1.3 EFFECTIVE TIME OF THE MERGER. On the Closing Date (as defined in SECTION 3.1), with respect to the Merger, articles of merger complying with Section 903 of the MBCA (the "ARTICLES OF MERGER") shall be delivered to the Secretary of the State of Maine for filing. The Merger shall become effective upon the filing of the Articles of Merger (the "EFFECTIVE TIME").

            SECTION 1.4 DIRECTORS. The directors of Merger Sub immediately prior to the Effective Time and Messrs. David T. Flanagan and Arthur W. Adelberg shall be the directors of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the articles of incorporation and by-laws of the Surviving Corporation, or as otherwise provided by the MBCA.

            SECTION 1.5 OFFICERS. Except for the Chief Executive Officer of the Company, who shall become the Chairman of the Board, President and Chief Executive Officer of the Surviving Corporation, the officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the articles of incorporation and by-laws of the Surviving Corporation, or as otherwise provided by the MBCA.

                                   ARTICLE II

                               TREATMENT OF SHARES

            SECTION 2.1 EFFECT OF THE MERGER ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of the Company or Merger Sub:

            (a) SHARES OF MERGER SUB STOCK. Each share of common stock, par value $.01 per share, of Merger Sub (the "MERGER SUB COMMON STOCK") that is issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

            (b) CANCELLATION OF CERTAIN COMPANY COMMON STOCK. Each share of common stock, par value $5.00 per share, of the Company (the "COMPANY COMMON STOCK"), that is owned by the Company as treasury stock and all shares of Company Common Stock that are owned by any subsidiary of the Company, Parent, Merger Sub or any other subsidiary of Parent shall be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

            (c) CONVERSION OF COMPANY COMMON STOCK. Each share of Company Common Stock, other than Dissenting Shares (as defined in SECTION 2.1(D)) and shares cancelled pursuant to SECTION 2.1(B), issued and outstanding immediately prior to the Effective Time shall by virtue of the Merger and without any action on the part of the holder thereof be converted into the right to receive an amount in cash, without interest, equal to $29.50 (the "MERGER CONSIDERATION"). At the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration.

            (d) DISSENTING SHARES. Each outstanding share of Company Common Stock the holder of which has perfected his right to dissent under applicable law and has not effectively withdrawn or lost such right as of the Effective Time (the "DISSENTING SHARES") shall not be converted into or represent a right to receive the Merger Consideration, and the holder thereof shall be entitled only to such rights as are granted by applicable law; PROVIDED, HOWEVER, that any Dissenting Share held by a person at the Effective Time who shall, after the Effective Time, withdraw the demand for payment for shares or lose the right to payment for shares, in either case pursuant to the MBCA, shall be deemed to be converted into, as of the Effective Time, the right to receive the Merger Consideration. The Company or the Surviving Corporation shall give Parent prompt notice upon receipt by the Company or the Surviving Corporation, respectively, of any such written demands for payment of the fair value of such shares of Company Common Stock and of withdrawals of such notice and any other instruments provided pursuant to applicable law. Any payments made in respect of Dissenting Shares shall be made by the Surviving Corporation.

            SECTION 2.2 EXCHANGE OF CERTIFICATES. (a) DEPOSIT WITH PAYING AGENT. Prior to the Effective Time, Parent and the Company shall appoint a mutually acceptable bank or trust to act as paying agent (the "PAYING AGENT") for the payment of the Merger Consideration upon surrender of certificates representing shares of Company Common Stock. Parent will enter into a customary paying agent agreement acceptable to both Parent and the Company with the Paying Agent. As soon as practicable after the Effective Time, Parent shall deposit or cause to be deposited with the Paying Agent in trust for the benefit of the Company's stockholders cash representing the aggregate Merger Consideration to which Company stockholders who have properly completed, signed and submitted letters of transmittal shall be entitled pursuant to SECTION 2.1(C); and from time to time cash representing the aggregate Merger Consideration to which Company stockholders who later submit letters of transmittal shall be entitled pursuant to SECTION 2.1(C) (such amounts being hereinafter referred to as the "EXCHANGE FUND"). The Paying Agent shall invest the Exchange Fund as Parent directs. Any net profit resulting from, or interest or income produced by, such investments shall be payable to Parent. The Exchange Fund shall not be used for any other purpose except as provided in this Agreement.

            (b) EXCHANGE AND PAYMENT PROCEDURES. As soon as practicable after the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record, as of the Effective Time, of a certificate representing shares of Company Common Stock (a "Certificate") that has been converted pursuant to
SECTION 2.1: (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass only upon actual delivery of the Certificates to the Paying Agent) and (ii) instructions for effecting the surrender of the Certificates and receiving the Merger Consideration to which such holder shall be entitled therefor pursuant to
SECTION 2.1(C). Upon surrender of a Certificate to the Paying Agent for cancellation, together with a duly executed letter of transmittal and such other documents as the Paying Agent may require, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration. In the event the Merger Consideration is to be delivered to any person who is not the person in whose name the Certificate surrendered in exchange therefor is registered in the transfer records of the Company, the Merger Consideration may be delivered to a transferee if the Certificate is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and by evidence satisfactory to the Paying Agent that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this SECTION 2.2, each Certificate (other than a certificate representing (i) shares of Company Common Stock to be cancelled in accordance with SECTION 2.1(B) or (ii) Dissenting Shares) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration. No interest will be paid or will accrue on any cash payable to holders of Certificates pursuant to provisions of this
ARTICLE II. In the event any Certificate has been lost, stolen or destroyed, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificate upon the making of an affidavit of that fact by the holder thereof the Merger Consideration payable with respect thereto pursuant to SECTION 2.1(C), PROVIDED, HOWEVER, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Paying Agent with respect to the Certificate alleged to have been lost, stolen or destroyed.

            (c) CLOSING OF TRANSFER BOOKS. From and after the Effective Time, the stock transfer books of the Company shall be closed and no registration of any transfer of any capital stock of the Company shall thereafter be made in the records of the Company. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged for the Merger Consideration.

            (d) TERMINATION OF EXCHANGE FUND. All funds held by the Paying Agent for payment to the holders of unsurrendered Certificates and unclaimed at the end of six months from the Effective Time shall be returned to Parent, after which time any holder of unsurrendered Certificates shall look as a general creditor only to the Surviving Corporation for payment of such funds to which such holder may be due, subject to applicable law.

            (e) ESCHEAT. The Company shall not be liable to any person for such shares or funds delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

            SECTION 2.3 TREATMENT OF STOCK OPTIONS; WITHHOLDING RIGHTS. (a) TREATMENT OF STOCK OPTIONS. Prior to the Effective Time, the Board of Directors of the Company (or, if appropriate, any committee thereof) shall adopt appropriate resolutions and take all other actions necessary (including obtaining the consent of holders) to provide for the cancellation, effective at the Effective Time, of all the outstanding stock options (the "OPTIONS") outstanding immediately prior to the Effective Time heretofore granted under any stock option or similar plan of the Company or under any agreement, without any payment therefor except as otherwise provided in this Section 2.3. As of the Effective Time, all Options (whether vested or unvested) which are listed in
Section 2.3 of the Company Disclosure Schedule (as defined in Section 6.11(ii)) shall be cancelled (and to the extent formerly so exercisable shall no longer be exercisable) and shall entitle each holder thereof, in cancellation and settlement therefor, to a payment, if any, in cash by the Company (less any applicable withholding taxes), promptly following the Effective Time, equal to the product of (i) the total number of shares of the Company Common Stock subject to such Option (whether vested or unvested) and (ii) the excess, if any, of $29.50 over the exercise price per share of the Company Common Stock subject to such Option.

            (b) WITHHOLDING RIGHTS. Each of the Surviving Corporation, the Company and Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of the Company Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "CODE") and the rules and regulations promulgated thereunder, or any provision of state, local or foreign Tax law. To the extent that amounts are so withheld by the Surviving Corporation, the Company or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation, the Company or Parent, as the case may be.

                                   ARTICLE III

                                   THE CLOSING

            SECTION 3.1 CLOSING. The closing of the Merger (the "CLOSING") shall take place at the offices of Wachtell, Lipton, Rosen & Katz, at 10:00 a.m., New York City time, on the second business day immediately following the date on which the last of the conditions set forth in ARTICLE VII hereof is fulfilled or waived (other than conditions that by their nature are required to be performed on the Closing Date, but subject to satisfaction of such conditions), or at such other time and date and place as the Company and Parent shall mutually agree (the "CLOSING DATE").

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            The Company represents and warrants to Parent as follows:

            SECTION 4.1 ORGANIZATION AND QUALIFICATION. Except as set forth in
Section 4.1 of the Company Disclosure Schedule, the Company and each of its subsidiaries (as defined below) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite corporate power and authority, and has been duly authorized by all necessary approvals and orders to own, lease and operate its assets and properties to the extent currently owned, leased and operated and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified and in good standing will not, when taken together with all other such failures, have a material adverse effect on the business, properties, condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole or on the consummation of this Agreement (any such material adverse effect being hereafter referred to as a "COMPANY MATERIAL ADVERSE EFFECT"). As used in this Agreement, the term "SUBSIDIARY" of a person shall mean any corporation or other entity (including partnerships and other business associations) of which a majority of the outstanding capital stock or other voting securities having voting power under ordinary circumstances to elect directors or similar members of the governing body of such corporation or entity shall at the time be held, directly or indirectly, by such person.

            SECTION 4.2 SUBSIDIARIES. Section 4.2 of the Company Disclosure Schedule sets forth a description as of the date hereof, of all subsidiaries and joint ventures of the Company, including the name of each such entity, the state or jurisdiction of its incorporation or organization, the Company's interest therein and a brief description of the principal line or lines of business conducted by each such entity. Except as set forth in SECTION 4.2 of the Company Disclosure Schedule, all of the issued and outstanding shares of capital stock owned by the Company of each Company subsidiary are validly issued, fully paid, nonassessable and free of preemptive rights, and are owned, directly or indirectly, by the Company free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever, and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any such subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating it to grant, extend or enter into any such agreement or commitment, except for any of the foregoing that could not reasonably be expected to have a Company Material Adverse Effect. As used in this Agreement, the term "JOINT VENTURE" of a person shall mean any corporation or other entity (including partnerships and other business associations) that is not a subsidiary of such person, in which such person or one or more of its subsidiaries owns an equity interest, other than equity interests held for passive investment purposes which are less than 10% of any class of the outstanding voting securities or equity of any such entity.

            SECTION 4.3 CAPITALIZATION. The authorized capital stock of the Company consists of 80,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, par value $100.00 per share, of the Company ("COMPANY PREFERRED STOCK"). As of the close of business on June 14, 1999, there were issued and outstanding 32,442,552 shares of Company Common Stock and no shares of Company Preferred Stock. All of the issued and outstanding shares of the capital stock of the Company are validly issued, fully paid, nonassessable and free of preemptive rights. Except as set forth in Section 4.3 of the Company Disclosure Schedule, as of the date hereof there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating the Company or any of the subsidiaries of the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of the Company, or obligating the Company to grant, extend or enter into any such agreement or commitment.

            SECTION 4.4 AUTHORITY; NON-CONTRAVENTION; STATUTORY APPROVALS; COMPLIANCE. (a) AUTHORITY. The Company has all requisite corporate power and authority to enter into this Agreement and, subject to obtaining the Company Shareholders' Approval (as defined in SECTION 4.13) and the Company Required Statutory Approvals (as defined in SECTION 4.4(C)), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of the Company subject to obtaining the applicable Company Shareholders' Approval. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other signatories hereto, constitutes the valid and binding obligation of the Company enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally, and except that the availability of equitable remedies, including specific performance, may be subject to the discretion of any court before which any proceedings may be brought.

            (b) NON-CONTRAVENTION. Except as set forth in Section 4.4(b) of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby will not, violate, conflict with, or result in a breach of any provision of, or constitute a default (with or without notice or lapse of time or both) under, or result in the termination or modification of, or accelerate the performance required by, or result in a right of termination, cancellation, or acceleration of any obligation or the loss of a benefit under, or result in the creation of any lien, security interest, charge or encumbrance ("LIENS") upon any of the properties or assets of the Company or any of its subsidiaries or any of its joint ventures (any such violation, conflict, breach, default, right of termination, modification, cancellation or acceleration, loss or creation, a "VIOLATION" with respect to the Company (such term when used in ARTICLE V having a correlative meaning with respect to Parent)) pursuant to any provisions (i) of the articles of incorporation, by-laws or similar governing documents of the Company, any of its subsidiaries or any of its joint ventures; (ii) subject to obtaining the Company Required Statutory Approvals and the receipt of the Company Shareholders' Approval, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority (as defined in SECTION 4.4(C)) applicable to the Company, any of its subsidiaries or any of its joint ventures, or any of their respective properties or assets; or (iii) subject to obtaining the third-party consents or other approvals set forth in Section 4.4(b) of the Company Disclosure Schedule (the "COMPANY REQUIRED CONSENTS"), any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which the Company, any of its subsidiaries or any of its joint ventures is a party or by which it or any of its properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and (iii) such Violations as would not have, in the aggregate, a Company Material Adverse Effect.

            (c) STATUTORY APPROVALS. Except as described in Section 4.4(c) of the Company Disclosure Schedule, no declaration, filing or registration with, or notice to or authorization, consent or approval of, any court, federal, state, local or foreign governmental or regulatory body

(including a stock exchange or other self-regulatory body) or authority (each, a "GOVERNMENTAL AUTHORITY") is necessary for the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, the failure to obtain, make or give which would have, in the aggregate, a Company Material Adverse Effect (the "COMPANY REQUIRED STATUTORY APPROVALS"), it being understood that references in this Agreement to "obtaining" such Company Required Statutory Approvals shall mean making such declarations, filings or registrations, giving such notices, obtaining such authorizations, consents or approvals and having such waiting periods expire as are necessary to avoid a violation of law.

            (d) COMPLIANCE. Except as set forth in Section 4.4(d) or Section
4.11 of the Company Disclosure Schedule or as disclosed in the Company SEC Reports (as defined in Section 4.5) filed prior to the date hereof, neither the Company, nor any of its subsidiaries nor any of its joint ventures, is in violation of, is under investigation with respect to any violation of, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable Environmental Law, as defined in SECTION 4.11(F)(II)) of any Governmental Authority except for violations that, in the aggregate, do not have and are not reasonably likely to have a Company Material Adverse Effect. Except as set forth in Section 4.4(d) of the Company Disclosure Schedule or in Section
4.11 of the Company Disclosure Schedule, the Company and its subsidiaries and joint ventures have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct their respective businesses as currently conducted in all respects, except those which the failure to obtain would, in the aggregate, not have a Company Material Adverse Effect. Except as set forth in Section 4.4(d) of the Company Disclosure Schedule, the Company and each of its subsidiaries are not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a default under, (i) its articles of incorporation or by-laws or (ii) any material contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which it is a party or by which it is bound or to which any of its property is subject, except for Violations that, in the aggregate, do not have, and to the knowledge of the Company are not reasonably likely to have, a Company Material Adverse Effect.

            (e) NON-COMPETITION. Except as set forth in Section 4.4(e) of the Company Disclosure Schedule, there is no "non-competition" or other similar contract, commitment, agreement or understanding that restricts the ability of the Company or any of its affiliates to conduct business in any geographic area or that would reasonably be likely to restrict the Surviving Corporation or any of its affiliates to conduct business in any geographic area.

            SECTION 4.5 REPORTS AND FINANCIAL STATEMENTS. The filings required to be made by the Company and its subsidiaries since January 1, 1995 under the Securities Act of 1933, as amended (the "SECURITIES ACT"), the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), the Public Utility Holding Company Act of 1935, as amended (the "1935 ACT"), the Federal Power Act, as amended (the "POWER ACT") and applicable state public utility laws and regulations have been filed with the Securities and Exchange Commission (the "SEC"), the Federal Energy Regulatory Commission (the "FERC") or the appropriate state public utilities commission, as the case may be, including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto, and complied, as of their respective dates, in all material respects with all applicable requirements of the appropriate statute and the rules and regulations thereunder. The Company has delivered or made available to Parent a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by the Company with the SEC since January 1, 1995 (as such documents have since the time of their filing been amended, the "COMPANY SEC REPORTS"). As of their respective dates, the Company SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of the Company included in the Company SEC Reports (collectively, the "COMPANY FINANCIAL STATEMENTS") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP") (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the
SEC) and fairly present the consolidated financial position of the Company as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended. True, accurate and complete copies of the articles of incorporation and by-laws of the Company, as in effect on the date hereof, have been made available to Parent.

            SECTION 4.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in Section 4.6 of the Company Disclosure Schedule or disclosed in the Company SEC Reports filed prior to the date hereof, the Company and each of its subsidiaries have conducted their business only in the ordinary course of business consistent with past practice, and there has not been, and no fact or condition exists which could have, in the aggregate, a Company Material Adverse Effect.

            SECTION 4.7 LITIGATION. Except as set forth in Section 4.7 or
Section 4.11 of the Company Disclosure Schedule or disclosed in the Company SEC Reports filed prior to the date hereof, (i) there are no claims, suits, actions or proceedings, pending or to the knowledge of the Company threatened, nor are there any investigations or reviews pending or threatened against, relating to or affecting the Company or any of its subsidiaries, and (ii) there are no judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality, authority or any arbitrator applicable to the Company or any of its subsidiaries, except for any of the foregoing under clauses (i) and (ii) that in the aggregate could not reasonably be expected to have a Company Material Adverse Effect.

            SECTION 4.8 PROXY STATEMENT. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the proxy statement, in definitive form (the "PROXY STATEMENT"), relating to the Company Special Meeting (as defined below) shall, at the date mailed to shareholders and at the time of the Company Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement, insofar as it relates to the Company or any of its subsidiaries, shall comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

            SECTION 4.9 TAX MATTERS. "TAXES," as used in this Agreement, means any federal, state, county, local or foreign taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, sales and use, AD VALOREM, transfer, gains, profits, excise, franchise, real and personal property, gross receipts, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any governmental entity, and includes any interest and penalties (civil or criminal) on or additions to any such taxes and any expenses incurred in connection with the determination, settlement or litigation of any tax liability. "TAX RETURN," as used in this Agreement, means a report, return or other written information required to be supplied to a governmental entity with respect to Taxes. Except as set forth in the appropriate subsection of Section 4.9 of the Company Disclosure Schedule:

            (a) FILING OF TIMELY TAX RETURNS. The Company and each of its subsidiaries have duly filed (or there has been filed on its behalf) all material Tax Returns required to be filed by each of them under applicable law. All such Tax Returns were and are in all material respects true, complete and correct and filed on a timely basis.

            (b) PAYMENT OF TAXES. The Company and each of its subsidiaries have, within the time and in the manner prescribed by law, paid all Taxes that are currently due and payable except for those contested in good faith and for which adequate reserves have been taken.

            (c) TAX RESERVES. All Taxes payable by the Company and its subsidiaries for all taxable periods and portions thereof through the date of the most recent financial statements contained in the Company Financial Statements filed prior to the date of this Agreement are properly reflected in such financial statements in accordance with GAAP, and the unpaid Taxes of the Company and its subsidiaries as of the Effective Time are not reasonably expected to exceed the amount shown therefor on such financial statements adjusted for the passage of time through the Effective Time in accordance with past custom and practice of the Company and its subsidiaries in filing their Tax Returns.

            (d) EXTENSIONS OF TIME FOR FILING TAX RETURNS. Neither the Company nor any of its subsidiaries has requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

            (e) WAIVERS OF STATUTE OF LIMITATIONS. Neither the Company nor any of its subsidiaries has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

            (f) EXPIRATION OF STATUTE OF LIMITATIONS. The statute of limitations for the assessment of all Taxes has expired for all applicable Tax Returns of the Company and each of its subsidiaries, or those Tax Returns have been examined by the appropriate taxing authorities for all periods through the date hereof, and no deficiency for any Taxes has been proposed, asserted or assessed against the Company or any of its subsidiaries that has not been resolved and paid in full.

            (g) AUDIT, ADMINISTRATIVE AND COURT PROCEEDINGS. No claims, audits, disputes, controversies, examinations, investigations or other proceedings are presently pending with regard to any Taxes or Tax Returns of the Company or any of its subsidiaries.

            (h) TAX RULINGS. For any taxable years since and including 1990, neither the Company nor any of its subsidiaries has received a Tax Ruling (as defined below) or entered into a Closing Agreement (as defined below) with any taxing authority that would have a continuing adverse effect after the Closing Date. "TAX RULING," as used in this Agreement, shall mean a written ruling of a taxing authority relating to Taxes. "CLOSING AGREEMENT," as used in this Agreement, shall mean a written and legally binding agreement with a taxing authority relating to Taxes.

            (i) AVAILABILITY OF TAX RETURNS. The Company has provided or made available to Parent complete and accurate copies of (i) all Tax Returns, and any amendments thereto, filed by the Company or any of its subsidiaries for the tax years after December 31, 1992, (ii) all audit reports received from any taxing authority relating to any Tax Return filed by the Company or any of its subsidiaries for any taxable year since and including 1990 and (iii) any Closing Agreements entered into by the Company or any of its subsidiaries with any taxing authority, relating to any Tax Return filed by the Company or any of its subsidiaries for any taxable year since and including 1990.

            (j) TAX SHARING AGREEMENTS. Neither the Company nor any of its subsidiaries is a party to any agreement, understanding or arrangement relating to allocating or sharing of Taxes.

            (k) LIABILITY FOR OTHERS. Neither the Company nor any of its subsidiaries has any liability for Taxes of any person other than the Company and its subsidiaries (i) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), (ii) as a transferee or successor, (iii) by contract or (iv) otherwise.

            (l) CODE SECTION 897. To the best knowledge of the Company after due inquiry, no foreign person owns or has owned, for purposes of Section 897 of the Code, more than five percent of the total fair market value of Company Common Stock during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, and, at all times during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, Company Common Stock has been regularly traded in an established securities market within the meaning of Treasury Regulation
Section 1.897-1(m).

            (m) CODE SECTION 355(E). Neither the Company nor any of its subsidiaries has constituted a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under
Section 355 of the Code (x) in the past 24-month period or (y) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

            SECTION 4.10 EMPLOYEE MATTERS; ERISA. Except as set forth in the appropriate subsection of Section 4.10 of the Company Disclosure Schedule:

            (a) For purposes of this Section 4.10, the following terms have the definitions set forth below:

            (i) "CONTROLLED GROUP LIABILITY" means any and all liabilities (a) under Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (b) under the minimum funding requirements of Section 302 of ERISA or Section 412 of the Code, (c) under Section 4971 of the Code, and (d) as a result of a failure to comply with the continuation coverage requirements of
Section 601 ET SEQ. of ERISA and Section 4980B of the Code, other than such liabilities that arise solely out of, or relate solely to, the Employee Benefit Plans.

            (ii) "ERISA AFFILIATE" means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

            (iii) An "EMPLOYEE BENEFIT PLAN" means any material employee benefit plan, program, policy, practice or other arrangement providing benefits to any current or former employee, officer or director of the Company or any of its subsidiaries or any beneficiary or dependent thereof that is sponsored or maintained by the Company or any of its subsidiaries or to which the Company or any of its subsidiaries contributes or is obligated to contribute, whether or not written, including without limitation any employee welfare benefit plan within the meaning of Section 3(1) of ERISA, any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any material bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control or fringe benefit plan, program or agreement.

            (iv) A "PLAN" means any Employee Benefit Plan other than a Multiemployer Plan.

            (v) A "MULTIEMPLOYER PLAN" means any "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA.

            (vi) "WITHDRAWAL LIABILITY" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as those terms are defined in Part I of Subtitle E of Title IV of ERISA.

            (b) Section 4.10(b) of the Company Disclosure Schedule includes a complete list of all material Employee Benefit Plans.

            (c) With respect to each Plan, the Company has delivered to Parent a true, correct and complete copy of: (i) each writing constituting a part of such Plan, including without limitation all material plan documents, trust agreements, and insurance contracts and other funding vehicles; (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (iii) the current summary plan description and any material modifications thereto, if required to be furnished under ERISA; (iv) the most recent annual financial report, if any; (v) the most recent actuarial report, if any; and (vi) the most recent determination letter from the Internal Revenue Service (the "IRS"), if any. Except as specifically provided in the foregoing documents delivered to Parent, there are no amendments to any Plan that have been adopted or approved nor has the Company or any of its subsidiaries undertaken to make any such amendments or to adopt or approve any new Plan except as required under applicable law.

            (d) Section 4.10(d) of the Company Disclosure Schedule identifies each Plan that is intended to be a "qualified plan" within the meaning of
Section 401(a) of the Code ("QUALIFIED PLANS"). The IRS has issued a favorable determination letter with respect to each Qualified Plan and the related trust that has not been revoked, and to the knowledge of the Company there are no existing circumstances nor any events that have occurred that could reasonably be expected to adversely affect the qualified status of any Qualified Plan or the related trust. No Plan is intended to meet the requirements of Code Section 501(c)(9).

            (e) All material contributions required to be made to any Plan by applicable law or regulation or by any Plan document or other contractual undertaking, and all material premiums due or payable with respect to insurance policies funding any Plan, for any period through the date hereof have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the Company Financial Statements. Each Employee Benefit Plan that is an employee welfare benefit plan under Section 3(1) of ERISA (i) is funded through an insurance company contract and is not a "welfare benefit fund" within the meaning of Section 419 of the Code, or (ii) is unfunded.

            (f) With respect to each Employee Benefit Plan, the Company and its subsidiaries have complied (or, as disclosed to Parent prior to the date of this Agreement, have corrected any noncompliance under applicable IRS self correction programs), and are now in compliance in all material respects, with all provisions of ERISA, the Code and all laws and regulations applicable to such Employee Benefit Plans and each Employee Benefit Plan has been administered in all material respects in accordance with its terms. There is not now, nor do any circumstances exist that could reasonably be expected to give rise to, any requirement for the posting of security with respect to a Plan or the imposition of any lien on the assets of the Company or any of its subsidiaries under ERISA or the Code. To the knowledge of the Company, no non-exempt prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any Plan.

            (g) With respect to each Plan that is subject to Title IV of ERISA, the minimum funding requirements of Section 302 of ERISA or Section 412 of the Code, or Section 4971 of the Code: (i) there does not exist any accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA, whether or not waived; (ii) the fair market value of the assets of each such Plan that is a defined benefit plan equals or exceeds the actuarial present value of all accrued benefits under such Plan (whether or not vested), based upon the actuarial assumptions set forth in the most recent actuarial report for such Plan; (iii) no reportable event within the meaning of Section 4043(c) of ERISA for which the 30-day notice requirement has not been waived has occurred since December 31, 1993; (iv) all material premiums to the Pension Benefit Guaranty Corporation ("PBGC") have been timely paid in full; (v) no material liability (other than for premiums to the PBGC and for the payment of benefits in the ordinary course) under Title IV of ERISA has been or could reasonably be expected to be incurred by the Company or any of its subsidiaries; and (vi) the PBGC has not instituted proceedings to terminate any such Plan and no condition exists that presents a material risk that such proceedings will be instituted or which would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any such Plan.

            (h) No Employee Benefit Plan is a Multiemployer Plan or a plan that has two or more contributing sponsors at least two of which are not under common control, within the meaning of Section 4063 of ERISA (a "MULTIPLE EMPLOYER PLAN"). None of the Company and its subsidiaries nor any of their respective ERISA Affiliates has, at any time during the last six years, contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan. None of the Company and its subsidiaries nor any ERISA Affiliates has incurred any Withdrawal Liability that has not been satisfied in full.

            (i) There does not now exist, nor do any circumstances exist that could reasonably be expected to result in, any Controlled Group Liability that would be a material liability of the Surviving Corporation following the Closing. Without limiting the generality of the foregoing, neither the Company nor any of its subsidiaries, nor any of their respective ERISA Affiliates, has engaged in any transaction described in Section 4069 or Section 4204 or 4212 of ERISA.

            (j) Except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA, the Company and its subsidiaries have no material liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents of former employees. The Company and each of its subsidiaries has reserved the right to amend, terminate or modify at any time all plans or arrangements providing for retiree health or life insurance coverage.

            (k) Neither the execution and delivery of this Agreement nor the consummation of any of the transactions contemplated hereby will (either alone or in conjunction with any other event) result in, cause the accelerated funding, vesting or delivery of, or increase the amount or value of, any material payment or benefit to any employee, officer or director of the Company or any of its subsidiaries. Without limiting the generality of the foregoing, no amount paid or payable by the Company or any of its subsidiaries in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an "excess parachute payment" within the meaning of Section 280G of the Code.

            (l) No labor organization or group of employees of the Company or any of its subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the knowledge of the Company, threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority. There are no organizing activities, strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances, or other material labor disputes pending or, to the knowledge of the Company, threatened against or involving the Company or any of its subsidiaries. Each of the Company and its subsidiaries is in compliance in all material respects with all applicable laws and collective bargaining agreements respecting employment and employment practices, terms and conditions of employment, wages and hours and occupational safety and health.

            (m) There are no pending or, to the knowledge of the Company, threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted, and there is no set of circumstances which may reasonably give rise to a claim or lawsuit, against the Plans, any fiduciaries thereof with respect to their duties to the Plans or the assets of any of the trusts under any of the Plans which could reasonably be expected to result in any material liability of the Company or any of its subsidiaries to the PBGC, the Department of Treasury, the Department of Labor, any Multiemployer Plan, any Plan or any participant in a Plan.

            (n) The Company, its subsidiaries and each member of their respective business enterprise has complied with the Worker Adjustment and Retraining Notification Act.

            SECTION 4.11 ENVIRONMENTAL PROTECTION. Except as set forth in
Section 4.11 of the Company Disclosure Schedule or in the Company SEC Reports filed prior to the date hereof:

            (a) COMPLIANCE. The Company and each of its subsidiaries are in compliance with all applicable Environmental Laws (as defined in SECTION 4.11(F)(II)); and neither the Company nor any of its subsidiaries has received any communication from any Governmental Authority or any written communication from any other person that alleges that the Company or any of its subsidiaries is not in compliance with applicable Environmental Laws, except where the failure to be in such compliance would not in the aggregate have a Company Material Adverse Effect.

            (b) ENVIRONMENTAL PERMITS. The Company and each of its subsidiaries has obtained or has applied for all environmental, health and safety permits and governmental authorizations (collectively, the "ENVIRONMENTAL PERMITS") necessary for the construction of its facilities or the conduct of its operations, and all such Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and the Company and its subsidiaries are in compliance with all terms and conditions of the Environmental Permits, and the Company reasonably believes that any transfer, renewal or reapplication for any Environmental Permit required as a result of the Merger can be accomplished in the ordinary course of business, except where the failure to obtain or be in compliance with all such Environmental Permits would not, in the aggregate, have a Company Material Adverse Effect.

            (c) ENVIRONMENTAL CLAIMS. There is no Environmental Claim (as defined in SECTION 4.11(F)(I)) pending (i) against the Company or any of its subsidiaries or joint ventures, or (ii) against any real or personal property or operations that the Company or any of its subsidiaries owns, leases or manages, in whole or in part that, if adversely determined, would have a Company Material Adverse Effect.

            (d) RELEASES. Except for Releases of Hazardous Materials, the liability for which would not have, in the aggregate, a Company Material Adverse Effect, there have been no Releases (as defined in SECTION 4.11(F)(IV)) of any Hazardous Material (as defined in SECTION 4.11(F)(III)) that would be reasonably likely to (A) form the basis of any Environmental Claim against the Company or any of its subsidiaries, or (B) to the knowledge of the Company, cause damage or diminution of value to any of the operations or real properties owned, leased or managed, in whole or in part, by the Company or any of its subsidiaries.

            (e) PREDECESSORS. The Company has no knowledge of any Environmental Claim pending or threatened, or of any Release of Hazardous Materials that would be reasonably likely to form the basis of any Environmental Claim, in each case against any person or entity (including, without limitation, any predecessor of the Company or any of its subsidiaries) whose liability the Company or any of its subsidiaries has or may have retained or assumed either contractually or by operation of law or against any real or personal property which the Company or any of its subsidiaries formerly owned, leased or managed, in whole or in part, except for Releases of Hazardous Materials the liability for which would not have, in the aggregate, a Company Material Adverse Effect.

            (f) As used in this Agreement:

                  (i) "ENVIRONMENTAL CLAIM" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation by any person or entity (including any Governmental Authority) alleging potential liability (including, without limitation, potential responsibility for or liability for enforcement costs, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural-resources damages, property damages, personal injuries, fines or penalties) arising out of, based on or resulting from (A) the presence, or Release or threatened Release into the environment, of any Hazardous Materials at any location, whether or not owned, operated, leased or managed by the Company or any of its subsidiaries or joint ventures; or (B) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law; or (C) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials.

                  (ii) "ENVIRONMENTAL LAWS" means all federal, state, local
            laws, rules, ordinances and regulations relating to pollution, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human health as it relates to the environment including, without limitation, laws and regulations relating to Releases or threatened Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

                  (iii) "HAZARDOUS MATERIALS" means (A) any petroleum or
            petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, coal tar residue, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls ("PCBS") in regulated concentrations; and (B) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances", "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "hazardous constituents" or words of similar import, under any Environmental Law; and (C) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated under any Environmental Law in a jurisdiction in which the Company or any of its subsidiaries or joint ventures operates or has stored, treated or disposed of Hazardous Materials.

                  (iv) "RELEASE" means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property.

            SECTION 4.12 REGULATION AS A UTILITY. Except as set forth in Section
4.12 of the Company Disclosure Schedule, neither the Company nor any "associate company," "subsidiary company" or "affiliate" (as such terms are defined in the 1935 Act) of the Company is subject to regulation as (i) a "holding company," a "public-utility company," a "subsidiary company" or an "affiliate" of a "holding company," within the meaning of Sections 2(a)(5), 2(a)(7), 2(a)(8) and 2(a)(11), respectively, of the 1935 Act, (ii) a "public utility" under the Power Act,
(iii) a "natural-gas company" under the Natural Gas Act, or (iv) a public utility or public service company (or similar designation) by any state in the United States other than Maine or by any foreign country.

            SECTION 4.13 VOTE REQUIRED. The approval of the Merger by the affirmative vote of the holders of at least a majority of the outstanding shares of Company Common Stock (the "COMPANY SHAREHOLDERS' APPROVAL") is the only vote of the holders of any class or series of the capital stock of Company or any of its subsidiaries required to approve this Agreement, the Merger and the other transactions contemplated hereby.

            SECTION 4.14 OPINION OF FINANCIAL ADVISOR. The Company has received the opinion of Warburg Dillon Read LLC, to the effect that, as of June 14, 1999, the Merger Consideration is fair from a financial point of view to the holders of Company Common Stock.

            SECTION 4.15 OWNERSHIP OF PARENT COMMON STOCK. Except as set forth in Section 4.15 of the Company Disclosure Schedule, the Company does not "beneficially own" (as such term is defined for purposes of Section 13(d) of the Exchange Act) any shares of Parent Common Stock.

            SECTION 4.16 TAKEOVER LAWS; RIGHTS PLANS. The Company has taken all action required to be taken by it in order to exempt this Agreement and the transactions contemplated hereby from, and this Agreement and the transactions contemplated hereby are exempt from, the requirements of any "moratorium," "control share," "fair price" or other anti-takeover laws and regulations (collectively, "TAKEOVER LAWS") of the State of Maine, including Sections 910 and 611-A of the MBCA. The Company is not a party to a shareholders' rights plan or other similar anti-takeover agreement or arrangement.

            SECTION 4.17 YEAR 2000. Except as set forth in Section 4.17 of the Company Disclosure Schedule, the systems operated or used by the Company or any of its subsidiaries are capable of providing or are being adapted to provide uninterrupted millennium functionality on or after January 1, 2000 to share, record, process and present data in substantially the same manner and with the same functionality as such systems share, records, process and present such data on or before December 31, 1999, except, in the aggregate, as could not have, or reasonably be expected to have, a Company Material Adverse Effect. The costs of the adaptations referred to in the prior sentence, in the aggregate, will not have a Company Material Adverse Effect.

                                    ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF PARENT

                  Parent represents and warrants to the Company as follows:

            SECTION 5.1 ORGANIZATION AND QUALIFICATION. Except as set forth in
Section 5.1 of the Parent Disclosure Schedule (as defined in SECTION 6.11(I)), Parent and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite corporate power and authority, and has been duly authorized by all necessary approvals and orders to own, lease and operate its assets and properties to the extent currently owned, leased and operated and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified and in good standing will not, when taken together with all other such failures, have a material adverse effect on Parent's ability to consummate the transactions contemplated by this Agreement (any such material adverse effect being hereafter referred to as a "PARENT MATERIAL ADVERSE EFFECT").

            SECTION 5.2 SUBSIDIARIES. As of the Closing Date, Parent will be a "holding company" within the meaning of Section 2(a)(7) of the 1935 Act. Except as set forth in Section 5.2 of the Parent Disclosure Schedule, as of the date hereof none of the subsidiaries of Parent is a "public-utility company" within the meaning of Section 2(a)(5) of the 1935 Act.

            SECTION 5.3 CAPITALIZATION. (a) The authorized capital stock of Parent consists of 300,000,000 shares of Parent Common Stock and 10,000,000 shares of preferred stock, par value $0.01 per share, of Parent ("PARENT PREFERRED STOCK"). As of the close of business on June 10, 1999, there were issued and outstanding 116,173,728 shares of Parent Common Stock and no shares of Parent Preferred Stock.

            (b) The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $.01 per share ("MERGER SUB COMMON STOCK"). As of the close of business on June 10, 1999, there were issued and outstanding 1,000 shares of Merger Sub Common Stock, all of which were owned by Parent.

            SECTION 5.4 AUTHORITY; NON-CONTRAVENTION; STATUTORY APPROVALS. (a) AUTHORITY. Parent has all requisite corporate power and authority to enter into this Agreement and, subject to the applicable Parent Required Statutory Approvals (as defined in SECTION 5.4(C)), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation by Parent of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Parent. This Agreement has been duly and validly executed and delivered by Parent and, assuming the due authorization, execution and delivery by the other signatories hereto, constitutes the valid and binding obligation of Parent enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally, and except that the availability of equitable remedies, including specific performance, may be subject to the discretion of any court before which any proceeding maybe brought.

            (b) NON-CONTRAVENTION. Except as set forth in Section 5.4(b) of the Parent Disclosure Schedule, the execution and delivery of this Agreement by Parent does not, and the consummation of the transactions contemplated hereby will not, result in a Violation pursuant to any provisions (i) of the certificate of incorporation, by-laws or similar governing documents of Parent or any of its subsidiaries or any of its joint ventures, (ii) subject to obtaining the Parent Required Statutory Approvals (as defined in SECTION 5.4(C)) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority applicable to Parent or any of its subsidiaries or any of its joint ventures or any of their respective properties or assets or (iii) subject to obtaining the third-party consents or other approvals set forth in SECTION 5.4(B) of the Parent Disclosure Schedule (the "PARENT REQUIRED CONSENTS"), any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Parent or any of its subsidiaries or any of its joint ventures is a party or by which it or any of its properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and (iii) such Violations as would not have, in the aggregate, a Parent Material Adverse Effect.

            (c) STATUTORY APPROVALS. Except as described in Section 5.4(c) of the Parent Disclosure Schedule, no declaration, filing or registration with, or notice to or authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement by Parent or the consummation by Parent of the transactions contemplated hereby, the failure to obtain, make or give which would have, in the aggregate, a Parent Material Adverse Effect (the "PARENT REQUIRED STATUTORY APPROVALS"), it being understood that references in this Agreement to "obtaining" such Parent Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notices; obtaining such authorizations, consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law.

            SECTION 5.5 PROXY STATEMENT. None of the information supplied or to be supplied by or on behalf of Parent for inclusion or incorporation by reference in the Proxy Statement shall, at the date mailed to the Company shareholders and at the time of the Company Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

            SECTION 5.6 AVAILABILITY OF FUNDS. Parent has sufficient funds available to it or has received binding written commitments subject only to customary terms and conditions from third parties to provide sufficient funds to pay the Merger Consideration on the Closing Date and to enable Parent timely to perform all of its obligations under this Agreement.

            SECTION 5.7 VOTE REQUIRED. Parent, as the sole stockholder of Merger Sub, has approved the Merger, and such approval is the only vote of the holders of any class or series of the capital stock of Parent or any of its subsidiaries required to approve this Agreement, the Merger and the other transactions contemplated hereby.

                                   ARTICLE VI

                                    COVENANTS

            SECTION 6.1 CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER. After the date hereof and prior to the Effective Time or earlier termination of this Agreement, the Company agrees as follows, each as to itself and to each of its subsidiaries, except as expressly contemplated or permitted in this Agreement, or to the extent the other parties hereto shall otherwise consent in writing:

            (a) ORDINARY COURSE OF BUSINESS. Except as set forth in Section 6.1(a) of the Company Disclosure Schedule, the Company shall, and shall cause its subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use all commercially reasonable efforts to (i) preserve intact their present business organizations and goodwill and preserve the goodwill and relationships with customers, suppliers and others having business dealings with them, (ii) subject to prudent management of workforce needs and ongoing programs currently in force, keep available the services of their present officers and employees as a group, and (iii) maintain and keep material properties and assets in as good repair and condition as at present, subject to ordinary wear and tear, and maintain supplies and inventories in quantities consistent with past practice.

            (b) DIVIDENDS. The Company shall not, nor shall it permit any of its subsidiaries to (i) declare or pay any dividends on or make other distributions in respect of any capital stock other than (A) dividends by a wholly owned subsidiary to the Company or another wholly owned subsidiary, (B) dividends by a less than wholly owned subsidiary consistent with past practice, including, without limitation, mandatory dividends on the currently outstanding preferred stock of Central Maine Power Company ("CMP Sub"), or (C) regular dividends on Company Common Stock with usual record and payment dates that do not exceed the current regular dividends on

Company Common Stock; (ii) split, combine or reclassify any capital stock or the capital stock of any subsidiary or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of capital stock or the capital stock of any subsidiary; or (iii) redeem, repurchase or otherwise acquire any shares of capital stock or the capital stock of any subsidiary other than (A) redemptions, repurchases and other acquisitions of shares of capital stock in connection with the administration of employee benefit and dividend reinvestment plans as in effect on the date hereof in the ordinary course of the operation of such plans consistent with past practice,
(B) intercompany acquisitions of capital stock or (C) to comply with the mandatory redemption provisions of the Flexible Money Market Preferred Stock, Series A, 7.999% of CMP Sub.

            (c) ISSUANCE OF SECURITIES. The Company shall not, nor shall it permit any of its subsidiaries to, issue, agree to issue, deliver, sell, award, pledge, dispose of or otherwise encumber or authorize or propose the issuance, delivery, sale, award, pledge, disposal or other encumbrance of, any shares of their capital stock of any class or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares or convertible or exchangeable securities, other than pursuant to currently outstanding options granted under Employee Benefit Plans.

            (d) CHARTER DOCUMENTS. The Company shall not, nor shall it permit any of its non-wholly owned subsidiaries to, amend or propose to amend their respective articles of incorporation, by-laws or regulations, or similar organic documents. The Company shall not permit any of its wholly owned subsidiaries to amend or propose to amend its respective articles of incorporation, by-laws or regulations or similar organic documents in a manner which would reasonably be expected to prevent or materially impede or interfere with the Merger or interfere in any way with Parent's ability to exercise control over such subsidiaries.

            (e) ACQUISITIONS. Except as disclosed in Section 6.1(e) of the Company Disclosure Schedule, the Company shall not, nor shall it permit any of its subsidiaries to, acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or business organization or division thereof, or otherwise acquire or agree to acquire any material amount of assets other than in the ordinary course of business.

            (f) CAPITAL EXPENDITURES. Except as set forth in Section 6.1(f) of the Company Disclosure Schedule, or except with respect to amounts which may be required in connection with a major storm or other catastrophic event in order for the Company to fulfill its public service obligations, the Company shall not, nor shall it permit any of its subsidiaries to, make capital expenditures in excess of 110% per year of the amount budgeted by the Company or its subsidiaries for capital expenditures for the 1999 and 2000 fiscal years respectively, which budgeted amounts have been provided to Parent.

            (g) NO DISPOSITIONS. Except as set forth in Section 6.1(g) of the Company Disclosure Schedule, the Company shall not, nor shall it permit any of its subsidiaries to, sell, lease, license, encumber or otherwise dispose of, any of its respective assets, other than encumbrances or dispositions in the ordinary course of business consistent with past practice.

            (h) INDEBTEDNESS. Except as set forth in Section 6.1(h) of the Company Disclosure Schedule, the Company shall not, nor shall it permit any of its subsidiaries to, incur or guarantee any indebtedness (including any debt borrowed or guaranteed or otherwise assumed including, without limitation, the issuance of debt securities or warrants or rights to acquire debt) or enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing other than (i) short-term indebtedness in the ordinary course of business consistent with past practice; (ii) arrangements between the Company and its subsidiaries or among its subsidiaries; (iii) in connection with the refunding at a lower cost of funds of existing indebtedness or (iv) in connection with the refunding at a commercially reasonable rate of existing indebtedness that has matured.

            (i) COMPENSATION, BENEFITS. Except as set forth in Section 6.1(i) of the Company Disclosure Schedule, except as may be required by applicable law, or as expressly contemplated by this Agreement, the Company shall not, nor shall it permit any of its subsidiaries to, (i) enter into, adopt or amend or increase the amount or accelerate the payment or vesting of any benefit or amount payable under, any Employee Benefit Plan or other contract, agreement, commitment, arrangement, plan or policy covering employees, former employees, directors or former directors or their beneficiaries or providing benefits to such persons that is maintained by, contributed to or entered into by the Company or any of its subsidiaries, (ii) increase, or enter into any contract, agreement, commitment or arrangement to increase in any manner, or waive any conditions to the vesting of payment of, the compensation or fringe benefits, or otherwise to extend, expand or enhance the engagement, employment or any related rights of, or take any other action or grant any benefit (including, without limitation, any incentive compensation or stock options or stock option plan) not required under the terms of any existing employee benefit plan, or other contract, agreement, commitment, arrangement, plan or policy to or with any director, officer or other employee of the Company or any of its subsidiaries, except for normal increases in compensation with respect to employees who are not officers of the Company in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company or any of its subsidiaries, or (iii) enter into or amend any employment, severance or special pay arrangement with respect to the termination of employment or other similar contract, agreement or arrangement with any director or officer or other employee except with respect to employees who are not officers of the Company in the ordinary course of business consistent with current industry practice.

            (j) STATUS UNDER 1935 ACT. Except as set forth in Section 6.1(j) of the Company Disclosure Schedule, and except as required or contemplated by this Agreement, the Company shall not, nor shall it permit any of its subsidiaries to, engage in any activities which would cause a change in its status, or that of its subsidiaries, under the 1935 Act.

            (k) ACCOUNTING. Except as set forth in Section 6.1(k) of the Company Disclosure Schedule, the Company shall not, nor shall it permit any of its subsidiaries to, make any changes in their accounting methods, except as required by law, rule, regulation or GAAP.

            (l) DISCHARGE OF LIABILITIES. Except as set forth in Schedule 6.1(l) of the Company Disclosure Schedule, the Company shall not pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice (which includes the payment of final and unappealable judgments) or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the Company's reports filed with the SEC, or incurred in the ordinary course of business consistent with past practice; PROVIDED, HOWEVER, that notwithstanding this Section 6.1(l), the Company shall not be prohibited from amending any contracts with non-utility generators if (i) the sole effect of such amendment is to reduce the net present value of the payments under any such contract, applying the Company's internal cost of capital, (ii) the term of any such contract is not extended and (iii) the Company's obligation to make accelerated payments under any such contract is financed pursuant to a contract with a third party which has a term equal to the remaining term under any such contract.

            (m) CONTRACTS. The Company shall not, except in the ordinary course of business consistent with past practice, modify, amend, terminate, renew any material contract or agreement, other than employment contracts which shall be governed by Section 6.1(i), to which the Company or any of its subsidiaries is a party or waive, release or assign any material rights or claims; PROVIDED, HOWEVER, that notwithstanding this Section 6.1(m), the Company shall not be prohibited from amending any contracts with non-utility generators if (i) the sole effect of such amendment is to reduce the net present value of the payments under any such contract, applying the Company's internal cost of capital, (ii) the term of any such contract is not extended and (iii) the Company's obligation to make accelerated payments under any such contract is financed pursuant to a contract with a third party which has a term equal to the remaining term under any such contract. The Company shall use its reasonable business efforts to renew any material contract or agreement that expires after the date hereof, subject to the written consent of Parent.

            (n) INVESTMENT IN NORTHEAST OPTIC NETWORK, INC. The Company shall, and shall cause its subsidiaries to, take any action requested by Parent in connection with any of the Company's or its subsidiaries' preemptive rights, rights of first refusal, rights in connection with the issuance of shares, rights in connection with certain material transactions or other similar rights owned or held in connection with any investment in NorthEast Optic Network, Inc.

            (o) INSURANCE. The Company shall, and shall cause its subsidiaries to, maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are customary for companies engaged in the electric and gas utility industry.

            (p) PERMITS. The Company shall, and shall cause its subsidiaries to, use reasonable efforts to maintain in effect all material existing governmental permits pursuant to which the Company or any of its subsidiaries operate.

            (q) TAKEOVER LAWS. The Company shall not take any action that would cause the transactions contemplated by this Agreement to be subject to requirements imposed by any Takeover Law, and shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the transactions contemplated by this Agreement from, or if necessary challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect, including Sections 910 and 611-A of the MBCA.

            (r) TAXES. Except as may be required by applicable law or as provided in Section 6.1(r) of the Company Disclosure Schedule, the Company shall not, and shall cause its subsidiaries not to, make or rescind any express or deemed election relating to a material amount of Taxes, settle or compromise any claim, audit, dispute, controversy, examination, investigation or other proceeding relating to a material amount of Taxes, change any of its methods of reporting a material amount of income or deductions for federal income Tax purposes, or file any Tax Return other than in a manner consistent with past custom and practice.

            SECTION 6.2 ALTERNATIVE PROPOSALS. From and after the date hereof, the Company agrees that it (i) will not, its subsidiaries will not, and it will not authorize or permit any of its or its subsidiaries' officers, directors, employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its subsidiaries or any of the foregoing) to, directly or indirectly, encourage, initiate or solicit (including by way of furnishing information) or take any other action to facilitate knowingly any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its shareholders) which constitutes or may reasonably be expected to lead to an Alternative Proposal (as defined below) from any person or engage in any discussion or negotiations concerning, or provide any non-public information or data to make or implement an Alternative Proposal; (ii) will immediately cease and cause to be terminated any existing solicitation, initiation, encouragement, activity, discussions or negotiations with any parties conducted heretofore with a view of formulating an Alternative Proposal; and (iii) will notify Parent orally and in writing of any such inquiry, offer or proposals (including, without limitation, the terms and conditions of any such proposal and the identity of the person making it), within 24 hours of the receipt thereof, and that it shall keep Parent informed of the status and details of any such inquiry, offer or proposal and shall give Parent 48 hours' prior notice of any agreement to be entered into or of the fact that it proposes to commence providing information to any person making such inquiry, offer or proposal; PROVIDED HOWEVER, that notwithstanding any other provision hereof, the Company may (i) at any time prior to the time the Company shareholders shall have voted to approve this Agreement engage in discussions or negotiations with a third party who (without any solicitation, initiation, encouragement, discussion or negotiation, directly or indirectly, by or with the Company or its representatives after the date hereof) seeks to initiate such discussions or negotiations and may furnish such third party information concerning the Company and its business, properties and assets if, and only to the extent that, (A)(x) the third party has first made an Alternative Proposal that is financially superior to the terms of the Merger and has demonstrated that any necessary financing has been obtained or is, in the reasonable judgment of the Board of Directors of the Company, obtainable and (y) the Board of Directors of the Company shall conclude in good faith, based upon the advice of outside counsel and such other matters as the Board of Directors of the Company deems relevant, that failure to do so would likely result in a breach of its fiduciary duties under applicable law and (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, the Company (x) provides not less than two business days' written notice to Parent to the effect that it intends to furnish information to, or intends to enter into discussions or negotiations with, such person or entity, (y) provides the Parent a reasonable opportunity to respond to the Alternative Proposal and (z) receives from such person an executed confidentiality agreement in reasonably customary form except that such confidentiality agreement shall not prohibit such person from making an unsolicited Alternative Proposal, and (ii) comply with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer and/or (iii) accept an Alternative Proposal from a third party, provided the Company terminates this Agreement pursuant to SECTION 8.1(g). "ALTERNATIVE PROPOSAL" shall mean any proposal or offer relating to any merger, acquisition, consolidation, reorganization, share exchange, tender offer, exchange offer or similar transaction involving the Company or any of the Company's subsidiaries, or any acquisition in any manner of, directly or indirectly, a substantial equity interest in or a substantial portion of the assets of the Company or any of the Company's subsidiaries. Nothing herein shall prohibit a disposition permitted by SECTION 6.1(G) hereof.

            SECTION 6.3 COOPERATION, NOTIFICATION. Each party shall, and shall cause its subsidiaries to, (i) confer on a regular and frequent basis with one or more representatives of the other party to discuss, subject to applicable law, material operational matters and the general status of its ongoing operations; (ii) promptly notify the other party of any significant changes in its business, properties, assets, condition (financial or other), results of operations or prospects; (iii) advise the other party of any change or event which has had or, insofar as reasonably can be foreseen, is reasonably likely to result in a Company Material Adverse Effect; and (iv) promptly provide the other party with copies of all filings made by such party or any of its subsidiaries with any state or federal court, administrative agency, commission or other Governmental Authority in connection with this Agreement and the transactions contemplated hereby.

            SECTION 6.4 THIRD-PARTY CONSENTS. The Company shall, and shall cause its subsidiaries to, use all commercially reasonable efforts to obtain all the Company Required Consents. The Company shall promptly notify Parent of any failure or prospective failure to obtain any such consents and, if requested by Parent, shall provide to Parent copies of all the Company Required Consents obtained by the Company. Parent shall, and shall cause its subsidiaries to, use all commercially reasonable efforts to obtain all Parent Required Consents. Parent shall promptly notify the Company of any failure or prospective failure to obtain any such consents and, if requested by the Company, shall provide copies of all Parent Required Consents obtained by Parent to the Company.

            SECTION 6.5 NO BREACH, ETC. No party shall, nor shall any party permit any of its subsidiaries to, willfully take any action that would or is reasonably likely to result in a material breach of any provision of this Agreement or in any of its representations and warranties set forth in this Agreement being untrue on and as of the Closing Date.

            SECTION 6.6 ACCESS TO INFORMATION. Upon reasonable notice and during normal business hours, each party shall, and shall cause its subsidiaries to, afford to the officers, directors, employees, accountants, counsel, investment bankers, financial advisors and other representatives of the other (collectively, "REPRESENTATIVES") reasonable access, throughout the period prior to the Effective Time, to all of its properties, books, contracts, commitments and records (including, but not limited to, Tax Returns) and, during such period, each party shall, and shall cause its subsidiaries to, furnish promptly to the other (i) access to each report, schedule and other document filed or received by it or any of its subsidiaries pursuant to the requirements of federal or state securities laws or filed with or sent to the SEC, the FERC, the Department of Justice, the Federal Trade Commission or any other federal or state regulatory agency or commission, and (ii) access to all information concerning themselves, their subsidiaries, directors, officers and shareholders and such other matters as may be reasonably requested by the other party in connection with any filings, applications or approvals required or contemplated by this Agreement. Each party shall, and shall cause its subsidiaries and Representatives to, hold in strict confidence all Proprietary Information (as defined in the Confidentiality Agreement) concerning the other parties furnished to it in connection with the transactions contemplated by this Agreement in accordance with the Confidentiality Agreement, dated as of March 5, 1999, between the Company and Parent, as it may be amended from time to time (the "CONFIDENTIALITY AGREEMENT").

            SECTION 6.7 PROXY STATEMENT. PREPARATION AND FILING. As soon as reasonably practicable after the date hereof the Company shall prepare the Proxy Statement, file it with the SEC under the Exchange Act, and use all reasonable efforts to have the Proxy Statement cleared by the SEC. Each of the parties hereto shall furnish all information concerning itself which is required or customary for inclusion in the Proxy Statement. No representation, covenant or agreement is made by or on behalf of any party hereto with respect to information supplied by any other party for inclusion in the Proxy Statement.

            SECTION 6.8 REGULATORY MATTERS. Each party hereto shall cooperate and use its best efforts to promptly prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to use all commercially reasonable efforts to obtain all necessary permits, consents, approvals and authorizations of all Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement, including, without limitation, the Company Required Statutory Approvals and the Parent Required Statutory Approvals.

            SECTION 6.9 SHAREHOLDER APPROVAL.

            (a) THE COMPANY SHAREHOLDERS. Subject to the provisions of SECTION 6.9(B), the Company shall, as soon as reasonably practicable after the date hereof (i) take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders (the "COMPANY SPECIAL MEETING") for the purpose of securing the Company Shareholders' Approval, (ii) distribute to its shareholders the Proxy Statement in accordance with applicable federal and state law and with its articles of incorporation and by-laws, (iii) subject to the fiduciary duties of its Board of Directors, recommend to its shareholders the approval of this Agreement and the transactions contemplated hereby and (iv) cooperate and consult with Parent with respect to each of the foregoing matters.

            (b) MEETING DATE. The Company Special Meeting for the purpose of securing the Company Shareholders' Approval shall be held on such date as the Company and Parent shall mutually determine.

            SECTION 6.10 DIRECTORS' AND OFFICERS' INDEMNIFICATION.

            (a) INDEMNIFICATION. To the extent, if any, not provided by an existing right of indemnification or other agreement or policy, from and after the Effective Time, Parent and the Surviving Corporation shall, to the fullest extent permitted by applicable law and the articles or certificate of incorporation or by-laws of the relevant entity, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, an officer, director or employee of the Company or any of its subsidiaries (each an "INDEMNIFIED PARTY" and collectively, the "INDEMNIFIED PARTIES") against (i) all losses, expenses (including reasonable attorney's fees and expenses), claims, damages or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the Effective Time (and whether asserted or claimed prior to, at or after the Effective Time) that are, in whole or in part, based on or arising out of the fact that such person is or was a director, officer or employee of the Company or a subsidiary of the Company (the "INDEMNIFIED LIABILITIES") and (ii) all Indemnified Liabilities to the extent they are based on or arise out of or pertain to the transactions contemplated by this Agreement. In the event of any such loss, expense, claim, damage or liability (whether or not arising before the Effective Time), (i) Parent shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to Parent, promptly after statements therefor are received and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred, (ii) Parent and the Surviving Corporation will cooperate in the defense of all such matters and (iii)any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under Maine law, and the relevant articles or certificate of incorporation or by-laws shall be made by independent counsel mutually acceptable to Parent and the Indemnified Party; PROVIDED, HOWEVER, that Parent shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld). The Indemnified Parties as a group may retain only one law firm with respect to each related matter except to the extent there is, in the opinion of counsel to an

Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between positions of such Indemnified Party and any other Indemnified Party or Indemnified Parties.

            (b) INSURANCE. For a period of six years after the Effective Time, Parent shall cause to be maintained in effect policies of directors' and officers' liability insurance, or, if available, an extended reporting period under current policies of directors' and officers' liability insurance, for the benefit of those persons who are currently covered by such policies of the Company on terms no less favorable than the terms of such current insurance coverage; PROVIDED, HOWEVER, that Parent shall not be required to expend in any year an amount in excess of 200% of the annual aggregate premiums currently paid by the Company, for such insurance; and PROVIDED, FURTHER, that if the annual premiums of such insurance coverage or extended reporting period coverage exceed such amount, Parent shall be obligated to obtain a policy with the best coverage or extended reporting period coverage available, in the reasonable judgment of the Board of Directors of Parent, for a cost not exceeding such amount.

            (c) SUCCESSORS. In the event Parent or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in either such case, proper provisions shall be made so that the successors and assigns of Parent shall assume the obligations set forth in this SECTION 6.10.

            (d) SURVIVAL OF INDEMNIFICATION. To the fullest extent permitted by law, from and after the Effective Time, all rights to indemnification as of the date hereof in favor of the employees, agents, directors and officers of the Company, and its subsidiaries with respect to their activities as such prior to the Effective Time, as provided in its respective articles of incorporation and by-laws in effect on the date hereof, or otherwise in effect on the date hereof, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time.

            (e) BENEFIT. The provisions of this SECTION 6.10 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her representatives.

            SECTION 6.11 DISCLOSURE SCHEDULES. On the date hereof, (i) Parent has delivered to the Company a schedule (the "PARENT DISCLOSURE SCHEDULE"), accompanied by a certificate signed by the Executive Vice President and General Counsel of Parent stating the Parent Disclosure Schedule is being delivered pursuant to this SECTION 6.11(I) and (ii) the Company has delivered to Parent a schedule (the "COMPANY DISCLOSURE SCHEDULE"), accompanied by a certificate signed by the Treasurer, Corporate Counsel and Secretary of the Company stating the Company Disclosure Schedule is being delivered pursuant to this SECTION 6.11(II). The Company Disclosure Schedule and the Parent Disclosure Schedule are collectively referred to herein as the "DISCLOSURE SCHEDULES." The Disclosure Schedules constitute an integral part of this Agreement and modify the respective representations, warranties, covenants or agreements of the parties hereto contained herein to the extent that such representations, warranties, covenants or agreements expressly refer to the Disclosure Schedules. Anything to the contrary contained herein or in the Disclosure Schedules notwithstanding, any and all statements, representations, warranties or disclosures set forth in the Disclosure Schedules shall be deemed to have been made on and as of the date hereof.

            SECTION 6.12 PUBLIC ANNOUNCEMENTS. Subject to each party's disclosure obligations imposed by law, the Company and Parent will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or any of the transactions contemplated hereby and shall not issue any public announcement or statement with respect hereto without the consent of the other party (which consent shall not be unreasonably withheld).

            SECTION 6.13 CERTAIN EMPLOYEE AGREEMENTS. Subject to SECTION 6.14, Parent and the Surviving Corporation and its subsidiaries shall honor, without modification, all contracts, agreements, collective bargaining agreements and commitments of the parties prior to the date hereof which apply to any current or former employee or current or former director of the parties hereto; PROVIDED, HOWEVER, that the foregoing shall not prevent Parent or the Surviving Corporation from enforcing such contracts, agreements, collective bargaining agreements and commitments in accordance with their terms, including, without limitation, any reserved right to amend, modify, suspend, revoke or terminate any such contract, agreement, collective bargaining agreement or commitment.

            SECTION 6.14 EMPLOYEE BENEFIT PLANS. Each individual employed by the Company or any of its subsidiaries immediately before the Effective Time who (i) remains employed by Parent, the Surviving Corporation or any of their respective subsidiaries and (ii) is not covered by a collective bargaining agreement (each such individual, a "CONTINUING COMPANY EMPLOYEE"), shall be provided with credit, for all purposes other than benefit accrual under the employee benefit plans of Parent and its Affiliates providing benefits after the Effective Time to Continuing Company Employees, for his or her years of service with the Company and its subsidiaries before the Effective Time, to the same extent as such Continuing Company Employee was entitled, before the Effective Time, to credit for such service under any similar Plans, except to the extent such credit would result in a duplication of benefits. In addition, and without limiting the generality of the foregoing, (i) each Company Employee shall be immediately eligible to participate, without any waiting time, in any and all employee benefit plans sponsored by Parent and its subsidiaries for the benefit of Company Employees (such plans, collectively, the "NEW PLANS") to the extent coverage under such New Plan replaces coverage under a comparable Plan in which such Surviving Company Employee participated immediately before the Effective Time (such plans, collectively, the "OLD PLANS"); and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Surviving Company Employee, Parent shall cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such employee and his or her covered dependents, and Parent shall cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such employee's participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

            SECTION 6.15 EXPENSES. Subject to SECTION 8.3, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that those expenses incurred in connection with printing the Proxy Statement, as well as the filing fee relating thereto, shall be shared equally by the Company and Parent.

            SECTION 6.16 FURTHER ASSURANCES. Each party will, and will cause its subsidiaries to, execute such further documents and instruments and take such further actions as may reasonably be requested by any other party in order to satisfy the conditions set forth in Article VII and otherwise consummate the Merger in accordance with the terms hereof. The parties expressly acknowledge and agree that, although it is their current intention to effect a business combination among themselves in the form contemplated by this Agreement, it may be preferable to effectuate such a business combination by means of an alternative structure in light of the conditions set forth in Section 7.1(c) or 7.2(f). Accordingly, if the only conditions to the parties' obligations to consummate the Merger which are not satisfied or waived are receipt of any one or more of the Company Required Statutory Approvals or Parent Required Statutory Approvals and the adoption of an alternative structure (that otherwise substantially preserves for Parent and the Company the economic benefits of the Merger and does not require any additional filing with or authorization, consent or approval from any Governmental Authority other than supplements or amendments, to filings already made, to reflect such alternative structure) would result in such conditions being satisfied or waived, then the parties shall use their respective best efforts to effect a business combination among themselves by means of a mutually agreed upon structure other than the Merger that so preserves such benefits; PROVIDED that, prior to closing any such restructured transaction, all material third party and Governmental Authority declarations, filings, registrations, notices, authorizations, consents or approvals necessary for the effectuation of such alternative business combination shall have been obtained and all other conditions to the parties' obligations to consummate the Merger, as applied to such alternative business combination, shall have been satisfied or waived.

            SECTION 6.17 CORPORATE OFFICES. At and subsequent to the Effective Time, the corporate headquarters of CMP Sub shall be located in Augusta, Maine. At and subsequent to the Effective Time, Parent shall open and maintain an office in Portland, Maine appropriate to the responsibilities of Messrs. Flanagan and Adelberg.

            SECTION 6.18 PARENT DIRECTORS. In accordance with the by-laws of Parent, at the Effective Time, the Board of Directors of Parent shall increase by three the number of directors on the Board of Directors of Parent and shall thereupon elect as directors of Parent, Mr. Flanagan and two additional directors of the Company to be mutually agreed upon by Parent and the Company.

            SECTION 6.19 EMPLOYMENT CONTRACTS. Parent has entered into employment contracts with Mr. Flanagan, Mr. Adelberg, Ms. Sara J. Burns, and Mr.
F. Michael McClain in the forms attached hereto as Exhibits A, B, C and D, respectively (the "EMPLOYMENT AGREEMENTS"), which will become effective upon consummation of the Merger.

            SECTION 6.20 ADVISORY BOARD. At the Effective Time, there shall be established an advisory board to CMP Sub ("ADVISORY BOARD"), which shall be comprised of the persons who were directors of CMP Sub prior to the Effective Time. The Advisory Board shall meet no less frequently than quarterly and shall provide advice to the board of directors of CMP Sub with respect to such issues as the board of directors of CMP Sub may from time to time request, including but not limited to community relations, customer service, economic development, employee development and relations and such other matters of community interest as may be appropriate. The members of the Advisory Board, who shall serve at the discretion of CMP Sub, shall receive remuneration for their services equivalent to the base remuneration currently provided to directors of the Company.

            SECTION 6.21 COMMUNITY INVOLVEMENT. Subsequent to the Effective Time, Parent will, or will cause the Surviving Corporation to make at least $100,000 in the aggregate per year in charitable contributions to the communities served by CMP Sub and otherwise maintain a substantial level of involvement in community activities in the state of Maine that is similar to, or greater than, the level of community development and related activities carried on by the Company.

            SECTION 6.22 TRANSITION STEERING TEAM. As soon as reasonably practicable after the date hereof, Parent and the Company shall create a special transition steering team, with representation from the senior management teams of Parent and the Company, that will develop non-binding recommendations for Parent concerning the future structure and operations of Company after the Effective Time, subject to applicable law. The members of the transition steering team shall be appointed by the Chief Executive Officers of Parent and the Company. The functions of the transition steering team shall include the development of recommendations regarding regulatory plans and proposals, corporate organizational and management plans, workforce combination proposals, and such other matters as directed by Parent.

                                   ARTICLE VII

                                   CONDITIONS

            SECTION 7.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of the following conditions, except, to the extent permitted by applicable law, that such conditions may be waived in writing pursuant to SECTION 8.5 by the joint action of the parties hereto:

            (a) SHAREHOLDER APPROVAL. The Company Shareholders' Approval shall have been obtained.

            (b) NO INJUNCTION. No temporary restraining order or preliminary or permanent injunction or other order by any federal or state court preventing consummation of the Merger shall have been issued and be continuing in effect, and the Merger and the other transactions contemplated hereby shall not have been prohibited under any applicable federal or state law or regulation.

            (c) STATUTORY APPROVALS. The Company Required Statutory Approvals and the Parent Required Statutory Approvals shall have been obtained at or prior to the Effective Time, and such approvals shall have become Final Orders. A "FINAL ORDER" means action by the relevant regulatory authority which has not been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which any waiting period prescribed by law before the transactions contemplated hereby may be consummated has expired, and as to which all conditions to the consummation of such transactions prescribed by law, regulation or order have been satisfied.

            SECTION 7.2 CONDITIONS TO OBLIGATION OF PARENT TO EFFECT THE MERGER. The obligation of Parent to effect the Merger shall be further subject to the satisfaction, on the Closing Date, of the following conditions, except as may be waived by Parent in writing pursuant to SECTION 8.5:

            (a) PERFORMANCE OF OBLIGATIONS OF THE COMPANY. The Company (and its appropriate subsidiaries) shall have performed in all material respects its agreements and covenants contained in ARTICLE VI and shall have performed in all material respects its other agreements and covenants contained in or contemplated by this Agreement to be performed by it at or prior to the Effective Time.

            (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company set forth in this Agreement shall be true and correct
(i) on and as of the date hereof and (ii) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time other than the date hereof or the Closing Date, which need only be true and correct as of such date or time) except in each of cases (i) and (ii) for such failures of representations or warranties to be true and correct (without regard to any materiality qualifications contained therein) which, in the aggregate, would not be reasonably likely to result in a Company Material Adverse Effect.

            (c) CLOSING CERTIFICATES. Parent shall have received a certificate signed by the Treasurer, Corporate Counsel and Secretary of the Company, dated the Closing Date, to the effect that, to the best of such officer's knowledge, the conditions set forth in SECTION 7.2(A) and SECTION 7.2(B) have been satisfied.

            (d) NO COMPANY MATERIAL ADVERSE EFFECT. No Company Material Adverse Effect shall have occurred, and there shall exist no fact or circumstance which is reasonably likely to have a Company Material Adverse Effect in each case, other than as described in Section 4.6 of the Company Disclosure Schedule.

            (e) COMPANY REQUIRED CONSENTS. The Company Required Consents the failure of which to obtain would have a Company Material Adverse Effect shall have been obtained.

            (f) STATUTORY APPROVALS. The Final Orders shall not impose terms or conditions which, in the aggregate, would have, or insofar as reasonably can be foreseen, could have, a Company Material Adverse Effect or a Parent Material Adverse Effect. Parent acknowledges that it may be required to become a registered holding company pursuant to Section 5 of the 1935 Act, and that the requirement to become so registered shall not constitute a term or condition that could have a Company Material Adverse Effect or Parent Material Adverse Effect; provided however, that the inclusion of a condition or requirement of the SEC's approval of the Merger under the 1935 Act that Parent divest its ownership of New York State Electric & Gas Corporation, a New York corporation and a wholly owned subsidiary of Parent, shall constitute a term or condition which could have a "material adverse effect" within the meaning of this Section 7.2(f).

            SECTION 7.3 CONDITIONS TO OBLIGATION OF THE COMPANY TO EFFECT THE MERGER. The obligation of the Company to effect the Merger shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by the Company in writing pursuant to
SECTION 8.5.

            (a) PERFORMANCE OF OBLIGATIONS OF PARENT. Parent (and its appropriate subsidiaries) shall have performed in all material respects its agreements and covenants contained in ARTICLE VI and shall have performed in all material respects its other agreements and covenants contained in or contemplated by this Agreement to be performed by it at or prior to the Effective Time.

            (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent set forth in this Agreement shall be true and correct (i) on and as of the date hereof and (ii) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time other than the date hereof or the Closing Date, which need only be true and correct as of such date or time) except in each of cases (i) and (ii) for such failures of representations or warranties to be true and correct (without regard to any materiality qualifications contained therein) which, in the aggregate, would not be reasonably likely to result in a Parent Material Adverse Effect.

            (c) CLOSING CERTIFICATES. The Company shall have received a certificate signed by the Executive Vice President and General Counsel of Parent, dated the Closing Date, to the effect that, to the best of such officer's knowledge, the conditions set forth in SECTION 7.3(A) and SECTION 7.3(B) have been satisfied.

            (d) PARENT REQUIRED CONSENTS. The Parent Required Consents the failure of which to obtain would have a Parent Material Adverse Effect shall have been obtained.

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

            SECTION 8.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date, whether before or after the Company Shareholders' Approval:

            (a) by mutual written consent of the Boards of Directors of the Company and Parent;

            (b) by any party hereto, by written notice to the other parties, if the Effective Time shall not have occurred on or before the day which is twelve months from the date of this Agreement (the "INITIAL TERMINATION DATE"); PROVIDED, HOWEVER, that the right to terminate the Agreement under this SECTION 8.1(B) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date; and PROVIDED, FURTHER, that if on the Initial Termination Date the conditions to the Closing set forth in Section 7.1(c), shall not have been fulfilled but all other conditions to the Closing shall be fulfilled or shall be capable of being fulfilled, then the Initial Termination Date shall be extended to the eighteen month anniversary of the date hereof;

            (c) by any party hereto, by written notice to the other parties, if the Company Shareholders' Approval shall not have been obtained at a duly held Company Special Meeting, including any adjournments thereof;

            (d) by any party hereto, if any state or federal law, order, rule or regulation is adopted or issued, which has the effect, as supported by the written opinion of outside counsel for such party, of prohibiting the Merger, or by any party hereto if any court of competent jurisdiction in the United States or any State shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the Merger, and such order, judgment or decree shall have become final and nonappealable;

            (e) by the Company, by written notice to Parent, if (i) there exist breaches of the representations and warranties of Parent made herein as of the date hereof which breaches, in the aggregate, would be reasonably likely to result in a Parent Material Adverse Effect, and such breaches shall not have been remedied within 20 days after receipt by Parent of notice in writing from the Company, specifying the nature of such breaches and requesting that they be remedied or (ii) Parent (or its appropriate subsidiaries) shall have failed to perform and comply with, in all material respects, its agreements and covenants hereunder, and such failure to perform or comply shall not have been remedied within 20 days after receipt by Parent of notice in writing from the Company, specifying the nature of such failure and requesting that it be remedied;

            (f) by Parent, by written notice to the Company, if (i) there exist material breaches of the representations and warranties of the Company made herein as of the date hereof which breaches, in the aggregate, would be reasonably likely to result in a Company Material Adverse Effect, and such breaches shall not have been remedied within 20 days after receipt by the Company of notice in writing from Parent, specifying the nature of such breaches and requesting that they be remedied, (ii) the Company (or its appropriate subsidiaries) shall not have performed and complied with its agreements and covenants contained in Section 6.1(b) and (c) or shall have failed to perform and comply with, in all material respects, its other agreements and covenants hereunder, and such failure to perform or comply shall not have been remedied within 20 days after receipt by the Company of notice in writing from Parent, specifying the nature of such failure and requesting that it be remedied; or (iii) the Board of Directors of the Company or any committee thereof (A) shall withdraw or modify in any manner adverse to Parent its approval or recommendation of this Agreement or the transactions contemplated herein, (B) shall fail to reaffirm such approval or recommendation upon Parent's request within two days of such request, (C) shall approve or recommend any acquisition of the Company or a material portion of its assets or any tender offer for the shares of capital stock of the Company, in each case by a party other than Parent or any of its affiliates, or (D) shall resolve to take any of the actions specified in clause (A), (B) or (C); or

            (g) by the Company prior to the approval of this Agreement by the shareholders of the Company, upon five days' prior notice to Parent, if the Company is not in breach of this Agreement and, as a result of an Alternative Proposal, the Board of Directors of the Company determines in good faith, that
(i) the Alternative Proposal is financially superior to the Merger and the third party making the Alternative Proposal has demonstrated that any necessary financing has been obtained or is, in the reasonable judgment of the Board of Directors of the Company, obtainable and (ii) based upon the advice of outside counsel and such other matters as the Company Board of Directors deems relevant, including, as appropriate, applicable provisions of state law and after giving effect to all concessions which may be offered by the other party pursuant to the proviso below, that failure to do so would likely result in a breach of its fiduciary duties under applicable law; PROVIDED, HOWEVER, that prior to any such termination, the Company shall, and shall cause its respective financial and legal advisors to, negotiate with Parent to attempt to make such adjustments in the terms and conditions of this Agreement as would enable the Company to proceed with the transactions contemplated herein.

            SECTION 8.2 EFFECT OF TERMINATION. Subject to SECTION 9.1(B), in the event of termination of this Agreement by either the Company or Parent pursuant to SECTION 8.1, there shall be no liability on the part of either the Company or Parent or their respective officers or directors hereunder, except that the agreement contained in the last sentence of SECTION 6.6; SECTION 6.15; SECTION 8.3; SECTION 9.8; and SECTION 9.9 shall survive the termination.

            SECTION 8.3 TERMINATION FEE; EXPENSES.

            (a) TERMINATION FEE UPON BREACH OR WITHDRAWAL OF APPROVAL. If this Agreement is terminated at such time that this Agreement is terminable pursuant to one (but not both) of (x) SECTION 8.1(E)(I) or (II) or (y) SECTION 8.1(F)(I) or (II), then (i) the breaching party shall promptly (but not later than five business days after receipt of notice from the non-breaching party) pay to the non-breaching party in cash an amount equal to all documented out-of-pocket expenses and fees incurred by the non-breaching party (including, without limitation, fees and expenses payable to all legal, accounting, financial, public relations and other professional advisors arising out of, in connection with or related to the Merger or the transactions contemplated by this Agreement) not in excess of $10 million ("EXPENSES"); PROVIDED, HOWEVER, that, if this Agreement is terminated by a party as a result of a willful breach by the other party, the non-breaching party may pursue any remedies available to it at law or in equity and shall, in addition to its out-of-pocket expenses (which shall be paid as specified above and shall not be limited to $10 million, be entitled to retain such additional amounts as such non-breaching party may be entitled to receive at law or in equity.

            (b) The Company shall pay Parent a fee of $33.5 million ("Termination Fee") and Expenses, upon the termination of this Agreement by Parent or the Company pursuant to SECTION 8.1(C) or by Parent pursuant to
SECTION 8.1(F)(III) or by the Company pursuant to SECTION 8.1(G); PROVIDED, HOWEVER, that in the event of termination under either Section 8.1(c) or Section 8.1(f)(iii), no payment of the Termination Fee or Expenses shall be required unless and until within two years of such termination the Company enters into a definitive agreement to consummate or consummates an Alternative Proposal, and, in the case of a termination pursuant to Section 8.1(c), there shall have been made and not withdrawn at the time of the Company Special Meeting an Alternative Proposal and, in the case of a termination pursuant to Section 8.1(f)(iii), there shall have been made and not withdrawn at the time of such termination an Alternative Proposal.

            (c) LIQUIDATED DAMAGES; PROMPT PAYMENT. The parties agree that the agreements contained in this SECTION 8.3 are an integral part of the transactions contemplated by the Agreement and constitute liquidated damages and not a penalty. If one party fails to pay promptly to the other any fee or expenses due hereunder, the defaulting party shall pay the reasonable costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of The Chase Manhattan Bank from the date such fee was required to be paid.

            SECTION 8.4 AMENDMENT. This Agreement may be amended by the Boards of Directors of the parties hereto, at any time before or after approval hereof by the shareholders of the Company and prior to the Effective Time, but after such approvals, no such amendment shall (i) alter or change the amount or nature of the Merger Consideration under ARTICLE II or (ii) alter or change any of the terms and conditions of this Agreement if any of the alterations or changes, alone or in the aggregate, would materially adversely affect the rights of holders of Company Common Stock, except for alterations or changes that could otherwise be adopted by the Board of Directors of the Company without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

            SECTION 8.5 WAIVER. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein, to the extent permitted by applicable law. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE IX

                               GENERAL PROVISIONS

            SECTION 9.1 NON-SURVIVAL; EFFECT OF REPRESENTATIONS AND WARRANTIES.
(a) All representations, warranties and agreements in this Agreement shall not survive the Merger, except as otherwise provided in this Agreement and except for the agreements contained in this SECTION 9.1 and in ARTICLE II, SECTION 6.10, SECTION 9.7, SECTION 9.8 and SECTION 9.9.

            (b) No party may assert a claim for breach of any representation or warranty contained in this Agreement (whether by direct claim or counterclaim) except in connection with the cancellation of this Agreement pursuant to SECTION 8.1(E)(I) or SECTION 8.1(F)(I) (or pursuant to any other subsection of SECTION 8.1, if the terminating party would have been entitled to terminate this Agreement pursuant to SECTION 8.1(E)(I) or SECTION 8.1(F)(I)).

            SECTION 9.2 BROKERS. The Company represents and warrants that, except for Warburg Dillon Read LLC whose fees have been disclosed to Parent prior to the date hereof, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. Parent represents and warrants that, except for Goldman, Sachs & Co. whose fees have been disclosed to the Company prior to the date hereof, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

            SECTION 9.3 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if (i) delivered personally, (ii) sent by reputable overnight courier service, (iii) delivered by facsimile transmission (with receipt confirmed) or (iv) five days after being mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            (a) If to the Company, to:

                    CMP Group, Inc.
                    83 Edison Drive
                    Augusta, Maine 04336
                    Attention: Anne M. Pare, Esq.
                               Treasurer, Corporate Counsel and Secretary

                    Telephone: (207) 623-3521
                    Telecopy:  (207) 621-4714
                    with a copy to:

                    Thelen Reid & Priest LLP
                    40 West 57th Street
                    New York, New York  10019
                    Attention: J. Michael Parish, Esq.

                    Telephone: (212) 603-2000
                    Telecopy:  (212) 603-2001

            (b) If to Parent, to:

                    Energy East Corporation
                    One Canterbury Green
                    P.O. Box 1196
                    Stamford, Connecticut 06901
                    Attention: Mr. Kenneth M. Jasinski
                    Executive Vice President and General Counsel

                    Telephone: (203) 325-0690
                    Telecopy:  (203) 325-1901

                    with a copy to:

                    Wachtell, Lipton, Rosen & Katz
                    51 West 52nd Street
                    New York, New York  10019
                    Attention: Seth A. Kaplan, Esq.

                    Telephone: (212) 403-1000
                    Telecopy:  (212) 403-2000

            SECTION 9.4 MISCELLANEOUS. This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof other than the Employment Agreements and the Confidentiality Agreement; (ii) shall not be assigned by operation of law or otherwise; and (iii) shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed in and to be fully performed in such State, without giving effect to its conflicts of law, rules or principles and except to the extent the provisions of this Agreement (including the documents or instruments referred to herein) are expressly governed by or derive their authority from the MBCA.

            SECTION 9.5 INTERPRETATION. When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section or Exhibit of this Agreement, respectively, unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Whenever the word "person" is used in this Agreement, it shall mean any individual, partnership, limited liability company, joint venture, corporation, trust, association, unincorporated organization, or governmental entity or any department or agency thereof.

            SECTION 9.6 COUNTERPARTS; EFFECT. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

            SECTION 9.7 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, except for rights of Indemnified Parties as set forth in Section 6.10, nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

            SECTION 9.8 WAIVER OF JURY TRIAL AND CERTAIN DAMAGES. Each party to this Agreement waives, to the fullest extent permitted by applicable law, (i) any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of this Agreement and (ii) without limiting the effect of
SECTION 8.3, any right it may have, other than in the case of a willful breach, to receive damages from any other party based on any theory of liability for any special, indirect, consequential (including lost profits) or punitive damages.

            SECTION 9.9 ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of New York or in New York state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of New York or any New York state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal or state court sitting in the State of New York.

            IN WITNESS WHEREOF, the Company, Parent and Merger Sub have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.


                               CMP GROUP, INC.


                               By: /s/ David T. Flanagan
                                  ----------------------------------------------
                                  Name:  David T. Flanagan
                                  Title: President and Chief Executive Officer


                               ENERGY EAST CORPORATION


                               By: /s/ Kenneth M. Jasinski
                                  ----------------------------------------------
                                  Name:  Kenneth M. Jasinski
                                  Title: Executive Vice President and General
                                         Counsel


                               EE MERGER CORP.


                               By: /s/ Kenneth M. Jasinski
                                  ----------------------------------------------
                                  Name:  Kenneth M. Jasinski
                                  Title: Secretary, Treasurer and Vice President

                                                                      APPENDIX B


                    [Letterhead of Warburg Dillon Read]



August 30, 1999



The Board of Directors
CMP Group Inc.
83 Edison Drive
Augusta, Maine  04336


Dear Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of CMP Group Inc. (the "Company") Common Stock of the Consideration (both as defined hereafter) to be received pursuant to the Agreement and Plan of Merger, dated June 14, 1999 (the "Agreement") by and among the Company, Energy East Corporation ("Parent"), and EE Merger Corp., a wholly-owned subsidiary of Parent ("Merger Sub"), pursuant to which Merger Sub shall be merged with and into the Company (the "Merger"). In the Merger, each issued and outstanding share of Company common stock, par value $5.00 per share (the "Common Stock") will be converted into the right to receive $29.50 in case, without interest (the "Consideration").

In arriving at our opinion, we have, among other things: (i) reviewed certain business and historical financial information related to the Company, (ii) reviewed certain financial forecasts and other data provided to us by the Company, particularly projections for calendar year 2000 which reflect the Company's operations following, and giving effect to, the sale by Central Maine Power Company of its generation assets, (iii) held discussions with members of the senior management of the Company with respect to the business and prospects of the Company, (iv) reviewed publicly available financial and stock market data of utilities which are, in our opinion, generally comparable to the Company, (v) reviewed the financial terms of certain transactions involving electric utilities which are, in our opinion, generally comparable to the Company, (vi) prepared a discounted cash flow analysis of the Company, (vii) reviewed the Agreement, and (viii) conducted such other financial studies, analyses and investigations, and considered such other information, as we deemed necessary or appropriate. In addition, at your direction, we held discussions with certain parties other than Parent to assess their possible interest in a transaction involving the Company.

In connection with our review, with your consent, we have not assumed any responsibility for independent verification of any of the foregoing information and have, with your consent, relied on its being complete and accurate in all material respects. In addition, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company or any of its subsidiaries, nor have we been furnished with any such evaluation or appraisal. With respect to the financial forecasts referred to above, we have, with your consent, assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management as to the future financial performance of the Company and that those estimates will be materially achieved in the amounts and at the times stated therein.

                                                                 August 30, 1999



Further, our opinion is based on economic, monetary and market conditions existing on the date hereof. We express no opinion as to such financial forecasts or the assumptions upon which they were based. Finally, we have also assumed that the Merger will be consummated in accordance with the Agreement.

Warburg Dillon Read has acted as financial advisor to the Board of Directors of the Company in connection with the Merger, for which we will receive a fee, a significant portion of which is contingent upon consummation of the Merger. In the ordinary course of business, we have traded the debt and equity securities of the Company for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

In rendering this opinion, we are not making any recommendation to the stockholders of the Company on how to vote with respect to the Merger or whether to accept the Consideration.

Based upon and subject to the foregoing, we are of the opinion, as of the date hereof, that the Consideration to be received by the holders of Common Stock in the Merger is fair, from a financial point of view, to such holders.


Very truly yours,



/s/ James H. Brandi                          /s/ Gregory K. Sawyer
-------------------------------------        -----------------------------------

           James H. Brandi                            Gregory K. Sawyer
          Managing Director                           Managing Director

                                                                      APPENDIX C

                             MAINE REVISED STATUTES
                   TITLE 13-A. MAINE BUSINESS CORPORATION ACT
                     CHAPTER 9. MERGERS AND CONSOLIDATIONS

SECTION 908. RIGHT OF SHAREHOLDERS TO DISSENT

    1. Except as provided in subsections 3 and 4, any shareholders of a domestic corporation, by complying with section 909, shall have the right to dissent from any of the following corporate actions:

        A. Any plan of merger or consolidation in which the corporation is participating; or

        B. Any sale or other disposition, excluding a mortgage or other security interest, of all or substantially all of the property and assets of the corporation not made in the usual and regular course of its business, including a sale in liquidation, but not including a sale pursuant to an order of a court having jurisdiction in the premises or a sale for cash on terms requiring that all or substantially all of the net proceeds of sale be distributed to the shareholders in accordance with their respective interests within one year after the date of sale; or

        C. Any other action as to which a right to dissent is expressly given by this Act.

    2. A shareholder may dissent as to less than all of the shares registered in his name. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.

    3. There shall be no right of dissent in the case of shareholders of the surviving corporation in a merger.

        A. If such corporation is, on the date of filing of the articles of merger, the owner of all the outstanding shares of the other corporations, domestic or foreign, which are parties to the merger, or

        B. If a vote of the shareholders of such surviving corporation was not necessary to authorize such merger.

    4. There shall be no right of dissent in the case of holders of any class or series of shares in any of the participating corporations in a merger or consolidation, which shares were, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting of shareholders at which the plan of merger or consolidation was to be voted on, either:
        A. Registered or traded on a national securities exchange; or

        B. Registered with the Securities and Exchange Commission pursuant to section 12(g) of the Act of Congress known as the Securities Exchange Act of 1934, as the same has been or may hereafter be amended, being Title 15 of the United States Code Annotated, section 78 I(g);

unless the articles of incorporation of that corporation provide that there shall be a right of dissent.

    5. The exceptions from the right of dissent provided for in subsection 3, paragraph B and in subsection 4 shall not be applicable to the holders of a class or series of shares of a participating corporation if, under the plan of merger or consolidation, such holders are required to accept for their shares anything, except:

        A. Shares of the surviving or new corporation resulting from the merger or consolidation, or such shares plus cash in lieu of fractional shares; or

        B. Shares, or shares plus cash in lieu of fractional shares, of any other corporation, which shares were, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting of shareholders at which the plan of merger or consolidation was acted upon, either:

           (1) Registered or traded on a national securities exchange; or

           (2) Held of record by not less than 2,000 shareholders; or

        C. A combination of shares, or shares plus cash in lieu of fractional shares, as set forth in paragraphs A and B.

                             MAINE REVISED STATUTES
                   TITLE 13-A. MAINE BUSINESS CORPORATION ACT
                     CHAPTER 9. MERGERS AND CONSOLIDATIONS

SECTION 909. RIGHT OF DISSENTING SHAREHOLDERS TO PAYMENT FOR SHARES

    1. A shareholder having a right under any provision of this Act to dissent to proposed corporate action shall, by complying with the procedure in this section, be paid the fair value of his shares, if the corporate action to which he dissented is effected. The fair value of shares shall be determined as of the day prior to the date on which the vote of the shareholders, or of the directors in case a vote of the shareholders was not necessary, was taken approving the proposed corporate action, excluding any appreciation or depreciation of shares in anticipation of such corporate action.

    2. The shareholder, whether or not entitled to vote, shall file with the corporation, prior to or at the meeting of shareholders at which such proposed corporate action is submitted to a vote, a written objection to the proposed corporate action. No such objection shall be required from any shareholder to whom the corporation failed to send notice of such meeting in accordance with this Act.

    3. If the proposed corporate action is approved by the required vote and the dissenting shareholder did not vote in favor thereof, the dissenting shareholder shall file a written demand for payment of the fair value of his shares. Such demand

        A. Shall be filed with the corporation or, in the case of a merger or consolidation, with the surviving or new corporation; and

        B. Shall be filed by personally delivering it, or by mailing it via certified or registered mail, to such corporation at its registered office within this State or to its principal place of business or to the address given to the Secretary of State pursuant to section 906, subsection 4, paragraph B; it shall be so delivered or mailed within 15 days after the date on which the vote of shareholders was taken, or the date on which notice of a plan of merger of a subsidiary into a parent corporation without vote of shareholders was mailed to shareholders of the subsidiary; and

        C. Shall specify the shareholder's current address; and

        D. May not be withdrawn without the corporation's consent.

    4. Any shareholder failing either to object as required by subsection 2 or to make demand in the time and manner provided in subsection 3 shall be bound by the terms of the proposed corporate action. Any shareholder making such objection and demand shall thereafter be entitled only to payment as in this section provided and shall not be entitled to vote or to exercise any other rights of a shareholder.

    5. The right of a shareholder otherwise entitled to be paid for the fair value of his shares shall cease, and his status as a shareholder shall be restored, without prejudice to any corporate proceedings which may have been taken during the interim.

        A. If his demand shall be withdrawn upon consent, or

        B. If the proposed corporate action shall be abandoned or rescinded, or the shareholders shall revoke the authority to effect such action, or

        C. If, in the case of a merger, on the date of the filing of the articles of merger the surviving corporation is the owner of all the outstanding shares of the other corporations, domestic and foreign, that are parties to the merger, or

        D. If no action for the determination of fair value by a court shall have been filed within the time provided in this section, or

        E. If a court of competent jurisdiction shall determine that such shareholder is not entitled to the relief provided by this section.

    6. At the time of filing his demand for payment for his shares, or within 20 days thereafter, each shareholder demanding payment shall submit the certificate or certificates representing his shares to the corporation or its transfer agent for notation thereon that such demand has been made; such certificates shall promptly be returned after entry thereon of such notation. A shareholder's failure to do so shall, at the option of the corporation, terminate his rights under this section, unless a court of competent jurisdiction, for good and sufficient cause shown, shall otherwise direct. If shares represented by a certificate on which notation has been so made shall be transferred, each new certificate issued therefor shall bear a similar notation, together with the name of the original dissenting holder of such shares, and a transferee of such shares shall acquire by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making demand for payment of the fair value thereof.

    7. Within the time prescribed by this subsection, the corporation, or, in the case of a merger or consolidation, the surviving or new corporation, domestic or foreign, shall give written notice to each dissenting shareholder who has made objection and demand as herein provided that the corporation action dissented to has been effected, and shall make a written offer to each such dissenting shareholder to pay for such shares at a specified price deemed by such corporation to be the fair value thereof. Such offer shall be made at the same price per share to all dissenting shareholders of the same class. The notice and offer shall be accompanied by a balance sheet of the corporation the shares of which the dissenting shareholder holds, as of the latest available date and not more than 12 months prior to the making of such offer, and a profit and loss statement of such corporation for the 12 months' period ended on the date of such balance sheet. The offer shall be made within the later of 10 days after the expiration of the period provided in subsection 3, paragraph B, for making demand, or 10 days after the corporate action is effected; corporate action shall be deemed effected on a sale of assets when the sale is consummated, and in a merger or consolidation when the articles of merger or consolidation are filed or upon which later effective date as is specified in the articles of merger or consolidation as permitted by this Act.

    8. If within 20 days after the date by which the corporation is required, by the terms of subsection 7, to make a written offer to each dissenting shareholder to pay for his shares, the fair value of such shares is agreed upon between any dissenting shareholder and the corporation, payment therefor shall be made within 90 days after the date on which such corporate action was effected, upon surrender of the certificate or certificates representing such shares. Upon payment of the agreed value the dissenting shareholder shall cease to have any interest in such shares.

    9. If within the additional 20-day period prescribed by subsection 8, one or more dissenting shareholders and the corporation have failed to agree as to the fair value of the shares:

        A. Then the corporation may, or shall, if it receives a demand as provided in subparagraph (1), bring an action in the Superior Court in the county in this State where the registered office of the corporation is located praying that the fair value of such shares be found and determined. If, in the case of a merger or consolidation, the surviving or new corporation is a foreign corporation without a registered office in this State, such action shall be brought in the county where the registered office of the participating domestic corporation was last located. Such action:

           (1) Shall be brought by the corporation, if it receives a written demand for suit from any dissenting shareholder, which demand is made within 60 days after the date on which the corporate action was effected; and if it receives such demand for suit, the corporation shall bring the action within 30 days after receipt of the written demand; or,

           (2) In the absence of a demand for suit, may at the corporation's election be brought by the corporation at any time from the expiration of the additional 20-day period prescribed by subsection 8 until the expiration of 60 days after the date on which the corporate action was effected;

        B. If the corporation fails to institute the action within the period specified in paragraph A, any dissenting shareholder may thereafter bring such an action in the name of the corporation;

        C. No such action may be brought, either by the corporation or by a dissenting shareholder, more than 6 months after the date on which the corporate action was effected;

        D. In any such action, whether initiated by the corporation or by a dissenting shareholder, all dissenting shareholders, wherever residing, except those who have agreed with the corporation upon the price to be paid for their shares, shall be made parties to the proceeding as an action against their shares quasi in rem. A copy of the complaint shall be served on each dissenting shareholder who is a resident of this State as in other civil actions, and shall be served by registered or certified mail, or by personal service without the State, on each dissenting shareholder who is a nonresident. The jurisdiction of the court shall be plenary and exclusive;

        E. The court shall determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, has satisfied the requirements of this section and is entitled to receive payment for his shares; as to any dissenting shareholder with respect to whom the corporation makes such a request, the burden is on the shareholder to prove that he is entitled to receive payment. The court shall then proceed to fix the fair value of the shares. The court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have such power and authority as shall be specified in the order of their appointment or an amendment thereof;

        F. All shareholders who are parties to the proceeding shall be entitled to judgment against the corporation for the amount of the fair value of their shares, except for any shareholder whom the court shall have determined not to be entitled to receive payment for his shares. The judgment shall be payable only upon and concurrently with the surrender to the corporation of the certificate or certificates representing such shares. Upon payment of the judgment, the dissenting shareholder shall cease to have any interest in such shares;

        G. The judgment shall include an allowance for interest at such rate as the court may find to be fair and equitable in all the circumstances, from the date on which the vote was taken on the proposed corporate action to the date of payment. If the court finds that the refusal of any shareholder to accept the corporate offer of payment for his shares was arbitrary, vexatious or not in good faith, it may in its discretion refuse to allow interest to him;

        H. The costs and expenses of any such proceedings shall be determined by the court and shall be assessed against the corporation, but all or any part of such costs and expenses may be apportioned and assessed as the court may deem equitable against any or all of the dissenting shareholders who are parties to the proceeding to whom the corporation shall have made an offer to pay for the shares, if the court shall find that the action of such shareholders in failing to accept such offer was arbitrary or vexatious or not in good faith. Such expenses shall include reasonable compensation for and reasonable expenses of the appraisers, but shall exclude the fees and expenses of counsel for any party and shall exclude the fees and expenses of experts employed by any party, unless the court otherwise orders for good cause. If the fair value of the shares as determined materially exceeds the amount which the corporation offered to pay therefor, or if no offer was made, the court in its discretion may award to any shareholder who is a party to the proceeding such sum as the court may determine to be reasonable compensation to any expert or experts employed by the shareholder in the proceeding, and may, in its discretion, award to any shareholder all or part of his attorney's fees and expenses; and

        I. At all times during the pendency of any such proceeding, the court may make any and all orders which may be necessary to protect the corporation or the dissenting shareholders, or which are otherwise just and equitable. Such orders may include, without limitation, orders:

           (1) Requiring the corporation to pay into court, or post security for, the amount of the judgment or its estimated amount, either before final judgment or pending appeal;

           (2) Requiring the deposit with the court of certificates representing shares held by the dissenting shareholders;

           (3) Imposing a lien on the property of the corporation to secure the payment of the judgment, which lien may be given priority over liens and incumbrances contracted after the vote authorizing the corporate action from which the shareholders dissent;

           (4) Staying the action pending the determination of any similar action pending in another court having jurisdiction.

    10. Shares acquired by a corporation pursuant to payment of the agreed value therefor or to payment of the judgment entered therefor, as in this section provided, may be held and disposed of by such corporation as in the case of other treasury shares, except that, in the case of a merger or consolidation, they may be held and disposed of as the plan of merger or consolidation may otherwise provide.

    11. The objection required by subsection 2 and the demand required by subsection 3 may, in the case of a shareholder who is a minor or otherwise legally incapacitated, be made either by such shareholder, notwithstanding his legal incapacity, or by his guardian, or by any person acting for him as next friend. Such shareholder shall be bound by the time limitations set forth in this section, notwithstanding his legal incapacity.

    12. Appeals shall lie from judgments in actions brought under this section as in other civil actions in which equitable relief is sought.

    13. No action by a shareholder in the right of the corporation shall abate or be barred by the fact that the shareholder has filed a demand for payment of the fair value of his shares pursuant to this section.

                                DETACH HERE


                                   PROXY

                               CMP GROUP, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                            (COMMON SHAREHOLDERS)

The undersigned shareholder hereby appoints Arthur W. Adelberg and David E. Marsh, and either of them, proxies, with power of substitution, to vote all shares that the undersigned is entitled to vote at the special meeting of the CMP Group, Inc. shareholders to be held on October 7, 1999, at 2:00 p.m. local time, at The Portland Marriott, 200 Sable Oaks Drive, South Portland, Maine, and at any adjournments, on the proposal described in the accompanying proxy statement as marked on the reverse side, and in their discretion on any other matters that may properly come before the meeting or any adjournment. If this proxy is properly signed, your shares will be voted as you directed by marking the box on the reverse side. IF NO DIRECTION IS GIVEN, YOUR SHARES WILL BE VOTED FOR PROPOSAL 1 ON THE REVERSE SIDE.
              ---

----------------                                                      ----------------
SEE REVERSE SIDE    CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE SIDE
----------------                                                      ----------------

CMP GROUP, INC.
c/o EquiServe
P.O. Box 8040
Boston, MA 02266-8040


                                   [graphic]


                                  DETACH HERE


/X/  Please mark vote as in this example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1
                                         ---

1. Proposal to approve the Agreement and Plan of Merger among CMP Group, Inc., Energy East Corporation and EE Merger Corp.

   FOR           AGAINST         ABSTAIN
   / /             / /             / /





MARK HERE IF YOU PLAN TO ATTEND THE MEETING  / /

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  / /

Please date, sign exactly as name(s) appear at left, and return promptly in enclosed envelope. If signing for a corporation or partnership, sign in that name and indicate your title. If signing as attorney, executor, guardian, trustee or custodian, please add your title.

Signature:                 Date:        Signature:                Date:
          -----------------     -------           ----------------     ------